     As Filed with the Securities and Exchange Commission on April 20, 1999


                                                       Registration No. 33-57020

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         Post-Effective Amendment No. 9
                                       to
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF l933



               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                           (Exact name of registrant)


                                    MICHIGAN
         (State or Other Jurisdiction of Incorporation or Organization)



                             500 N. Woodward Avenue
                        Bloomfield Hills, Michigan 48304
              (Address of depositor's principal executive offices)
                                 (416) 926-6700



                                                    (Primary Standard Industrial
(I.R.S. Employer Number)                             Classification Code Number)
     23-2030787                                                 6311



       JAMES D. GALLAGHER, ESQ.                          Copy to:
     Secretary and General Counsel                   J. Sumner Jones
   The Manufacturers Life Insurance                Jones & Blouch L.L.P.
          Company of America                            Suite 405W
           73 Tremont Street                  1025 Thomas Jefferson Street, N.W.
           Boston, MA 02108                      Washington, D.C. 20037-0805
(Name and Address of Agent for Service)

               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                       Registration Statement on Form S-1
                        Cross-Reference Sheet Required by
                            Regulation S-K, Item 501




Form S-1
Item No.      Caption                                                     Prospectus Heading

1             Forepart of the Registration Statement and Outside Front    Cover Pages
              Cover Page of Prospectus
2             Inside Front and Outside Back Cover Pages of Prospectus     Cover Pages
3             Summary Information, Risk Factors and Ratio of Earnings     Summary of Policies
              to Fixed Charges
4             Use of Proceeds                                             General Information about
                                                                          Manufacturers Life of America;
                                                                          General Information about
                                                                          Manufacturers Life of America's
                                                                          Separate Accounts; General
                                                                          Information about Manufacturers
                                                                          Investment Trust
5             Determination of Offering Price                             Not applicable
6             Dilution                                                    Not applicable
7             Selling Security Holders                                    Not applicable
8             Plan of Distribution                                        Other Matters ("Sale of the
                                                                          Policies")
9             Description of Securities to be Registered                  General Information about
                                                                          Manufacturers Life of America's
                                                                          Separate Accounts; General
                                                                          Information about NASL Series
                                                                          Trust; Description of the
                                                                          Policies; Other Matters
10            Interests of Named Experts and Counsel                      Not applicable
11            Information with Respect to the Registrant                  General Information about
                                                                          Manufacturers Life of America;
                                                                          Additional Information About
                                                                          Manufacturers Life of America
12            Disclosure of Commission Position on Indemnification        Not applicable
              for Securities Act Liabilities

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

                                [LIFESTYLE LOGO]

                        LIFESTYLE FROM MANULIFE FINANCIAL

                                 PROSPECTUS FOR

                             MULTI-ACCOUNT FLEXIBLE
                            PAYMENT VARIABLE ANNUITY

                                    ISSUED BY

                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA



                               PRINTED May 1, 1999

                                PROSPECTUS [LOGO]
                        LIFESTYLE FROM MANULIFE FINANCIAL



               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA



                         MULTI-ACCOUNT FLEXIBLE PAYMENT
                            VARIABLE ANNUITY POLICIES



         This prospectus describes Multi-Account Flexible Payment Variable Annuity Policies (the "Policies" or "Policy"). The Manufacturers Life Insurance Company of America ("Manufacturers Life of America" or the "Company") issues the Policies in connection with retirement plans that may or may not be entitled to special income tax treatment. Although the Company is not currently issuing new Policies, existing Policyowners may continue to make purchase payments.



- Policyowners may allocate purchase payments among three types of accounts: the Variable Accounts, the Guaranteed Interest Account and, in some jurisdictions, the Fixed Accounts.



- The Variable Accounts are sub-accounts of the Company's Separate Account Two. The Company invests the assets of each sub-account in shares of a corresponding investment portfolio ("Portfolio") of Manufacturers Investment Trust (sometimes referred to as the "Trust"). The accompanying Trust prospectus describes the Portfolios currently available to Policyholders. These are:



-        Emerging Small Company Trust        Quantitative Equity Trust
-        Balanced Trust                      Real Estate Securities Trust
-        Investment Quality Bond Trust       International Stock Trust
-        Money Market Trust                  Pacific Rim Emerging Markets Trust



- Purchase payments allocated to the Guaranteed Interest Account earn interest at an annual rate which the Company can reset daily but which it guarantees will not to be less than 3%.



- Purchase payments allocated to the Fixed Accounts earn a fixed rate of interest only if held to maturity. The Company holds Fixed Account Value in either its Separate Account A or its General Account.



-        The Company makes annuity payments on a fixed basis only.



Prior to the Annuity Commencement Date, the Company will furnish each Policyowner at least annually a report showing certain account information including unit values, current rates, current purchase payments allocations and cash surrender value. In addition, reports that include financial statements of the Trust and information about the investment holdings of its various Portfolios will be sent semi-annually.



PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS

INFORMATION ABOUT THE POLICIES AND THE COMPANY THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.



THE POLICIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



Additional information about the Policies and the Registrant has been filed with the SEC. The SEC maintains a Web cite (http://www.sec.gov) that contains such information including material incorporated by reference and other information regarding registrants that file electronically.



               HOME OFFICE:                       SERVICE OFFICE:
    The Manufacturers Life Insurance     The Manufacturers Life Insurance
            Company of America                   Company of America
        500 N. Woodward Avenue                  200 Bloor Street East
    Bloomfield Hills, Michigan 48304      Toronto, Ontario, Canada M4W 1E5



    Telephone: 1-800-827-4546



                               (1-800-VARILIN[E])



                         The date of this prospectus is
                                 May 1, 1999.

PROSPECTUS CONTENTS




SUMMARY OF POLICIES                                                           5
POLICYOWNER INQUIRIES                                                         7
EXPENSE TABLE                                                                 7
CONDENSED FINANCIAL INFORMATION                                               9
GENERAL INFORMATION ABOUT MANUFACTURERS LIFE
         OF AMERICA                                                          11
         Manufacturers Life of America and Manufacturers Life                12
         General Information about Manufacturers Life
            Of America's Separate Accounts                                   12
         Manufacturers Life of America's Separate Account
            Two:  The Variable Accounts                                      12
         General Information About Manufacturers Investment Trust            12
INVESTMENT OBJECTIVES AND CERTAIN POLICIES
         OF THE PORTFOLIOS                                                   13
DESCRIPTION OF THE POLICIES                                                  14
         Purchasing A Policy                                                 15
         "Free Look" Right                                                   15
         Restrictions Applicable To Purchase Payments                        15
         Policy Value                                                        15
           The Fixed Accounts                                                16
           The Guaranteed Interest Account                                   17
           The Variable Accounts                                             17
         Annuity Value Guarantee                                             18
         Transfers of Policy Value                                           18
           Dollar Cost Averaging                                             19
           Asset Allocation Balancer                                         19
         Surrender Or Withdrawal Rights                                      19
         Special Policy Access                                               20
         Provision on Death                                                  20
           Survivor Benefit Amount                                           21
           Joint Ownership                                                   21
           Death of the Policyowner                                          21
           Death of the Annuitant                                            22
         Commencement of Annuity Payments                                    23
         Substitution or Portfolio Shares                                    23
         Policy Charges                                                      23
           Withdrawal Charge                                                 23
           Record-Keeping Charge                                             23
           Dollar Cost Averaging Charge                                      25
           Special Policy Access Charge                                      25
           Premium Tax Deduction                                             25
           Mortality And Expense Risks                                       25
           Charges                                                           26
           Administration Charge                                             26
         Market Value Adjustment                                             26
OTHER GENERAL POLICY PROVISIONS                                              26
         Deferral of Payments                                                27
         Annual Statements                                                   27
         Rights of Ownership                                                 28
         Beneficiary                                                         29
         Modification                                                        29



FEDERAL TAX MATTERS                                                          29

         Taxation of Manufacturers Life of America                           29
         Tax Treatment of the Policies                                       29
         Purchase of Policies by Qualified Plans                             31
ADDITIONAL INFORMATION ABOUT MANUFACTURERS
         LIFE OF AMERICA                                                     32
         Description of Business                                             32
         Responsibilities Assumed By Manufacturers Life                      33
         Selected Financial Data                                             33
         Management Discussion and Analysis of Financial Condition
           Results of Operations                                             34
         Executive Officers and Directors                                    42
         Executive Compensation                                              45
         Legal Proceedings                                                   52
         State Regulations                                                   52
OTHER MATTERS                                                                53
         Special Provisions For Group or Sponsored Arrangements              53
         Sale of the Policies                                                53
         Voting Rights                                                       54
         Further Information                                                 54
         Independent Auditors                                                54
         Performance and Other Comparative Information                       54
         Advertising Performance of Variable Accounts                        55
         Exchange Offer
DEFINITIONS
APPENDIX A
         Annuity Options
APPENDIX B 87
         Sample Calculations Of Market Value Adjustments
           And Withdrawal Charges
FINANCIAL STATEMENTS





THIS PROSPECTUS IS NOT AN OFFER TO SELL THE POLICIES AND IS NOT SOLICITING AN OFFER TO BUY THE POLICIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMARY OF POLICIES



OVERVIEW OF THE POLICIES. The Policies provide a flexible investment program for accumulating amounts under retirement plans which receive favorable federal income tax treatment pursuant to sections 401 or 408 of the Internal Revenue Code of 1986, as amended (the "Code") ("Qualified Policies"), or under plans and trusts not entitled to any special tax treatment ("Nonqualified Policies"). Under the Policies, the Policyowner makes purchase payments to the Company over a period of time (the "Accumulation Period") and then, beginning on a date selected by the Policyowner (the "Elected Annuity Date"), the Company makes periodic annuity payments to the person designated by the Policyowner to receive such payments. The Company generally issues the Policies to persons up to age 75 and offers the Policies both on an individual basis and in connection with group or sponsored arrangements. See Description of the Policies -- "Purchasing A Policy".



PURCHASE PAYMENTS. The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). Subsequent purchase payments must be at least $500. The Company may alter these minimum payment amounts on 90 days written notice to the Policyowner. It may also institute a pre-authorized payment plan which provides for automatic monthly deductions and which may permit smaller payments.



FUNDING ARRANGEMENTS. The Policyowner may allocate purchase payments among three types of accounts: the Variable Accounts, the Guaranteed Interest Account and, in some jurisdictions, the Fixed Accounts.



- The Variable Accounts are sub-accounts of the Company's Separate Account Two. The Company invests the assets of each sub-account in shares of a corresponding Portfolio of the Manufacturers Investment Trust (sometimes referred to as the "Trust"). The Company may in the future add sub-accounts and Portfolios to those currently available to Policyowners.



- Purchase payments allocated to the Guaranteed Interest Account earn interest at a rate which the Company can reset daily but which the Company guarantees will not to be less than 3% per annum.



- Purchase payments allocated to the Fixed Accounts earn a fixed rate of interest only if held to maturity.



ALLOCATION OF PURCHASE PAYMENTS. The Policyowner may specify how purchase payments are to be allocated among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account. Allocations are made as a percentage of Net Purchase Payments. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal 100. The Policyowner may change the specified allocation of Net Purchase Payments at any time without charge. If no allocation is specified, the Company will allocate purchase payments as set forth in the Policyowner's previous allocation request. See Description of the Policies -- "Restrictions Applicable To Purchase Payments".



ANNUITY PAYMENTS. The Company makes annuity payments on a fixed basis only beginning on the Elected Annuity Date. The Policyowner may change the Elected Annuity Date to any date so long as annuity payments will begin by the end of the year in which the Annuitant reaches age 85 or, under some Qualified Policies, no later than April 1 following the year in which the Annuitant reaches age 70. The Annuitant is the person upon whose life annuity payments are based. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, the Company will pay the Policy Value to the Policyowner in a single sum. See Description of the Policies --"Commencement of Annuity Payments".



SURRENDERS OR WITHDRAWALS. At any time prior to the Annuity Commencement Date, a Policyowner may fully surrender the Policy for, or make a cash withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal charge and record-keeping charge, and adjusted for any Market Value Adjustment. A full surrender or cash withdrawal may be subject to a tax penalty. (See "Tax Treatment Of The Policies".) The minimum cash withdrawal that a Policyowner may request at any one time is $500. Some Qualified Policies contain restrictions on withdrawal rights. See Description of the Policies -- "Surrender Or Withdrawal Rights".

TRANSFERS. Subject to certain restrictions, a Policyholder may transfer amounts at any time among the Guaranteed Interest Account, the Variable Accounts and the Fixed Accounts (see Description of the Policies -- "Transfers of Policy Value").



-        Transfers into the accounts may be made in any amount.



-        Transfers from Fixed Accounts may be subject to a Market Value
         Adjustment.



- Transfers from any account of less than the entire account value must be at least $500, including transfers under the Dollar Cost Averaging program; this restriction does not apply to transfers which are made pursuant to the Asset Allocation Balancer program or which are designed to change percentage allocations of assets among accounts.



- Transfers from the Guaranteed Interest Account are limited in any one Policy Year to the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy Anniversary.



CHARGES AND DEDUCTIONS.



         DEDUCTIONS FROM PURCHASE PAYMENTS. There is no deduction from purchase payments for sales expenses. The Company may deduct any applicable premium taxes attributable to the Policies (currently such taxes range from 0% to 3.5%).



         WITHDRAWAL CHARGES. The Company may impose a withdrawal charge (contingent deferred sales charge)if the Policyowner fully surrenders or makes a partial withdrawal under a Policy. The withdrawal charge is a percentage of the total surrender or withdrawal amount (the "Gross Withdrawal Amount"). The applicable percentage will depend upon the date of the purchase payment to which the Gross Withdrawal Amount is attributed. The maximum withdrawal charge is 8% of the Gross Withdrawal Amount, decreasing over time until, beginning in the seventh year after the purchase payment was made, it is 0%. The withdrawal charge may in no event exceed 8% of the total purchase payments made. The Gross Withdrawal Amount will also be adjusted by any applicable Market Value Adjustment and reduced by any applicable record-keeping charges or withholding taxes.



         MARKET VALUE ADJUSTMENT. When the Policyowner does not maintain amounts allocated to a Fixed Account until the last day of a Guarantee Period (the "Maturity Date") for that account, whether as a result of a surrender, partial withdrawal, transfer or the Annuity Commencement Date, the Company will apply a Market Value Adjustment. The Market Value Adjustment may cause a deduction from, or an addition to, the amounts surrendered, withdrawn, transferred or annuitized. In an investment environment of rapidly increasing interest rates, the Market Value Adjustment could cause the amount available from a Fixed Account upon surrender, withdrawal, transfer or on the Annuity Commencement Date to be substantially less than the amount allocated to that Fixed Account.



         RECORD-KEEPING CHARGE. The Company will deduct a record-keeping charge equal to 2% of the Policy Value, up to a maximum of $30, on the last day of each Policy Year or on the date of a full surrender made before the end of a Policy Year.



         MORTALITY AND EXPENSE RISKS AND ADMINISTRATION CHARGES. The Company will deduct(i)mortality and expense risks charges and (ii) an administration charge. Mortality and expense risks charges are deducted daily at an annual rate of .80% of assets of Separate Account Two, and monthly, at the beginning of each Policy Month, at an annual rate of .45% of the sum of the values of a Policy's interest in the sub-accounts of Separate Account Two ("Variable Policy Value") and the Fixed Accounts (prior to any application of any Market Value Adjustment). The administration charge is deducted daily at an annual rate of
 .20% of the assets of Separate Account Two.



         TRANSFER CHARGES. There is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000. The Company otherwise charges $5 per transfer.



         FREE LOOK RIGHT. Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Company's Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments, the Company will refund the Policy Value plus or minus any applicable Market Value Adjustment.



POLICYOWNER INQUIRIES



Policyowners should address all communications or inquiries relating to a Policy to the Company's Service Office at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5 (telephone: 1-800-827-4546 (1-800-VARILINE)). All notices and elections under a Policy must be received at that Service Office to be effective.



EXPENSE TABLE



The following table and example illustrate the various costs and expenses that a Policyowner will bear directly or indirectly. The table reflects expenses of Separate Account Two, the Fixed Accounts and the Trust. It does not reflect any deduction made to cover any premium taxes attributable to a Policy. Such taxes may be as much as 3.50% depending on the law of the applicable state or local jurisdiction. In addition, although the table does not reflect any charge for the Special Policy Access feature, the Company reserves the right to charge an administrative fee not to exceed $150 for withdrawal under this provision. However, currently no charge is imposed. THE EXAMPLE INCLUDED IN THE TABLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



                                  EXPENSE TABLE




                                                                           NUMBER OF
                                                                        COMPLETE POLICY
                                                                          YEARS SINCE
                                                                            PURCHASE
                                                                            PAYMENT              WITHDRAWAL
                                                                            WAS MADE               CHARGE
1.       POLICY AND TRANSACTION CHARGES
     (CONTRACTOWNER TRANSACTION EXPENSES):

     (a)  Withdrawal Charge (contingent deferred sales charge)               0-2.99                  8.00%
           (as a percentage of the lesser of amount surrendered or             3                     6.00%
           purchase payments)(1):                                              4                     4.00%
                                                                               5                     2.00%
                                                                             6 or more                None

     (b)  Record-Keeping Charge                                                                      $  30(2)

     (c)  Dollar Cost Averaging Charge (if selected and applicable)(3)                               $   5

                                                                                                 ANNUAL RATE
2.   MORTALITY AND EXPENSE RISKS CHARGE
     (a)  Variable (Separate) Accounts
           - Charged daily as a percentage of average Variable Account
                Values(4)
                                                                                                     0.80%
           - Charged monthly as a percentage of the policy month-start
                Variable Account Value and Fixed Account Value                                       0.45%
                                                                                                     -----
                                                                                                     1.25%
     (b)  Fixed Accounts
           - Charged monthly as a percentage of the policy month-start
                Fixed Account Assets                                                                 0.45%
     (c)  Guaranteed Interest Account                                                                0.00%


3.   OTHER SEPARATE ACCOUNT (ANNUAL) EXPENSES
     Charge for administration charged daily as a percentage of average
       Variable Account Values                                                                       0.20%
                                                                                                     -----
TOTAL SEPARATE ACCOUNT AND OTHER ASSET BASED CHARGES                                                 1.45%(5)

4.  MANUFACTURERS INVESTMENT TRUST ANNUAL EXPENSES
  (AFTER APPLICABLE FEE WAIVERS AND EXPENSE REIMBURSEMENTS):
    As a percentage of underlying Trust's average net assets



                                                           INVESTMENT                  TOTAL
                                                           MANAGEMENT    OTHER         TRUST
PORTFOLIO                                                     FEES      EXPENSES*     EXPENSES
---------                                                 ----------    ---------    ---------
Pacific Rim Emerging Markets Trust                           0.850%       0.360%       1.210%
Emerging Small Company Trust                                 1.050%       0.050%       1.100%
International Stock Trust                                    1.050%       0.200%       1.250%
Quantitative Equity Trust (formerly Common Stock Fund)       0.700%       0.060%       0.760%
Real Estate Securities Trust                                 0.700%       0.060%       0.760%
Balanced Trust                                               0.800%       0.070%       0.870%
Investment Quality Bond Trust                                0.650%       0.070%       0.720%
Money Market Trust                                           0.500%       0.120%       0.620%



        * Other Expenses include custody fees, registration fees, legal fees, audit fees, trustees' fees, insurance fees and other miscellaneous expenses. The Trust's investment adviser, Manufacturers Securities Services, LLC ("MSS") has agreed pursuant to its advisory agreement with the Trust to reduce its advisory fee or reimburse the Trust to the extent that such other expenses (excluding taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of business) exceed .75% in the case of the International Stock Trust and Pacific Rim Emerging Markets Trust and, in the case of each of the other Portfolios listed above, .50% of the average annual net assets of such Portfolio. These expense limitations, which will continue in effect from year to year unless otherwise terminated by MSS on notice to the Trust, did not come into play during the year ended December 31, 1998.



(1) The withdrawal charge decreases over time depending on the number of complete Policy Years elapsed since the date of the purchase payment to which the Company attributes the withdrawal. Under the free withdrawal provision, the Policyowner may withdraw in any Policy Year after the first up to 10% of the Policy Value as of the most recent Policy Anniversary free of the withdrawal charge. In addition, a Market Value Adjustment may cause a deduction from or addition to amounts withdrawn from the Fixed Accounts.



(2) The Company will deduct a record-keeping charge of 2% of the Policy Value up to a maximum of $30 during the Accumulation Period on the last day of a Policy Year. The Company will also deduct such charge upon full surrender of a Policy on a date other than the last day of a Policy Year.



(3) Transfers pursuant to the optional Dollar Cost Averaging program are free if Policy Value exceeds $15,000 at the time of the transfer, but otherwise incur a $5 charge.



(4) The Company will deduct daily a mortality and expense risks charge at an annual rate of .80% of the assets of Separate Account Two, and will deduct monthly a mortality and expense risks charge at an annual rate of .45% of the sum of Variable Policy Value and Fixed Account Value.



(5) The total charges shown include all of the charges described in "2." And "3." above except for the Fixed Accounts charge of 0.45%.





EXAMPLE(6)



If you surrender your Policy at the end of the applicable time period:

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:





                                        1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                        ------    -------    -------    --------
MANUFACTURERS INVESTMENT TRUST
PACIFIC RIM EMERGING MARKETS TRUST       $101       $162       $185       $307
EMERGING SMALL COMPANY TRUST             $100       $159       $180       $296
INTERNATIONAL STOCK TRUST                $102       $163       $187       $310
QUANTITATIVE EQUITY TRUST                $ 97       $149       $163       $262
REAL ESTATE SECURITIES TRUST             $ 97       $149       $163       $262
BALANCED TRUST                           $ 98       $152       $169       $273
INVESTMENT QUALITY BOND TRUST            $ 97       $148       $161       $258
MONEY MARKET TRUST                       $ 96       $145       $157       $248




If you do NOT surrender your Policy or if you annuitize at the end of the applicable time period:



You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:




                                        1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                        ------    -------    -------    --------
MANUFACTURERS INVESTMENT TRUST
PACIFIC RIM EMERGING MARKETS TRUST       $ 28       $ 85       $145       $307
EMERGING SMALL COMPANY TRUST             $ 27       $ 82       $139       $296
INTERNATIONAL STOCK TRUST                $ 28       $ 86       $147       $310
QUANTITATIVE EQUITY TRUST                $ 23       $ 71       $122       $262
REAL ESTATE SECURITIES TRUST             $ 23       $ 71       $122       $262
BALANCED TRUST                           $ 24       $ 75       $128       $273
INVESTMENT QUALITY BOND TRUST            $ 23       $ 70       $120       $258
MONEY MARKET TRUST                       $ 22       $ 67       $115       $248




(6) In this example, the $30 annual record-keeping charge has been reflected in the calculation of annual expenses by converting it to a percentage charge. In converting the charge to a percentage, an average account size of $40,000 was used. The 10% free withdrawal has been incorporated where applicable.



     Information concerning charges assessed under the Policies is set forth below. See Description of the Policies -- "Policy Charges". Information concerning the management fees paid by the Trust is provided under the caption "Management of the Trust" in the accompanying Trust prospectus.



CONDENSED FINANCIAL INFORMATION

                    SCHEDULE OF ACCUMULATION UNIT VALUES AND
                         ACCUMULATION UNITS OUTSTANDING


The following table sets forth accumulation unit values. These are accounting data which do not reflect the impact of the following charges (which are not deducted as part of the calculation of accumulation unit values): withdrawal charges, record-keeping charges, the portion of the mortality and expense risk charges deducted monthly, deductions for premium taxes (if any), Dollar Cost Averaging, or Special Policy Access transactions. ACCORDINGLY, THE CHANGE IN ACCUMULATION UNIT VALUES OVER TIME SHOULD NOT BE VIEWED AS AN ACCURATE MEASURE OF THE INVESTMENT PERFORMANCE OF SEPARATE ACCOUNT TWO.

            FOR THE PERIOD NOVEMBER 3, 1987 THROUGH DECEMBER 31, 1998
                                  SUB-ACCOUNTS




                          EMERGING SMALL COMPANY TRUST
                     (FORMERLY EMERGING GROWTH EQUITY FUND)



                            1987    1988       1989      1990      1991        1992      1993        1994        1995
                           ------  -------    ------   -------    -------    ---------  --------  ----------  -----------
November 3 (Commencement)  $10.00
January 1 value                    $ 10.87    $12.58   $ 17.72    $ 14.93    $   25.33  $  30.55  $    37.47  $     35.58
December 31 value          $10.87  $ 12.58    $17.72   $ 14.93    $ 25.33    $   30.55  $  37.47  $    35.58  $     45.01

December 31 units             329   11,285     2,539    41,687     76,705      288,277   874,970   1,454,901    1,670,956



                             1996                1997                1998
                        -------------       -------------       -------------
January 1 value         $       45.01       $       46.79       $       54.27
December 31 value       $       46.79       $       54.27       $       53.77
December 31 units           1,681,075           1,423,816           1,153,371





                                 BALANCED TRUST
                         (FORMERLY BALANCED ASSETS FUND)



                      1987       1988       1989        1990         1991         1992           1993          1994          1995
                      ----       ----       ----        ----         ----         ----           ----          ----          ----
November 3
 (Commencement)      $ 10.00
January 1 value                 $ 10.20    $ 10.87    $  13.06     $  13.13     $  16.04     $    16.87    $    18.70    $    17.75
December 31 value    $ 10.20    $ 10.87    $ 13.06    $  13.13     $  16.04     $  16.87     $    18.70    $    17.75    $    21.91
December 31 units      1,645     21,509     47,074     118,664      201,901      515,812      1,293,922     2,001,928     2,189,632




                       1996         1997        1998
                    ---------    ---------   ---------
January 1 value     $   21.91   $   23.98   $    27.96
December 31 value   $   23.98   $   27.96   $    31.63

December 31 unit    2,312,513    2,198,485   1,874,571





                               MONEY MARKET TRUST
                          (FORMERLY MONEY-MARKET FUND)



                        1987     1988      1989       1990        1991        1992        1993       1994         1995
                       -----    ------    ------    -------     -------     -------     -------     -------    ---------
November 3
 (Commencement)      $ 10.00
January 1 value  n             $ 10.07   $ 10.68   $  11.51   $   12.28   $   12.84   $   13.15   $   13.37   $    13.75
December 31 value    $ 10.07   $ 10.68   $ 11.51   $  12.28   $   12.84   $   13.15   $   13.37   $   13.75   $    14.38
December 31 units      7,161    23,091    32,907    160,484     122,681     176,160     328,922     918,869    1,290,129



                          1996             1997             1998
                     -------------    -------------    -------------
January 1 value      $       14.38    $       14.95    $       15.57
December 31 value    $       14.95    $       15.57    $       16.20
December 31 units        1,375,204        1,225,881        1,505,191




                            QUANTITATIVE EQUITY TRUST
                          (FORMERLY COMMON STOCK FUND)

                      1987        1988     1989      1990       1991       1992       1993       1994       1995
                     ------      -----    ------    ------     ------    -------     -------    -------    ------
November 3
  (Commencement)     $ 10.00
January 1 value                $ 10.43  $  11.35   $ 14.68   $  13.94   $  17.97   $  18.88    $ 21.19    $ 20.10
December 31 value    $ 10.43   $ 11.35  $  14.68   $ 13.94   $  17.97   $  18.88   $  21.19    $ 20.10    $ 25.72
December 31 units        709     7,257    20,202    43,044     78,327    194,079     485,195    803,568    977,871




                          1996             1997             1998
                     -------------    -------------    -------------
January 1 value      $       25.72    $       30.03    $       38.60
December 31 value    $       30.03    $       38.60    $       46.28
December 31 units        1,274,256        1,317,902        1,141,084





                          REAL ESTATE SECURITIES TRUST
                     (FORMERLY REAL ESTATE SECURITIES FUND)



                        1987          1988         1989        1990        1991        1992     1993        1994
                        -----        ------       ------      ------      ------     -------   -------   ---------
November 3
 (Commencement)      $  10.00
January 1 value                    $  9.99      $  11.05    $  11.95   $   11.30   $   15.78  $  18.96  $    23.01
December 31 value    $   9.99      $ 11.05      $  11.95    $  11.30   $   15.78   $   18.96  $  23.01  $    22.16
December 31 units       1,642        12,733       17,676      17,834      24,956     134,707   711,630   1,205,880




                         1995             1996             1997             1998
                     ------------     ------------     ------------     ------------
January 1 value      $      22.16     $      25.26     $      33.68     $      39.48
December 31 value    $      25.26     $      33.68     $      39.48     $      32.66
December 31 units       1,149,409        1,190,829        1,251,505          912,392




                            INTERNATIONAL STOCK TRUST
                          (FORMERLY INTERNATIONAL FUND)



                                  1994         1995            1996           1997           1998
                                 ------       -------        -------        -------        -------
October 4 (Commencement)    $     10.00
January 1 value                           $      9.72    $     10.71    $     11.71    $     11.76
December 31 value           $      9.72   $     10.71    $     11.71    $     11.76
                                                                                       $     13.38
December 31 units                89,180       354,776        652,940        749,834        637,687





                       PACIFIC RIM EMERGING MARKETS TRUST
                              (FORMERLY PACIFIC RIM
                             EMERGING MARKETS FUND)



                               1994          1995           1996           1997           1998
                            ----------    ----------     ----------     ----------     ----------
October 4 (Commencement)    $    10.00
January 1 value                           $     9.41     $    10.38     $    11.29     $     7.36
December 31 value           $     9.41    $    10.38     $    11.29     $     7.36     $     6.95
December 31 units               67,272       261,208        502,325        497,230        443,984



GENERAL INFORMATION ABOUT MANUFACTURERS LIFE OF AMERICA

MANUFACTURERS LIFE OF AMERICA AND MANUFACTURERS LIFE

Manufacturers Life of America, a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("Manufacturers USA"), is a stock life insurance company organized under the laws of Pennsylvania on April 11, 1977 and redomesticated under the laws of Michigan on December 9, 1992. It is a licensed life insurance company in the District of Columbia and all states of the United States except New York. Manufacturers USA, a life insurance company organized in 1955 under the laws of Maine and redomesticated under the laws of Michigan on December 30, 1992, is a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.), a life insurance company organized in 1983 under the laws of Michigan which in turn is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a mutual life insurance company based in Toronto, Canada. Manufacturers Life and its subsidiaries, together, constitute one of the largest life insurance companies in North America and rank among the 60 largest life insurers in the world as measured by assets.


Manufacturers Life and Manufacturers Life of America have received the following ratings from independent rating agencies: Standard and Poor's Insurance Rating Service -- AA+ (for financial strength), A.M. Best Company -- A++ (for financial strength), Duff & Phelps Credit Rating Co. -- AAA (for claims paying ability), and Moody's Investors Service, Inc. -- Aa3 (for financial strength). However, neither Manufacturers Life of America nor Manufacturers Life guarantees the investment performance of the Separate Account.



On January 20, 1998, the Board of Directors of Manufacturers Life asked the management of Manufacturers Life to prepare a plan for conversion of Manufacturers Life from a mutual life insurance company to an investor-owned, publicly-traded stock company. Any demutualization plan for Manufacturers Life is subject to the approval of the Manufacturers Life Board of Directors and policyholders as well as regulatory approval



MANUFACTURERS LIFE OF AMERICA'S SEPARATE ACCOUNTS


Manufacturers Life of America is the legal owner of the assets in its separate accounts. The income, gains and losses of the separate accounts, whether or not realized, are, in accordance with applicable contracts, credited to or charged against the accounts without regard to the other income, gains or losses of Manufacturers Life of America. Manufacturers Life of America will at all times maintain assets in the accounts with a total market value at least equal to the reserves and other liabilities relating to Variable Account or Fixed Account benefits under all Policies participating in the accounts. While the assets of Separate Account Two may not be charged with liabilities which arise from any other business Manufacturers Life of America conducts, the assets of Separate Account A may be so charged. However, all obligations under the Policies are general corporate obligations of Manufacturers Life of America.

The investments made by the separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.


SEPARATE ACCOUNT TWO: THE VARIABLE ACCOUNTS


Manufacturers Life of America established its Separate Account Two on May 25, 1983 as a separate account under Pennsylvania law. Since December 9, 1992 the Separate Account has been operated under Michigan law. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account Two is currently used only to support the Variable Account obligations under variable annuity contracts.


Separate Account Two is registered with the SEC under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust. A unit investment trust is a type of investment company which invests its assets in specified securities, such as the shares of one or more investment companies, rather than in a portfolio of unspecified securities. Registration under the 1940 Act does not involve any supervision by the SEC of the management or investment policies or practices of Separate Account Two. For state law purposes Separate Account Two is treated as a part or division of Manufacturers Life of America.



MANUFACTURERS INVESTMENT TRUST


Each sub-account of Separate Account Two will purchase shares only of a particular portfolio of Manufacturers

Investment Trust. The Trust is registered under the 1940 Act as an open-end management investment company. Separate Account Two will purchase and redeem shares of the Trust at net asset value. Shares will be redeemed to the extent necessary for Manufacturers Life of America to provide benefits under the Policies, to transfer assets from one sub-account to another or to the General Account or Separate Account A as requested by Policyowners, and for other purposes consistent with the Policies. Any dividend or capital gain distribution received from a portfolio will be reinvested immediately at net asset value in shares of that portfolio and retained as assets of the corresponding sub-account. Trust shares are issued to fund benefits under both variable annuity contracts and variable life insurance policies issued by Manufacturers Life of America, or other insurance companies affiliated with the Company. Shares of the Trust will also be issued to Manufacturers Life of America's general account for certain limited investment purposes including initial portfolio seed money. For a description of the procedures for handling potential conflicts of interest arising from the funding of such benefits, see the accompanying Trust prospectus.



Manufacturers Investment Trust receives investment advisory services from MSS. MSS is a registered investment adviser under the Investment Advisers Act of 1940. The Trust also employs subadvisers. The following subadvisers provide investment subadvisory services to the indicated portfolios:






          PORTFOLIO                                     SUBADVISER



Aggressive Growth Portfolios
  Pacific Rim Emerging Markets Trust      Manufacturers Adviser Corporation*
  Emerging Small Company Trust            Franklin Advisers, Inc.
  International Stock Trust               Rowe Price-Fleming International, Inc.
Equity Portfolios
   Quantitative Equity Trust
     (formerly Common Stock Fund)         Manufacturers Adviser Corporation*
   Real Estate Securities Trust           Manufacturers Adviser Corporation*
Balanced Portfolio
   Balanced Trust                         Founders Asset Management LLC
Bond Portfolio
   Investment Quality Bond Trust          Wellington Management Company LLP
Money Market Portfolio
   Money Market Trust                     Manufacturers Adviser Corporation*



---------------------


* Manufacturers Adviser Corporation is an indirect wholly-owned subsidiary of Manufacturers Life.

INVESTMENT OBJECTIVES AND CERTAIN POLICIES OF THE PORTFOLIOS


The investment objectives and certain policies of the Portfolios currently available to Policyowners through corresponding sub-accounts are set forth below. There is, of course, no assurance that these objectives will be met.



EMERGING SMALL COMPANY TRUST. The investment objective of the Emerging Small Company Trust is to seek long term growth of capital. Franklin Advisers, Inc. manages the Emerging Small Company Trust and will pursue this objective by investing, under normal market conditions, at least 65% of the portfolio's total assets in common stock equity securities of small capitalization ("small cap") growth companies. In general, companies in which the portfolio invests will have market cap values of less than $1.5 billion at the time of purchase.


BALANCED TRUST. The investment objective of the Balanced Trust is current income and capital appreciation. Founders Asset Management, Inc. is the manager of the Balanced Trust and seeks to attain this objective by investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate fixed-income securities.


INVESTMENT QUALITY BOND TRUST. The investment objective of the Investment Quality Bond Trust is to seek a high level of current income consistent with the maintenance of principal and liquidity. Wellington Management Company manages the Investment Quality Bond Trust and seeks to achieve this objective by investing primarily in a diversified portfolio of investment grade corporate and U.S. Government bonds with intermediate to longer term maturities.


MONEY MARKET TRUST. The investment objective of the Money Market Trust is to obtain maximum current income consistent with preservation of principal and liquidity. Manufacturers Adviser Corporation manages the Money Market Trust and seeks to achieve this objective by investing in high quality, U.S. dollar denominated money market instruments.

QUANTITATIVE EQUITY TRUST (FORMERLY COMMON STOCK FUND). The investment objective of the Quantitative Equity Trust is to achieve intermediate and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above-average rate of return. Manufacturers Adviser Corporation manages the Quantitative Equity Trust.

REAL ESTATE SECURITIES TRUST. The investment objective of the Real Estate Securities Trust is to achieve a combination of long-term capital appreciation and satisfactory current income by investing in real estate related equity and debt securities. Manufacturers Adviser Corporation manages the Real Estate Securities Trust.

INTERNATIONAL STOCK TRUST. The investment objective of the International Stock Trust is to achieve long-term growth of capital. Rowe Price-Fleming International, Inc. manages the International Stock Trust and seeks to obtain this objective by investing primarily in common stocks of established, non-U.S. companies.

PACIFIC RIM EMERGING MARKETS TRUST. The investment objective of the Pacific Rim Emerging Markets Trust is to achieve long-term growth of capital. Manufacturers Adviser Corporation manages the Pacific Rim Emerging Markets Trust and seeks to achieve this investment objective by investing in a diversified portfolio that is comprised primarily of common stocks and equity-related securities of corporations domiciled in countries of the Pacific Rim region.


A full description of the Manufacturers Investment Trust, its investment objectives, policies and restrictions, the risks associated therewith, its expenses, and other aspects of its operation is contained in the accompanying Trust prospectus, which should be read together with this prospectus.


DESCRIPTION OF THE POLICIES

PURCHASING A POLICY

The Policies are designed for use in connection with retirement plans entitled to special tax treatment under Sections 401 or 408 of the Code and retirement plans and trusts not entitled to any special tax treatment. The Policies are appropriate for group or sponsored plans with individual accounts or for purchase directly by individuals. (See Other Matters -- "Special Provisions for Group or Sponsored Arrangements".) A Policy will generally be issued to persons up to age 75. In certain circumstances Manufacturers Life of America may, in its sole discretion, issue a Policy to persons above age 75.

Except where application information and the initial purchase payment are supplied by electronic transmission, persons seeking to purchase Policies must submit an application and a check for the initial purchase payment. The application, whether written, or via electronic transmission, is subject to underwriting standards adopted by Manufacturers Life of America and Manufacturers Life of America reserves the right to reject any application. A properly completed application that is accompanied by the initial purchase payment and all information necessary for the processing of the application will normally be accepted within two business days. An incomplete application which is subsequently made complete will normally be accepted within two business days of completion; however, if an application is not completed properly or necessary information is not obtained within 5 working days, Manufacturers Life of America will offer to return the purchase payment.

Special provisions for electronic transmission of application information and purchase payments. In jurisdictions where it is not prohibited, Manufacturers Life of America will accept transmittal of initial and subsequent purchase payments by electronic transfer to the Service Office provided the transmission is (i) initiated by a broker-dealer from whom Manufacturers Life of America has agreed to accept such transfers and (ii) accompanied by the information necessary to issue a Policy and/or allocate the purchase payments.


Initial purchase payments made via electronic transfer and accompanied by the information necessary to issue a Policy will normally be accepted within two business days. If the accompanying information is incomplete but is subsequently made complete, it will normally be accepted within two business days; however, if the requested information cannot be obtained within five business days, Manufacturers Life of America will inform the broker-dealer, on the applicant's behalf, of the reasons for the delay and offer to return the purchase payment.

Based on the information provided by the electronic transmission, Manufacturers Life of America will generate an application and Policy to be forwarded to the applicant for signature.

"FREE LOOK" RIGHT

Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments made, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

RESTRICTIONS APPLICABLE TO PURCHASE PAYMENTS

Purchase payments are made directly by the Policyowner. They may be made at any time until the Annuity Commencement Date or until the Policy is fully surrendered. If the Policyowner is an individual, purchase payments will not be permitted after the Policyowner's death unless the beneficiary is the Policyowner's spouse. If the Policyowner is not an individual, purchase payments will not be permitted after the Annuitant's death, unless the Policyowner is the trustee of a trust which is part of a qualified retirement plan described in section 401(a) of the Code. See Description of the Policies -- "Provisions on Death" (Death of the Policyowner and Death of the Annuitant). Purchase payments must be made to the Manufacturers Life of America Service Office.

The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). This can be allocated to the Variable Accounts, the Guaranteed Interest Account or the Fixed Accounts. Subsequent purchase payments must be at least $500. If an additional purchase payment would cause the Policy Value to exceed $1,000,000, or if the Policy Value should already exceed $1,000,000, the prior approval of Manufacturers Life of America will be required for an additional purchase payment. If, for any reason, the Policy Value should fall to zero, the Policy and all rights of the Policyowner and any other person under the Policy, will terminate and no further purchase payments may be made.


Manufacturers Life of America reserves the right to alter the minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which will provide for automatic monthly deductions and which may permit smaller payments.



A Policyowner should specify how each purchase payment is to be allocated. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal 100. A Policyowner may change the way in which Net Purchase Payments are allocated at any time without charge. The change will take effect on the date a written or telephonic request for change satisfactory to Manufacturers Life of America is received at its Service Office. If no allocation is specified, a purchase payment will be allocated using the same percentages as specified in the last allocation request received from the Policyowner. Such allocation will be made at the end of the Business Day in which the purchase payment is received at the Manufacturers Life of America Service Office. Manufacturers Life of America will send a confirmation of its receipt of each purchase payment.


POLICY VALUE

The Policy Value at any time is equal to the sum of the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value. The Policy Value is available to the Policyowner through a partial withdrawal or a full surrender. See "Surrender or Withdrawal Rights" below. The portion of the Policy Value based on the Variable Policy Value is not guaranteed and will vary each Business Day with the investment performance of the underlying Portfolios.

Reserves for Policy Values allocated to the Guaranteed Interest Account will be held in the General Account of Manufacturers Life of America. Reserves for Policy Values allocated to the Fixed Accounts will either be held in Separate Account A or in the General Account of Manufacturers Life of America, depending upon the requirements of the jurisdiction in which a Policy is purchased.

THE FIXED ACCOUNTS

Manufacturers Life of America established its Separate Account A on December 1, 1992 as a separate account under Michigan law. It is not a registered investment company. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account A is currently used only to support the Fixed Account obligations under variable annuity contracts. These Fixed Account obligations are based on interest rates credited to Fixed Accounts and do not depend on the investment performance of Separate Account A. Any gain or loss in Separate Account A accrues solely to Manufacturers Life of America and Manufacturers Life of America assumes any risk associated with the possibility that the value of the assets in Separate Account A might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in Separate Account A fall below such reserves and other liabilities, Manufacturers Life of America will transfer assets from its General Account to Separate Account A to make up the shortfall. Manufacturers Life of America reserves the right to transfer to its General Account any assets of Separate Account A in excess of such reserves and other liabilities and to maintain assets in Separate Account A which support any number of annuities which Manufacturers Life of America offers or may offer. The assets of Separate Account A are not insulated from the claims of Manufacturers Life of America's creditors and may be charged with liabilities which arise from other business conducted by Manufacturers Life of America. Thus Manufacturers Life of America may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, its General Account for purposes of administration.

The assets of Separate Account A will be invested in those assets chosen by Manufacturers Life of America and permitted by applicable state laws for separate account investments.


The Policyowner may allocate Net Purchase Payments directly to the Fixed Accounts or transfer Policy Values to the Fixed Accounts provided such allocations are permitted by the Policyowner's jurisdiction. Each allocation to a Fixed Account is accounted for separately and earns a fixed rate of interest for a set period of time called a "Guarantee Period".


Currently, Guarantee Periods ranging from 1 to 10 years are offered under the Policies.


To the extent permitted by law, Manufacturers Life of America reserves the right at any time to offer Guarantee Periods with durations that differ from those available at the date of this prospectus. Manufacturers Life of America also reserves the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. These actions may be taken upon 60 days written notice to the Policyowner.


If the Policyowner surrenders, withdraws or transfers any Policy Value attributable to the Fixed Accounts prior to the end of the applicable Guarantee Period, a Market Value Adjustment will apply. (See Description of the Policies -- "Policy Charges" -- Market Value Adjustment).

If Manufacturers Life of America does not receive written notice at least 7 days prior to the end of the Guarantee Period of a Fixed Account indicating what action to take with respect to funds in the Fixed Account upon maturity thereof, the funds will be allocated to a new Fixed Account for the same Guarantee Period as the matured Fixed Account. If the same Guarantee Period is no longer available, we will use the next shortest available Guarantee Period; provided that Manufacturers Life of America will not allocate funds to a Guarantee period that extends beyond the Elected Annuity Date. If the required Guarantee Period is not available, funds will be transferred to the Guaranteed Interest Account.

FIXED ACCOUNT VALUE. The value of a Policyowner's interest in a Fixed Account reflects all interest credited to or accrued to date on the Fixed Account, all purchase payments or transfers allocated to the Fixed Account, any withdrawals or transfers from the Fixed Account, any applicable withdrawal or other charges deducted from the account, and any applicable Market Value Adjustments previously made.

THE GUARANTEED INTEREST ACCOUNT

As noted above, Policyowners may accumulate value on a variable basis, by allocating purchase payments to one or more sub-accounts of Separate Account Two, or on a fixed basis by allocating purchase payments either to one or more of the Fixed Accounts, or, if permitted by the Policyowner's jurisdiction, to the Guaranteed Interest Account. Amounts allocated to the Guaranteed Interest Account will earn a minimum interest rate of 3% per annum. Manufacturers Life of America may credit interest at a rate in excess of 3% per annum; however, it is not obligated to do so. The rate of interest credited is subject to change daily. No specific formula governs the determination of the rate to be credited in excess of 3% per annum.

GUARANTEED INTEREST ACCOUNT VALUE. The value of a Policyowner's interest in the Guaranteed Interest Account reflects all interest credited to or accrued to date on the account, all purchase payments or transfers allocated to the Guaranteed Interest Account, any withdrawals or transfers from the Guaranteed Interest Account and any applicable withdrawal and other charges deducted from the Guaranteed Interest Account.

THE VARIABLE ACCOUNTS

VARIABLE POLICY VALUE. Upon receipt of a purchase payment at its Service Office, Manufacturers Life of America credits the Policy with a number of units for each Variable Account based upon the portion of the purchase payment allocated to the Variable Account. Units are also credited to reflect any transfers to a Variable Account. Units are cancelled whenever amounts are deducted, transferred or withdrawn from a Variable Account, any charge or deduction is assessed against a Variable Account, on the Annuity Commencement Date, or on payment of proceeds payable on death.

The number of units credited or cancelled for a specific transaction is based on the dollar amount of the transaction divided by the value of the unit on the Business Day on which the transaction occurs. The number of units credited with respect to an initial payment submitted with a completed purchase application will be based on the applicable unit values for either the Business Day on which the payment is received at the Manufacturers Life of America's Service Office or other office or entity so designated by Manufacturers Life of America or the following Business Day, depending on when the application is accepted. Units will be credited with respect to any subsequent purchase payments allocated to, or transfers into, a Variable Account based on the applicable unit values of the Business Day on which the payment or transfer request is so received. The number of units cancelled in connection with partial withdrawals, transfers out of a Variable Account or deduction of charges from a Variable Account will also be based on the applicable unit values of the Business Day on which the requests for a partial withdrawal or transfer are so received, or on which deductions are made.


Units are valued at the end of each Business Day. A Business Day is deemed to end at the time of the determination of the net asset value of the Trust shares. When an order involving the crediting or canceling of units is received after the end of a Business Day or on a day which is not a Business Day, the order will be processed on the basis of unit values determined on the next Business Day. Similarly, any determination of Policy Value or Variable Account Value to be made on a day which is not a Business Day will be made on the next Business Day.


The value of a unit of each Variable Account was initially fixed at $10.00. For each subsequent Business Day the unit value of a particular Variable Account is the value of the adjusted net assets of that account at the end of the Business Day divided by the total number of units.

The value of a unit may increase, decrease or remain the same, depending on the investment performance of a Variable Account from one Business Day to the next. The unit value for any Variable Account for any Business Day is the result of
(a) minus (b) divided by (c), where:

(a)  is the net assets of the Variable Account as of the end of such Business
     Day;

(b) is a charge not exceeding .000027397 for each calendar day since the preceding Business Day, multiplied by the net assets of the Variable Account as of the end of such Business Day, corresponding to a charge of 0.80% per annum for mortality and expense risks, and 0.20% per annum for the administration charge; and

(c)  is the total number of units of the Variable Account.

Manufacturers Life of America reserves the right to adjust the above formula to provide for any taxes determined by it to be attributable to the operations of Separate Account Two.

ANNUITY VALUE GUARANTEE

The Annuity Value Guarantee guarantees that, in those jurisdictions where permitted, under certain conditions the Policy Value available at the Annuity Commencement Date will be the greater of the Policy Value or an amount reflecting the purchase payments and withdrawals made by the Policyowner.

Such amount is calculated as follows: (1) when the Policy is issued, the amount is set equal to the initial purchase payment; (2) each time a purchase payment is made the amount is increased by the amount of the purchase payment; and (3) each time a withdrawal is made, the amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value.


This Guarantee will be effective only for Policies owned individually or jointly with another individual, unless otherwise required by state law, and only if the Annuity Commencement Date is a date within 30 days of the later of the tenth Policy Anniversary or the first Policy Anniversary after the original Policyowner (or the older of two original joint Policyowners) is age 65. If the Annuity Commencement Date does not fall within this time frame, the Policy may still be eligible for this Guarantee. Thereafter eligibility will re-occur every fifth anniversary, provided the Annuity Commencement Date is within 30 days thereof.


The Policyowner will cease to be eligible for the Annuity Value Guarantee if, at any time, (i) the Policyowner makes a withdrawal or transfers money out of a Fixed Account prior to that account's Maturity Date or (ii) the Annuity Commencement Date is prior to the Maturity Date of any Fixed Account to which the Policyowner has allocated values.

TRANSFERS OF POLICY VALUE

Subject to the restrictions described below, transfers may be made among any of the accounts at any time during the Policy Year free of charge. Manufacturers Life of America does, however, reserve the right to limit, upon notice, the maximum number of transfers a Policyowner may make to one per month or six at any time within a Policy Year. In addition, Manufacturers Life of America also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

The minimum dollar amount of all transfers pursuant to a single transfer request, except for transfers pursuant to the Asset Allocation Balancer program or transfers designed to change percentage allocations of assets, is $500. The maximum amount that may be transferred from the Guaranteed Interest Account in any one Policy Year is the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy anniversary. Any transfer which involves a transfer out of the Guaranteed Interest Account may not involve a transfer to the Variable Accounts' Money Market Trust.


Transfer requests must be satisfactory to Manufacturers Life of America and in writing, or by telephone if a currently valid telephone transfer authorization form is on file. Although failure to follow reasonable procedures may result in Manufacturers Life of America's liability for any losses due to unauthorized or fraudulent telephone transfers, Manufacturers Life of America will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Manufacturers Life of America will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording all telephone transactions and providing written confirmation thereof.


LIMITATIONS. To the extent that surrenders, partial withdrawals and transfers out of a Variable Account exceed net premium allocations and transfers into that Variable Account, portfolio securities of the underlying Fund may have to be sold. Excessive sales of the Fund's portfolio securities in such a situation could be detrimental to that Fund and to Policyowners with Policy Values allocated to Variable Accounts investing in that Fund. To protect the interests of all Policyowners, the Policy's transfer privilege is limited as described below.

So long as effecting all requested transfers out of the Equity Index Trust Sub-account in a particular Business Day would not reduce the number of shares of the underlying Equity Index Trust outstanding at the close of the prior Business Day by more than 5%, all such requests will be effected. However, net transfers out of that sub-account greater than 5% would be permitted only if, and to the extent that, in the judgment of Manufacturers Adviser Corporation, they would not result in detriment to the underlying Equity Index Trust or to the interests of Policyowners or others with assets allocated to that Portfolio. If and when transfers must be limited to avoid such detriment, some requests will not be effected. In determining which requests will be effected, transfers pursuant to the Dollar Cost Averaging program will be effected first, followed by Asset Allocation Balancer transfers, written requests next and telephone requests last. Within each such group, requests will be processed in the order received, to the extent possible. Policyowners whose transfer requests are not effected will be so notified. Current S.E.C. rules preclude Manufacturers Life of America from processing at a later date those requests that were not effected. Accordingly, a new transfer request would have to be submitted in order to effect a transfer that was not effected because of the limitations described in this paragraph. Manufacturers Life of America may be permitted to limit transfers in certain other circumstances. (See Description of the Policies -- "Other General Policy Provisions" -- Deferral of Payments).

DOLLAR COST AVERAGING

Manufacturers Life of America will offer Policyowners a Dollar Cost Averaging program. Under this program amounts will be automatically transferred at predetermined intervals from one Variable Account to any other Variable Account(s), or a Fixed Account or the Guaranteed Interest Account.

Under the Dollar Cost Averaging program the Policyowner will designate a dollar amount of available assets to be transferred at predetermined intervals from one Variable Account into any other Variable Account(s) or a Fixed Account or the Guaranteed Interest Account.


Each transfer under the Dollar Cost Averaging program must be at least $500 and Manufacturers Life of America reserves the right to change this minimum at any time upon notice to the Policyowner. Currently, there is no charge for this program if Policy Value exceeds $15,000; otherwise a charge of $5 per transfer or series of transfers occurring on the same transfer date will apply. See "Dollar Cost Averaging Charge" under "Policy Charges" below. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected and the Policyowner will be so notified. Manufacturers Life of America reserves the right to cease to offer the Dollar Cost Averaging program on 90 days' written notice to the Policyowner.


ASSET ALLOCATION BALANCER

Manufacturers Life of America will also offer Policyowners the ability to have amounts automatically transferred among stipulated accounts to maintain an allocated percentage in each stipulated account.

Under the Asset Allocation Balancer program the Policyowner will designate an allocation of Policy Value among the Variable Accounts. Every six Policy Months, Manufacturers Life of America will move amounts out of Variable Accounts and into other Variable Accounts as necessary to maintain the Policyowner's chosen allocation. Currently, there is no charge for this program. A change to the policyowner's premium allocation instructions will automatically result in a change in Asset Allocation Balancer instructions so that the two are identical unless the Policyowner instructs Manufacturers Life of America otherwise or has a Dollar Cost Averaging request in effect. Manufacturers Life of America reserves the right to institute a charge for this program or to cease to offer the Asset Allocation Balancer Program on 90 days' written notice to the Policyowner.


SURRENDER OR WITHDRAWAL RIGHTS


At any time prior to the Elected Annuity Date, a Policyowner may fully surrender the Policy for, or make a partial withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal or record-keeping charge and any applicable withholding taxes and reduced or augmented by any applicable Market Value Adjustment. (See Description of the Policies -- "Policy Charges".) For certain Qualified Policies, exercise of the right to surrender may require the consent of the Policyowner's spouse under regulations promulgated by the

Treasury or Labor Department.


In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary or (ii) Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Purchase Payments as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. Amounts surrendered or withdrawn during a Policy Year which exceed the foregoing sums will be subject to a withdrawal charge.


In the case of a full surrender of a Policy, Manufacturers Life of America will pay the Policy Value reduced by any applicable withdrawal or record-keeping charges and any applicable withholding taxes, and adjusted by any applicable Market Value Adjustment as of the Business Day on which the request for surrender is received at its Service Office, and the Policy will be cancelled. In the case of a partial withdrawal from the Variable Accounts, Manufacturers Life of America will pay the amount requested and cancel that number of units credited to each Variable Account necessary to equal the amount of the partial withdrawal plus any applicable withdrawal charges and withholding taxes. In the case of a partial withdrawal from the Fixed Account or the Guaranteed Interest Account, Manufacturers Life of America will pay the amount requested. The Fixed Account Value and/or the Guaranteed Interest Account Value will be reduced by the amount withdrawn and any applicable withdrawal charges and withholding taxes, and adjusted by any applicable Market Value Adjustment. In any event, should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal. (For a discussion of withholding taxes see Federal Tax Matters -- "Tax Treatment of the Policies".)

For a partial withdrawal, the Policyowner should specify the account(s) from which the withdrawal should be made. If no specification is indicated, the withdrawal will not be made and the Policyowner will be so notified.

There is no limit on the frequency of partial withdrawals; however, the requested withdrawal must be at least $500. Any request for a partial withdrawal or a full surrender of a Policy must be in writing and delivered to the Manufacturers Life of America Service Office. If the amount to be withdrawn exceeds $10,000, it must be accompanied by a guarantee of the Policyowner's signature by a commercial bank, trust company, member of the National Association of Securities Dealers, Inc., a notary public, or any other individual or association designated by Manufacturers Life of America.

SPECIAL POLICY ACCESS

In those states where permitted, if the Policyowner should become terminally ill, he or she will be permitted to make one full surrender or partial withdrawal without imposition of withdrawal charges. If partial withdrawal is chosen, the Survivor Benefit Amount and Annuity Value Guarantee, if applicable, will be reduced accordingly. To be eligible, Manufacturers Life of America must receive written evidence acceptable to Manufacturers Life of America, including a written statement from a licensed medical doctor, that the Policyowner is terminally ill and has a life expectancy of one year or less and the consent of any irrevocable beneficiary and any assignee.

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to this provision.


PROVISIONS ON DEATH


In the discussions that follow, references to the age, death, life expectancy, or marital status of a Policy owner do not apply to a Policyowner who owns a Policy other than individually or jointly with another person, except the Survivor Benefit amount which will apply upon death of the annuitant if the Policyowner is a charitable remainder trust. In addition, references to the death of the original Policyowner include the first to die of two joint Policyowners.

SURVIVOR BENEFIT AMOUNT

Upon occurrence of the death of the original Policyowner, Manufacturers Life of America will compare the Policy Value to the Survivor Benefit Amount and, if the Policy Value is lower, Manufacturers Life of America will deposit sufficient funds into the Money-Market Variable Account to make the Policy Value equal the Survivor Benefit Amount. Any funds which Manufacturers Life of America deposits into the Money-Market Variable Account will not be deemed a purchase payment for purposes of calculating withdrawal charges.

The Survivor Benefit Amount is calculated as follows: (1) when the Policy is issued, the Survivor Benefit Amount is set equal to the initial purchase payment; (2) each time a purchase payment is made, the Survivor Benefit Amount is increased by the amount of the purchase payment; (3) each time a withdrawal is made, the Survivor Benefit Amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value; (4) in jurisdictions where it is allowed, on every sixth Policy Anniversary Manufacturers Life of America will set the Survivor Benefit Amount to the greater of its current value or the Policy Value on that Policy Anniversary, provided the original Policyowner is still alive and is not older than age 85.

Subsequent to the death of the original Policyowner, the Variable Policy Value will continue to reflect the investment performance of the selected Variable Accounts.

JOINT OWNERSHIP

If the Policy is owned jointly, the proceeds of the Survivor Benefit Amount will be payable on the first death of a Policyowner. However, if the surviving Policyowner is the spouse of the deceased and elects to continue the Policy, payment of the Survivor Benefit Amount will be deferred. The Survivor Benefit Amount will continue to be calculated as described above if payment is deferred.

If the surviving Policyowner is not the spouse of the deceased Policyowner, the proceeds of the Survivor Benefit Amount will be payable as set out in the non-spousal ownership provisions of the section entitled Provisions on Death -- "Death of the Policyowner".

DEATH OF THE POLICYOWNER

DEATH PRIOR TO ANNUITY COMMENCEMENT DATE. If any Policyowner dies before the Elected Annuity Date, all amounts will remain as allocated by that Policyowner until Manufacturers Life of America receives further instructions from the new Policyowner, or the surviving Policyowner if the Policy was owned jointly. The new or surviving Policyowner can make withdrawals, transfer amounts, assign the policy and name a payee, prior to payment of the Policy Value as described below.

If the new or surviving Policyowner is the spouse, he or she can:

(a)  continue the Policy and may make further purchase payments; or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge except with respect to withdrawal of purchase payments received after the death of the Policyowner; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office.

However, if a partial withdrawal or a full surrender of the Policy Value occurs more than 60 days after the death of the Policyowner, the payment will be based on the Policy Value determined as of the date of payment, adjusted for any applicable Market Value Adjustment and withdrawal charge. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".)


The Policy will continue under option (a) in the absence of a written notification from the surviving spouse to do otherwise.

If the new or surviving Policyowner is not the spouse, he or she can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered within 5 years of the death. Applicable Market Value Adjustments and withdrawal charges will be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, (i) the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office, (ii) the only Annuity Options available are options 1, 2(b), or 2(c) of the Annuity Options described in Appendix A, (iii) the period selected for payment must not extend beyond the new or surviving Policyowner's life expectancy, and
     (iv) payments under the Annuity Option selected must begin no later than December 31 of the year following death of the Policyowner.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

DEATH AFTER ANNUITY COMMENCEMENT DATE. If the Policyowner dies after the Annuity Commencement Date, payments will continue under the annuity option selected if the terms of the annuity so provide.

DEATH OF THE ANNUITANT

DEATH PRIOR TO ANNUITY COMMENCEMENT DATE. If the Policyowner is an individual who is not the Annuitant, and the Annuitant dies before the Annuity Commencement Date, the Policy will continue and the Policyowner may continue to make purchase payments. If the Policyowner has appointed a contingent Annuitant, he or she will become the new Annuitant. If no such appointment has been made, the Policy owner must appoint a new Annuitant within 60 days of the death of the original Annuitant; otherwise the Policyowner will be deemed to be the new Annuitant.

If the Policyowner is not an individual, the Policy is not a Qualified Policy owned by the trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered for a lump sum within 5 years of the Annuitant's death. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

If the Policyowner is not an individual, the Policy is a Qualified Policy owned by a trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, a new Annuitant must be appointed and no further purchase payments can be made. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

DEATH AFTER ANNUITY COMMENCEMENT DATE. If the Policyowner is an individual who is not the Annuitant and the Annuitant dies after the Elected Annuity Date, payments will continue under the annuity option selected if the terms of the annuity so provide.


COMMENCEMENT OF ANNUITY PAYMENTS


The Policyowner elects an annuity date in the application (the "Elected Annuity Date"). The Policyowner may change the Elected Annuity Date to any date prior to the end of the Policy Year in which the Annuitant reaches age 85 except in the case of Qualified Policies and Policies where the owner is a Charitable Remainder Trust. If the Policyowner is a Charitable Remainder Trust there is no required annuitization age. Written request for change of the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least thirty days prior to the new Elected Annuity Date.

Annuity payments will be made by application of the Policy Value to provide an annuity. Annuity payments will be made on a fixed basis only; the Policy Value will no longer reflect the investment performance of the Variable Accounts, the Fixed Accounts or the Guaranteed Interest Account. The annuity options available are described in Appendix A under "Annuity Options". The date on which the first annuity payment is made is the Annuity Commencement Date.

There are legal restrictions on the Elected Annuity Date selected for Qualified Policies. In general, the Annuity Commencement Date for Qualified Policies owned by an individual cannot be later than April 1 following the calendar year in which the Policyowner attains age 70 1/2. There are some exceptions to this requirement. If the Policy is owned by the trustee of a trust established pursuant to an employer retirement plan, the Elected Annuity Date is determined by the terms of the trust and plan.

Annuity payments may be made monthly, quarterly, semi-annually or annually. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, Manufacturers Life of America will pay the Policy Value to the Policyowner in a single sum in lieu of annuity payments.

SUBSTITUTION OF PORTFOLIO SHARES


Although Manufacturers Life of America believes it to be highly unlikely, it is possible that in the judgment of its management, one or more of the Portfolios may become unsuitable for investment by Separate Account Two because of a change in investment policy or a change in the tax laws, because the shares are no longer available for investment, or for some other reason. In that event, Manufacturers Life of America may seek to substitute the shares of another Portfolio or of an entirely different mutual fund. Before this can be done, the approval of the SEC and one or more state insurance departments may be required.


Manufacturers Life of America also reserves the right to combine other registered separate accounts with Separate Account Two investing in additional Portfolios of the Manufacturers Investment Trust or another investment company, to establish additional sub-accounts within Separate Account Two, to operate Separate Account Two as a management investment company or other form permitted by law, to transfer assets from Separate Account Two to another registered separate account and from another registered separate account to Separate Account Two, and to deregister Separate Account Two under the 1940 Act. Any such change would be made only if permissible under applicable federal and state law.

POLICY CHARGES

The various charges and deductions applicable to the Policy and the separate accounts are set forth below.

WITHDRAWAL CHARGE

A withdrawal charge (contingent deferred sales charge) may be imposed on partial withdrawals from, and the full surrender of, a Policy. In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary, or (ii) the Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Purchase Payments as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. The withdrawal charge is deducted as a percentage of amounts withdrawn in a Policy Year in excess of the foregoing sums minus any applicable record-keeping charge (imposed on Policy Anniversaries and on full surrenders made on other than a Policy Anniversary) and plus or minus any applicable Market Value Adjustment.


The withdrawal charge is designed to partially compensate Manufacturers Life of America for the cost of selling and distributing the Policies. The cost includes agents' commissions, advertising, agent training and the printing of prospectuses and sales literature.

The withdrawal charge is determined by applying a percentage to the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage depends upon when the purchase payments to which the withdrawal or surrender is deemed attributable were made, as indicated in the following schedule:


  NUMBER OF COMPLETE POLICY YEARS ELAPSED                  THE WITHDRAWAL
     SINCE PURCHASE PAYMENT WAS MADE:                         CHARGE IS



              0-2.99                                              8%
              3                                                   6%
              4                                                   4%
              5                                                   2%
              6 or more                                         None


Where the Gross Withdrawal Amount is deemed attributable to purchase payments made in different Policy Years, different percentages will be applied to the portions of the Gross Withdrawal Amount attributable to such payments.

For purposes of determining the withdrawal charge applicable to a full surrender or partial withdrawal, any Gross Withdrawal Amount, other than an amount not subject to a withdrawal charge by reason of the free withdrawal provisions described above, will be deemed to be a liquidation of a purchase payment. The oldest previously unliquidated purchase payment will be deemed to have been liquidated first, then the next oldest and so forth. In addition, all purchase payments made during a Policy Year will be deemed to have been made on the first day of that year. Once all purchase payments have been liquidated, additional amounts surrendered or withdrawn will not be subject to a withdrawal charge. Thus, in no event may aggregate withdrawal charges exceed 8% of the total purchase payments made.

No withdrawal charge will be applied: (1) if the Policy Value is applied to an annuity, (2) when a full surrender or partial withdrawal is made within 60 days of the death of the original Policyowner (except that a withdrawal charge will be applied to a Gross Withdrawal Amount consisting of purchase payments made after the date of death of the original Policyowner), (3) when the Policyowner is not an individual and a full surrender or partial withdrawal is made within 60 days of the death of the Annuitant, or (4) upon a full surrender or the first partial withdrawal made after the Policyowner becomes terminally ill. (See Description of the Policies -- "Provisions on Death" and "Special Policy Access".)

On a full surrender of the Policy, the Gross Withdrawal Amount is the Policy Value. Upon full surrender, the Policyowner will receive the Gross Withdrawal Amount adjusted by any applicable Market Value Adjustment, less applicable withdrawal charges and withholding taxes, and less the record-keeping charge.

On a partial withdrawal, the Policyowner will receive the amount he or she requests. Manufacturers Life of America will calculate the Gross Withdrawal Amount such that after all applicable withdrawal charges, withholding taxes and Market Value Adjustments have been applied, the Policyowner will receive the amount requested. See Appendix B for examples of the application of withdrawal charges.

Withdrawal charges on a partial withdrawal will be deducted from the accounts proportionately to the Gross Withdrawal Amount, adjusted by any applicable Market Value Adjustments attributable to the respective accounts.

Should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal.

Manufacturers Life of America does not expect to recover its total sales expenses through the withdrawal charge. To the extent that the withdrawal charge is insufficient to recover sales expenses, Manufacturers Life of America will pay sales expenses from its other assets or surplus. These assets may include proceeds from the mortality and expense risks charges described below.


RECORD-KEEPING CHARGE


A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted from Policy Value on the last day of each Policy Year during the Accumulation Period. This charge will also be deducted upon full surrender of a Policy on a date other than the last day of a Policy Year. The charge will be taken before any withdrawal charge is applied and before any applicable Market Value Adjustment. It will be deducted from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

The record-keeping charge is paid to Manufacturers Life of America to compensate it for certain costs associated with the Policies and the operations of the separate accounts, including the establishing and maintaining of account and tax records for each Policyowner; communicating with Policyowners by mailing confirmations of transactions, Policy Anniversary statements, annual reports of Manufacturers Investment Trust and annually updated prospectuses for Manufacturers Investment Trust and the Policy and by responding to Policyowner requests to change information contained in his or her records such as names, addresses, allocation percentages, beneficiary or Annuitant designation, participation in the Dollar Cost Averaging or Asset Allocation Balancer programs, certain Fixed Account transactions such as calculations of Market Value Adjustments and transfers solely between Fixed Accounts, and responding to written or oral inquiries by Policyowners regarding the operations of the Policy, the separate accounts or Manufacturers Investment Trust. Although these expenses may rise in the future, Manufacturers Life of America guarantees that it will not increase the amount of the record-keeping charge applicable to outstanding Policies.

DOLLAR COST AVERAGING CHARGE

Currently, there is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000, otherwise there is a charge of $5.00 per transfer or series of transfers taking place on the same transfer date. This charge will be deducted from the account from which funds are transferred. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected.

SPECIAL POLICY ACCESS CHARGE

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to the provision.

PREMIUM TAX DEDUCTION

Manufacturers Life of America will deduct any premium or similar state or local tax attributable to a Policy. Currently, such taxes, if any, range up to 3.5% depending on applicable law. Although the deduction can be made from purchase payments or from Policy Value, it is anticipated that premium taxes will be deducted from the Policy Value at the time it is applied to provide an annuity unless required otherwise by applicable law. When deducted at the Annuity Commencement Date, the premium tax deduction will be taken from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.


Other than the premium taxes above, Manufacturers Life of America makes no charge for federal, state or local taxes that may be attributable to the separate accounts or to the operations of Manufacturers Life of America with respect to the Policies. However, if Manufacturers Life of America incurs any such taxes, it may make a charge therefor, in addition to the foregoing.

MORTALITY AND EXPENSE RISKS CHARGES

A charge at an annual rate of .45% is made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted monthly at .0375% of assets at the beginning of each Policy Month from the Variable Account Value and the Fixed Account Value.

A charge at an annual rate of .80% is also made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted daily from the assets of Separate Account Two.


The mortality risks assumed are (i) the risk that Annuitants may live for longer periods of time than the periods indicated in the mortality tables on which Manufacturers Life of America calculated the annuity tables in the Policies,
(ii) the risk that mortality will cause a Policy to terminate before the assumed Annuity Commencement Date and (iii) the risk that mortality will cause Manufacturers Life of America to incur higher costs than anticipated for the Survivor Benefit Amount. The expense risks assumed are that the expenses of administration of and record-keeping for the Policies will be greater than Manufacturers Life of America estimated. Manufacturers Life of America will realize a gain from these charges to the extent they are not needed to pay expenses under the Policies.


Although it is difficult to specify precisely the breakdown between expense and mortality risk elements of the mortality and expense risks charge, Manufacturers Life of America estimates that approximately .85% is for mortality risks and
 .40% for expense risks. A little more than half of the mortality risk element is estimated to be attributable to risks taken in connection with the Survivor Benefit Amount (a death benefit guarantee). As both the daily and monthly charges are imposed in connection with the same risks, each charge could be estimated to be divided into mortality risk and expense risk components at the same ratio as for the overall estimate.

ADMINISTRATION CHARGE

A charge at an annual rate of 0.20% of the Variable Account Value is made for the administration of the Policy. This charge is deducted daily by assessing a charge against the assets of Separate Account Two.

The administration charge is paid to Manufacturers Life of America to compensate it for costs associated with administration of the Policies and the separate accounts including those related to allocation of initial and subsequent purchase payments, processing purchase applications, withdrawals, surrenders, unit value calculations, transfers, calculation of proceeds payable on death, payment of proceeds payable on death, cash management prior to Policy issue, and establishing and maintaining computer system support for those or other administrative functions. Manufacturers Life of America reserves the right to increase the amount of the administration charge applicable to outstanding Policies in the future if costs associated with the Policies and the operations of the separate accounts should rise above current levels.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment ("MVA") will apply when money is removed from a Fixed Account prior to the Maturity Date for any of the following reasons: full surrender, partial withdrawal, transfer to another account (including another Fixed Account), or to purchase an annuity. However, the MVA will be waived if the amount is removed within the one month period prior to the Maturity Date.

The MVA will be applied after any transfer or contract charge is deducted, but before the application of any withdrawal charges.

The MVA reflects the difference between the Guaranteed Rate for the applicable Fixed Account, and the current Guaranteed Rate for the time period equal to the remaining Guarantee Period ("Current Rate"). Generally, if the Guaranteed Rate is higher than the Current Rate, the MVA will be positive. If the Guaranteed Rate is lower than the Current Rate, the MVA will be negative.

On a full surrender, a positive MVA will increase the amount received by the Policyowner, while a negative MVA will decrease the amount received by the Policyowner.

On a transfer, the amount of the requested transfer from a Fixed Account will not reflect any adjustment by the MVA. Any such adjustment will be reflected in the amount transferred to the new account(s). A positive MVA will increase the amount transferred into the new account(s), while a negative MVA will decrease the amount so transferred.

On the Annuity Commencement Date, a positive MVA will increase the amount applied to provide an annuity, while a negative MVA will decrease the amount applied to provide an annuity.

On a partial withdrawal, a positive MVA will decrease the Gross Withdrawal Amount required to provide the requested amount. A negative MVA will increase the Gross Withdrawal Amount so required.


The actual MVA is a proportion of the Gross Withdrawal Amount, determined by the following formula:




                                (1+G) exp N - 1
                                -----
                                (1+C)


where:

G is the Guaranteed Rate for the money being subjected to the MVA.

C is the Guaranteed Rate offered by Manufacturers Life of America for deposits for a time period equal to the number of years remaining in the Guarantee Period, rounded up to the next full year (the "Current Rate"). If at the time of the MVA calculation, Manufacturers Life of America does not offer a Guarantee Period with the required number of years, then the rate C will be found by linear interpolation of the current rates for available Guarantee Periods.

N is the number of full months remaining in the Guarantee Period divided by 12.

See Appendix B for examples of MVA calculations.

OTHER GENERAL POLICY PROVISIONS

DEFERRAL OF PAYMENTS

Manufacturers Life of America reserves the right to postpone the transfer or payment of any value or benefit available under a Policy based upon the assets allocated to Separate Account Two for any period during which:

(1) the New York Stock Exchange ("Exchange") is closed for trading (other than customary weekend and holiday closings) or trading on the Exchange is otherwise restricted; or


(2) an emergency exists as defined by the SEC or the SEC requires that trading be restricted; or



(3) the SEC, by order, so permits a delay for the protection of security holders.


Manufacturers Life of America also reserves the right to delay transfer or payment of assets from the Fixed Accounts or the Guaranteed Interest Account for up to six months and will pay interest at a rate determined by it if there is a delay in payment for more than 30 days. In addition, transfers may be denied under the circumstances previously set forth. (See Description of the Policies -- "Provisions on Transfers".)

ANNUAL STATEMENTS

Within 30 days after each Policy Anniversary, Manufacturers Life of America will send the Policyowner a statement showing:

(1) the summary of each active account up to the most recent Policy Anniversary including the Policy Value up to the Policy Anniversary date; and

(2) a description of the transactions affecting each active account during the Policy Year including total units cancelled, amounts deducted from each account for fees, and total units and amounts credited to each account as allocations or interest.

RIGHTS OF OWNERSHIP

The Policyowner is the person entitled to exercise all rights under a Policy. As such, any Policy rights or privileges may be exercised without the consent of the Annuitant, beneficiary or any other individual, except as provided by the Policyowner. Except as discussed below, ownership of the Policy may be changed or the Policy collaterally assigned at any time prior to the Annuity Commencement Date, subject to the rights of any irrevocable beneficiary or other person. Any change of ownership or assignment must be made in writing and will not take effect until received at the Manufacturers Life of America Service Office. Manufacturers Life of America assumes no responsibility for the validity of any assignment.


In the case of a Qualified Policy, there may be restrictions on the privileges of ownership. Some plans do not permit the exercise of certain of the Policyowner's rights without the written consent of the Policyowner's spouse. Among the rights limited are the right to choose an optional form of payment; to make withdrawals; or to surrender the Policy.


A Qualified Policy which is not owned by a trustee of a trust which qualifies under section 401(a) of the Code, may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to Manufacturers Life of America except as may be provided by applicable state or federal law. Ownership of a Qualified Policy which is owned by a trustee of a Qualified Plan may not be transferred to a participant prior to the Annuity Commencement Date. The transfer of a Qualified Policy to a participant prior to the Annuity Commencement Date would jeopardize the plan's qualified status as the Policy does not contain the restrictions on a participant's rights on withdrawal or on and after the Annuity Commencement Date required for plans under the Employee Retirement Income Security Act.

Change of Annuitant. The Policyowner may change the Annuitant prior to the Annuity Commencement Date. Eligible Annuitants are: (i) the Policyowner, (ii) Policyowner's spouse, or (iii) the Policyowner's parent(s), brother(s), sister(s), or child(ren).

If the Policyowner is not an individual, the Annuitant(s) may not be changed except with respect to certain Qualified Plans. In any event, the Annuitant(s) may not be changed after the Annuity Commencement Date.

Change of Elected Annuity Date. The Elected Annuity Date may be changed from that stated in the application to an earlier or later date. The new date cannot be later than the end of the Policy Year in which the Annuitant reaches age 85. A written request to change the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least 30 days prior to the new Elected Annuity Date. (See Description of the Policies --"Annuity Value Guarantee").

Selection of Payee. The Policyowner must select a Payee to receive any payments due under the Policy. If the Payee is the Policyowner, any payments remaining on the Policyowner's death will be paid to the beneficiary. If a Payee other than the Policyowner has been selected, any payments remaining on the Policyowner's death will continue to be made to the Payee until Manufacturers Life of America receives written notice from the beneficiary to change the Payee.

The Payee for annuity payments should be chosen from the following:

(a)  The Annuitant;

(b)  The Annuitant's spouse, parent(s), brother(s), sister(s), child(ren); or

(c)  The Policyowner, if the Policyowner is an individual.

Any other choice of Payee will require the consent of Manufacturers Life of
America:

Change of Payee. The Policyowner may change the Payee at any time upon 30 days' written notice to Manufacturers Life of America. Such notice must specify the date on which payments to the new Payee should begin. A change in the Payee will not require the Payee's consent.

BENEFICIARY

Ownership of the Policy will pass to the designated beneficiary on the death of the Policyowner. The beneficiary is the person designated in the application or as subsequently designated. The beneficiary may be changed at any time by written notice to Manufacturers Life of America. Any change will be effective on the date written notice is received at the Manufacturers Life of America Service Office. If no beneficiary survives the Policyowner, ownership will pass to the Policyowner's estate. In the case of Qualified Policies, regulations promulgated by the Departments of Labor and Treasury prescribe certain limitations on the designation of a beneficiary.

MODIFICATION

A Policy may not be modified by Manufacturers Life of America without the consent of the Policyowner, except where required to conform to any applicable law or regulation or any ruling issued by a government agency.


FEDERAL TAX MATTERS


TAXATION OF MANUFACTURERS LIFE OF AMERICA

Manufacturers Life of America is taxed as a life insurance company under Subchapter L of the Code. Since the operations of Separate Account Two are part of, and are taxed with, the operations of Manufacturers Life of America, Separate Account Two is not separately taxed as a "regulated investment company" under Subchapter M of the Code. Under existing federal income tax laws, investment income and capital gains of Separate Account Two are not taxed to the extent they are applied to increase reserves under the Policies. Since, under the Policies, investment income and realized capital gains of Separate Account Two are automatically applied to increase reserves, Manufacturers Life of America does not anticipate that it will incur any federal income tax liability attributable to Separate Account Two, other than a federal income tax based on premiums received which is currently absorbed by Manufacturers Life of America, and therefore Manufacturers Life of America does not intend to make provision for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in Manufacturers Life of America being taxed on such income or gains, or taxes currently absorbed are increased, then Manufacturers Life of America may impose a charge against Separate Account Two in order to make provision for such taxes.

TAX TREATMENT OF THE POLICIES

The Policies are designed for use in connection with retirement savings plans that may or may not qualify for special income tax treatment under the provisions of the Code. The following discussion of federal income tax aspects of amounts received under a variable annuity contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of law to individual circumstances.

The United States Congress has, in the past, considered legislation that, if enacted, would have taxed the inside build-up in certain annuities. While this proposal was not enacted, Congress remains interested in the taxation of the inside build-up of annuity contracts. Policyholders should consult their tax advisor regarding the status of new, similar provisions before purchasing the Policy.

Section 72 of the Code governs taxation of annuities in general. Under existing provisions of the Code, except as described below, any increase in the value of a Policy is not taxable to the Policyowner or Annuitant until received, either in the form of annuity payments, as contemplated by the Policy, or in some other form of distribution. However, as a general rule, deferred Policies held by a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The investment income on such Policies is taxed as ordinary income that is received or accrued by the Policyowner during the taxable year.

In certain circumstances policies will be treated as held by a natural person if the nominal owner is a non-natural person and the beneficial owner is a natural person, but this special exception will not apply in the case of any employer who is the nominal owner of a Policy providing non-qualified deferred compensation for its employees. Exceptions to the general rule (of immediate taxation) for Policies held by a corporation, trust or similar entity may apply with respect to (1) annuities held by an estate of a decedent, (2) Policies issued in connection with qualified retirement plans, or IRAs, (3) certain annuities purchased by employers upon the termination of a qualified retirement plan, (4) certain annuities used in connection with structured settlement agreements, and (5) annuities purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity.

When annuity payments commence, each payment is taxable under Section 72 of the Code as ordinary income in the year of receipt if the Policyowner has not previously been taxed on any portion of the purchase payments. If any portion of the purchase payments has been included in the taxable income of the Policyowner, this aggregate amount will be considered the "investment in the contract." For fixed annuity payments, there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the annuity; the remainder of each payment is taxable. However, once the total amount of the taxpayer's "investment in the contract" is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease before the total amount of the taxpayer's "investment in the contract" is recovered, the unrecovered amount will be allowed as a deduction to the Policyowner in his or her last taxable year.


In the case of a withdrawal, amounts received are taxable as ordinary income to the extent that the Policy Value (determined without regard to any withdrawal charges) before the withdrawal exceeds the "investment in the contract." Amounts loaned under an annuity or amounts received pursuant to an assignment or pledge of an annuity are treated as withdrawals. There are special rules for loans to participants from annuities held in connection with qualified retirement plans or IRA's. With respect to contracts issued after April 22, 1987, if an individual transfers an annuity without adequate consideration to a person other than his or her spouse (or to his or her former spouse incident to divorce), he or she will be taxed on the difference between the value of the annuity minus any withdrawal charges and the "investment in the contract" at the time of transfer. In such case, the transferee's "investment in the contract" will be increased to reflect the increase in the transferor's income.


In addition, there is a 10% penalty tax on the taxable amount of any payment unless the payment is: (a) received on or after the date that the Policyowner reaches age 59 1/2; (b) attributable to the Policyowner's becoming disabled as defined in the Code; (c) made to a beneficiary on the death of the Policyowner;
(d) made to a beneficiary on the death of the primary annuitant if the Policyowner is not a natural person; (e) made as a series of substantially equal periodic payments for the life of the taxpayer (or the joint lives of the taxpayer and beneficiary), subject to certain recapture rules; (f) made under an annuity that is purchased with a single premium whose annuity starting date is no later than a year from purchase of the annuity; (g) attributable to "investment in the contract" before August 14, 1982; or (h) made with respect to certain annuities issued in connection with structured settlement agreements. Special rules may apply to annuities issued in connection with qualified retirement plans.

For both withdrawals and annuity payments under some types of plans qualifying for special federal income tax treatment ("qualified plans"), there may be no "investment in the contract" and the total amount received may be taxable.

Where the Policy is owned by an individual, Manufacturers Life of America will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Policy unless the distributee notifies Manufacturers Life of America at or before the time of the distribution that he or she elects not to have any amounts withheld. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of nonperiodic payments (including withdrawals prior to the annuity commencement date) is 10%. Where the Policy is not owned by an individual or it is owned in connection with a qualified plan, or when the owner is a non-resident alien, special withholding rules may apply.


In certain circumstances, owners of variable annuity policies may be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their policies. In those circumstances, income and gains from the separate account assets would be includible in the variable Policyowner's gross income. The IRS has stated in published rulings that a variable Policyowner will be considered the owner of separate account assets if the Policyowner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the policyowner), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyowners may direct their investments to particular sub-accounts without being treated as owners of the underlying assets."



The ownership rights under the Policy are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that policyowners were not owners of separate account assets. For example, the Policy has many more Portfolios to which Policyowners may allocate premium payments and Policy Values than were available in the policies described in the rulings. These differences could result in a Policyowner being treated as the owner of a pro rata portion of the assets of the Separate Account. In addition, the Company does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. Manufacturers Life of America therefore reserves the right to modify the Policy as necessary to attempt to prevent a Policyowner from being considered the policyowner of a pro rata share of the assets of the Separate Account.



For purposes of determining a Policyowner's gross income from distributions which are not in the form of an annuity, the Code provides that all deferred annuities issued by the same company to the same Policyowner during any calendar year shall be treated as one annuity. Additional rules may be promulgated under this provision to prevent avoidance of its effect. For further information on current aggregation rules under this and other Code provisions, the Policyowner should consult his or her tax adviser.


PURCHASE OF POLICIES BY QUALIFIED PLANS

The Policies are available for use with several types of qualified plans. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Therefore, no attempt is made to provide more than general information about the use of the Policies with the various types of qualified plans. Policyowners, Annuitants and beneficiaries are cautioned that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the Policy. Following are brief descriptions of the various types of qualified plans in connection with which Manufacturers Life of America will issue a Policy.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA". These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. Distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Policies for use with IRAs may be subject to special requirements of the Internal Revenue Service. Distributions from these qualified plans are subject to special withholding rules. Consult your plan administrator before taking a distribution which you wish to roll over. A direct rollover from a qualified plan is permitted and is exempt from the special withholding rules. When issued in connection with an IRA, a Policy will be amended as necessary to conform to the requirements of federal laws governing such plans.

Corporate and Self-Employed (H.R. 10 and Keogh) Pension and Profit Sharing Plans. Section 401(a) of the Code permits corporate employers to establish various types of tax-favored retirement plans for employees. Self-employed individuals may establish plans for themselves and their employees. Such retirement plans may permit the purchase of the Policies in order to provide benefits under the plans. Employers intending to use Policies in connection with such plans should seek competent advice.

PURCHASE OF POLICIES BY CHARITABLE REMAINDER TRUSTS

The Policies may be purchased by Charitable Remainder Trusts. If a Charitable Remainder Trust is the Policyowner, the character of amounts received by the income beneficiary of the Charitable Remainder Trust depends on the character of the income in the trust. To the extent the trust has any undistributed ordinary income, amounts received by the income beneficiary from the trust are taxed as ordinary income. The Internal Revenue Service has held in at least one private letter ruling that any increase in the value of a Policy will be treated as income to the trust in the year it accrues regardless whether it is actually received by the trust. However, a private letter ruling cannot be relied on as precedent by anyone other than the taxpayer who requests it.

STATE AND LOCAL GOVERNMENT DEFERRED COMPENSATION PLANS

Section 457 of the Code permits employees of state and local governments, rural electric cooperatives and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. To the extent Policies are used in connection with an eligible plan, employees are considered general creditors of the employer and the employer as owner of the Policy has the sole right to the proceeds of the Policy. Those who intend to use Policies in connection with such plans should seek qualified advice as to the tax and legal consequences of such an investment.

ADDITIONAL INFORMATION ABOUT MANUFACTURERS LIFE OF AMERICA

DESCRIPTION OF BUSINESS


The Company reports two business segments: Traditional Life Insurance sold in Taiwan and Variable Life Insurance and Annuities sold in the U.S. The Company's reportable segments have been determined based on geography, differences in product features, and distribution; the segments are also consistent with the Company's management structure.


Variable Products


During the last five years the Company has grown significantly through the successful growth in variable insurance sales. This growth reflects:


   a) continuing shift in consumer preference as they seek greater control over their investment decision making,


   b) more active marketing and sales practices by the Company,



   c) increased product lines,



   d) expanded offering of investment portfolios.



The recently launched Survivorship Variable Universal Life (SVUL) product and the Corporate-owned Variable Life (COLI) product launched in 1997, together with an expanded offering of 36 investment portfolios, have been positively received.



The deposit growth for VUL is consistent with the Company's commitment to develop variable products as core "estate/business planning products".



The broad range of high-profile external fund managers permits the policyholders to take advantage of an investment approach known as managing to the "Efficient Frontier" in which investors' assets are allocated among a broad mix of investment choices consistent with their risk-tolerance levels. We are confident the combination of both products and investment platform form the foundation of future growth and profitability.



The Company has de-emphasized the sale of variable annuities and concentrated on the sale of estate planning variable life products which is more consistent with its client and producer base. Variable annuities for Manufacturers Life are currently being marketed through an affiliated company, The Manufacturers Life Insurance Company of North America.


Taiwan


The Company entered Taiwan in 1992 as a start-up venture to sell traditional insurance products through its Taiwan branch. During 1995 the Company commenced full operations that resulted in significant expenditures on agent recruitment and training. In 1996, Taiwan's operating losses increased as a result of costs associated with recruitment and training. Although management expected losses, the magnitude was not acceptable. In late

1996, a new General Manager was appointed and transferred to Taiwan with the mandate to slow growth and focus more selectively on strategic opportunities. Improvements were seen in 1997 and 1998 with decreases in the net losses reported. The Company continues to anticipate a large potential for this market.


Demutualization


On January 20, 1998, the Board of Directors of Manufacturers Life announced that it had asked the management of Manufacturers Life to prepare a plan for conversion from a mutual life insurance company to an investor-owned, publicly-traded stock company. Any demutualization plan for Manufacturers Life is subject to the approval of its Board of Directors and policyholders, as well as regulatory approval.



Forward-Looking Information


Certain information included herein is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, growth in existing markets and the impact of the year 2000. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein. These risks and uncertainties include changes in general economic conditions, the effect of regulatory, tax and competitive changes in the environment in which the Company operates, fluctuations in interest rates, performance of financial markets and the Company's ability to achieve anticipated levels of earnings.


RESPONSIBILITIES ASSUMED BY MANUFACTURERS LIFE



Manufacturers Life and Manufacturers USA have entered into an agreement with ManEquity, Inc. pursuant to which Manufacturers Life or Manufacturers USA, on behalf of ManEquity, Inc., will pay the sales commissions in respect of the Policies and certain other policies issued by Manufacturers Life of America, prepare and maintain all books and records required to be prepared and maintained by ManEquity, Inc. with respect to the Policies and such other policies, and send all confirmations required to be sent by ManEquity, Inc. with respect to the Policies and such other policies. ManEquity, Inc. will promptly reimburse Manufacturers Life or Manufacturers USA for all sales commissions paid by Manufacturers Life and will pay Manufacturers Life for its other services under the agreement in such amounts and at such times as agreed to by the parties.



Manufacturers Life and Manufacturers USA have also entered into a Service Agreement with Manufacturers Life of America pursuant to which Manufacturers Life and Manufacturers USA will provide to Manufacturers Life of America all issue, administrative, general services and record-keeping functions on behalf of Manufacturers Life of America with respect to all of its insurance policies including the Policies. Under this agreement Manufacturers Life of America is obligated to reimburse operating expenses and costs incurred by Manufacturers Life or Manufacturers USA on behalf of Manufacturers Life of America. For 1998, 1997 and 1996, Manufacturers Life of America paid $32,148,384, $30,872,151 and $26,982,466, respectively, to Manufacturers Life and Manufacturers USA pursuant to the agreement.



SELECTED FINANCIAL DATA


                                                                       For the Years Ended December 31

                                                           1998          1997         1996         1995       1994
                                                        ---------     ---------     ---------     -------     -------
                                                                                (in thousands)
Under Generally Accepted Accounting Principles:

Total Revenues                                         $   29,866    $   56,226    $   73,532    $ 62,174    $ 60,322
Net Loss                                                      754         3,636         8,407       6,846       6,726
Total Assets                                            1,363,810     1,166,611     1,062,603     854,814     654,968
Long Term Obligations                                          --        41,500         8,500     167,390     159,019
Capital and Surplus                                       203,197       106,769       116,630     110,520     101,839

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OVERVIEW



The following analysis of the consolidated results of operations and financial condition of The Manufacturers Life Insurance Company of America, (hereafter referred to as "ManAmerica" or the "Company") should be read in conjunction with the Consolidated Financial Statements and the related Notes to Consolidated Financial Statements.



REVIEW OF CONSOLIDATED OPERATING RESULTS
----------------------------------------------------------------------------------------------------------
Financial Summary (In `000's)                                        1998            1997            1996
----------------------------------------------------------------------------------------------------------
 Premiums                                                      $     9,290     $     8,607     $    12,898
 Consideration paid on reinsurance terminated                      (40,975)             --              --
 Fee Income                                                         54,547          38,682          40,434
 Net Investment Income                                               6,128           8,275          19,651
 Other Revenues                                                      1,082             544             668
 Realized Investment Gains (Losses)                                   (206)            118            (119)
----------------------------------------------------------------------------------------------------------
 TOTAL REVENUES                                                $    29,866     $    56,226     $    73,532
----------------------------------------------------------------------------------------------------------

 Policyholder Benefits and Claims                              $    16,541     $     6,733     $    14,473
 Reduction of reserves on reinsurance terminated                   (40,975)             --              --
 Operating Costs and Expenses, including Commissions                44,237          44,580          45,012
 Amortization of Deferred Acquisition Costs                          9,266           4,860          13,240
----------------------------------------------------------------------------------------------------------
 Loss Before Income Taxes                                           (1,146)         (4,113)        (12,316)
 Income Tax Benefit                                                    392             477           3,909
 Net Loss                                                             (754)         (3,636)         (8,407)
----------------------------------------------------------------------------------------------------------
 General Account Assets                                            288,579         269,567         394,509
 Separate Account Assets                                         1,075,231         897,044         668,094
----------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                    1,363,810       1,166,611     $ 1,062,603
----------------------------------------------------------------------------------------------------------
 General Account Liabilities                                        85,382         162,798     $   277,879
 Separate Account Liabilities                                    1,075,231         897,044         668,094
----------------------------------------------------------------------------------------------------------
 CAPITAL AND SURPLUS                                           $   203,197     $   106,769     $   116,630
----------------------------------------------------------------------------------------------------------


NET LOSS


The Company reported a consolidated net loss in 1998 of $0.8 million, compared to the 1997 net loss of $3.6 million ($8.4 million net loss in 1996). The main contributors to these losses were as follows:

-----------------------------------------------------------------------------------------------
(In millions)                                                    1998        1997        1996
-----------------------------------------------------------------------------------------------
US Operations                                                  $   1.5     $  (0.8)    $   9.1
Taiwan Operations                                                 (2.3)       (2.8)      (17.5)
-----------------------------------------------------------------------------------------------
NET LOSS                                                       $  (0.8)    $  (3.6)    $ ( 8.4)
-----------------------------------------------------------------------------------------------



The net income from U.S. operations in 1998 of $1.5 million compared to a net loss in 1997 of $0.8 million was primarily a result of increased fee income earned in 1998 compared to 1997. The higher net loss in 1997 compared to 1996 was directly attributable to new business strain on dramatically increased variable universal life contract sales for which deposits increased 28% over 1996 levels.



The net loss from Taiwan operations decreased to $2.3 million in 1998 from $2.8 million in 1997 (a $17.5 million net loss in 1996). The lower net loss in 1998 was a result of higher premiums and lower operating costs which were partially offset by higher policyholder benefits due to increased business and lower surrenders. The increased net loss in 1997 compared to 1996 was a result of significant start-up costs incurred in Taiwan, particularly associated with producer recruitment. In 1997, as discussed earlier, improvements were made in the Taiwan branch operations to rationalize the operations, slow the sales growth and related production costs, and to instead focus on strategic growth. Lower sales in 1998 and 1997 compared to 1996 have significantly reduced the level of commissions and expenses incurred.


PREMIUMS


Premium revenue for 1998 was $9.3 million compared to $8.6 million in 1997 ($12.9 million in 1996). Of the total, premiums related to sales of traditional life insurance contracts in Taiwan in 1998, 1997 and 1996 were $9.2 million, $8.1 million and $12.2 million respectively. The increase in premiums for Taiwan in 1998 compared to 1997 reflects the focused growth strategy adopted in 1997 as discussed previously. The decrease in premiums for Taiwan in 1997 from 1996 reflects this same shift in strategy. In 1998, $0.1 million of premiums were reported for U.S. operations, compared to $0.5 million in 1997 and $0.7 million in 1996. The U.S. premiums relate solely to a block of Corporate-owned life insurance business assumed from ManUSA for which the initial premium assumed of $25.4 million was received in 1994, with very little renewal premium received thereafter. On December 31, 1998, this agreement was terminated and the Company transferred premiums and reserves totaling $41.0 million related to this block of business to ManUSA. This transaction is reported as consideration paid on reinsurance terminated of $41.0 million along with a corresponding reduction of reserves on reinsurance terminated.


Total general account and separate account deposits not included in premiums above were as follows:


-----------------------------------------------------------------------------------------------
(In 000's)                                                       1998        1997        1996
-----------------------------------------------------------------------------------------------
Variable Life Insurance                                        $207,401    $185,355    $144,438
Variable Annuities                                                2,640      11,598      36,130
-----------------------------------------------------------------------------------------------
TOTAL                                                          $210,041    $196,953    $180,568
-----------------------------------------------------------------------------------------------



The growth in variable life insurance deposits continued while single premium variable annuity premiums continued to decrease in 1998 and 1997. The deposit growth for variable life is consistent with the Company's commitment to develop variable core "estate/business planning products". Sales of the COLI variable universal life product launched in 1997 continued to grow in 1998. With the merger of Manufacturers Life and North

American Life Assurance Company in 1996, the sale of variable annuities in the Company was de-emphasized in October 1997 and all variable annuity sales are made through an affiliated company, The Manufacturers Life Insurance Company of North America.


FEE INCOME


Fee income for 1998 was $54.5 million, compared to $38.7 million in 1997 ($40.4 million in 1996). The increase in fee income in 1998 is attributable to: i) higher cost of insurance charges resulting from a larger inforce block of business in 1998 compared to 1997 and 1996; ii) increased mortality and expense risk charges earned as a percentage of the value of invested assets in the separate account portfolios which have grown significantly in 1998 and 1997 compared to 1996 due to continued strong investment performance, and; iii) higher surrender charges earned due mainly to a larger inforce block of business. Cost of insurance charges for 1998, 1997 and 1996 were $28.3 million, $21.3 million and $19.3 million, respectively; mortality and expense risk charges earned on separate account assets for 1998, 1997 and 1996 were $8.5 million, $7.0 million and $5.2 million, respectively, and; surrender charges for 1998, 1997 and 1996 were $5.1 million, $3.2 million and $3.0 million, respectively. The variable universal life and annuity business accounted for 81% of the fee income earned by the Company in 1998 compared to 82% in 1997 and 85% in 1996. The remainder of the fee income is primarily derived through asset-based distribution fees which have increased to $7.6 million in 1998 compared to $5.1 million in 1997 ($1.6 million in 1996).


NET INVESTMENT INCOME


Net investment income was $6.1 million in 1998 compared to $8.3 million in 1997 ($19.7 million in 1996). Included in the 1997 investment income is approximately $2.5 million of interest earned on the Manufacturers Life Mortgage Securities Corporation ("MLMSC") bonds which were repaid on March 1, 1997. The decrease in net investment income from 1996 to 1997 is due to the maturity of the MLMSC bonds in March 1997 on which interest of approximately $13.2 million was reported in 1996.



POLICYHOLDER BENEFITS AND CLAIMS



Policyholder benefits increased to $16.5 million in 1998, compared to $6.7 million in 1997 ($14.5 million in 1996). The increase in 1998 is primarily a result of increased reserves for the Taiwan business due to new business and a much slower run-off of reserves as lower surrenders were experienced compared to 1997.



OPERATING COSTS AND EXPENSES, INCLUDING COMMISSIONS



Operating costs and expenses, including commissions, were $85.5 million for 1998 compared to $77.9 million for 1997 before deferral of acquisition expenses ($81.0 million for 1996). Net of deferred acquisition costs, these costs were $44.2 million for 1998 compared to $44.6 million for 1997 ($45.0 million for 1996). The increase in expenses before deferral of acquisition expenses in 1998 is primarily attributable to higher variable expenses resulting from increased sales of variable insurance products compared to 1997. A greater portion of these expenses have been deferred in 1998 compared to 1997 as they relate to the acquisition of new business.



AMORTIZATION OF DEFERRED ACQUISITION COSTS



The DAC amortization expense was $9.3 million for 1998 compared to $4.9 million for 1997 ($13.2 million for 1996). In 1997, there was significant DAC unlocking due to assumption changes in the DAC model and re-pricing of the Company's variable products. This was partially offset by amounts written-off relating to DAC in the Taiwan operations due to high reported lapses in 1997.


REVIEW OF CONSOLIDATED FINANCIAL CONDITION


The Company had total consolidated assets of $1,364 million at December 31, 1998, an increase of $197 million or 16.9% from 1997. This change is principally a result of separate account asset growth of $178 million due to strong investment performance of the underlying investment funds, continued consumer preference for participation in the stock market through separate accounts, and the additional product offerings and investment options introduced in 1998.


INVESTMENTS


The following table outlines, by type of investment, the carrying value of the general account investment portfolio of the Company:





--------------------------------------------------------------------
Investment Type  (In `000's)                        1998        1997
--------------------------------------------------------------------
Fixed maturities                                 $49,254    $ 67,893
Equities                                          20,524      19,460
Policy Loans                                      19,320      14,673
Short-Term Investments                               459       2,130
--------------------------------------------------------------------
 TOTAL INVESTMENTS                               $89,557    $104,156
--------------------------------------------------------------------



General account investments decreased by $14.6 million or 14% from 1997. This change is due to a decrease in fixed maturities of $18.6 million, an increase in policy loans of $4.6 million and a decrease in short-term investments of $1.7 million. The Company manages its investment portfolio to provide liquidity to meet new business strain on increased variable life insurance sales.


FIXED MATURITIES


The Company's fixed maturity bond portfolio of $49.3 million represents 55% of investments at the end of 1998, compared to 65% at the end of 1997.



As at December 31, 1998, 91% of the bond portfolio was rated "A" or higher, and 100% was rated investment grade, "BBB" or higher. The corresponding percentages at the end of 1997 were 97.5% and 100%.



Fixed maturities by Investment Grade

(In '000's)                                                     1998                1997
-------------------------------------------------------------------------------------------------
AAA                                                     $29,927       60.8%   $52,496       77.3%
AA                                                          544        1.1%       516        1.0%
A                                                        14,459       29.3%    13,167       19.3%
BBB                                                       4,324        8.8%     1,714        2.5%
-------------------------------------------------------------------------------------------------
 TOTAL FIXED MATURITIES                                 $49,254      100.0%   $67,893      100.0%
-------------------------------------------------------------------------------------------------

EQUITY SECURITIES


The Company's equity portfolio of $20.5 million represents 23% of investments at the end of 1998, compared to 19% at the end of 1997. The equities consist entirely of investments in the portfolios of the MIT.



POLICY LOANS


Policy loans represented 22% of investments at December 31, 1998, compared to 12% in 1997. Most individual life insurance policies provide the individual policyholder with the right to obtain a policy loan from the Company. Such loans are made in accordance with the terms of the respective policies, are carried at the unpaid balance, and are fully secured by the cash surrender value of the policies on which the respective loans are made.



IMPAIRED ASSETS

Allowances for losses on investments are established when an asset or portfolio of assets becomes impaired as a result of deterioration in credit quality to the extent that there is no longer assurance of timely realization of the carrying value of assets and related investment income. The carrying value of an impaired asset is reduced to the net realizable value of the asset at the time of recognition of impairment.


The Company had no provisions for impairments as at December 31, 1998 and 1997.



DEFERRED ACQUISITION COSTS (DAC)



DAC increased from $130.4 million at the end of 1997 to $163.5 million as at the end of 1998. This increase is due mainly to deferrable acquisition costs associated with the sale of the COLI product introduced in 1997.



POLICYHOLDER LIABILITIES

The following table shows the distribution of Policyholder Liabilities and Separate Account Liabilities by line of business at December 31:


Policyholder Liabilities  (In '000's)                1998        1997
-----------------------------------------------------------------------
Life Insurance:
     Taiwan                                      $   18,383    $ 13,291
     Reinsurance                                         --      40,975
     Variable Life                                   42,447      40,211
-----------------------------------------------------------------------
TOTAL                                            $   60,830    $ 94,477
-----------------------------------------------------------------------

Separate Account Liabilities (In '000's)               1998        1997
-----------------------------------------------------------------------

Variable Life Insurance                          $  811,959    $603,732
Variable Annuities                                  263,272     293,312
-----------------------------------------------------------------------
TOTAL                                            $1,075,231    $897,044
-----------------------------------------------------------------------

Separate account liabilities are $1,075 million, an increase of 20% over 1997. This reflects the growing popularity of variable products in the marketplace and the increase in existing fund values due to the increase in the stock market in 1998 and sales of the COLI product.



The decrease in reinsurance reserves reflects the transfer of reserves to ManUSA resulting from the termination of the reinsurance agreement between the two companies discussed previously.



Taiwan reserves increased in 1998 due to increased business and lower lapses and surrenders.


LIQUIDITY AND CAPITAL REQUIREMENTS


The general account liabilities consist of traditional insurance whose liquidity requirements do not fluctuate significantly from one year to the next. The majority of the Company's cash flows arise from policyholder transactions related to the separate accounts, and, as such, the assets and liabilities of these products are exactly matched.



The Company maintains a prudent amount invested in cash and short term investments. At the end of 1998, this amounted to $24 million or 21% of total investments, including cash and cash equivalents, compared to $22 million in 1997 or 17.7%. In addition, the Company's liquidity is managed by maintaining an easily marketable portfolio of fixed maturities. Because of the excess of expense over income, which arises from the cost of new policy issues, the continued success in generating sales will not only result in losses in the results from operations, but will create a cash flow strain as well. The Company's consolidated statements of cash flows indicate this in that operating activities used cash of $69.3 million and $24.7 million in 1998 and 1997, respectively, compared to $20.5 million in 1996. Included in the 1998 total for cash used in operating activities is the consideration paid of $41.0 million on the termination of the reinsurance agreement with ManUSA. As a result, the Company looks to its parent, ManUSA, for the necessary capital to support its operations. In 1996, a $15 million contribution of capital was made to the Company by ManUSA to provide further liquidity. In 1998, the surplus debenture for $8.5 million issued to the Company from ManUSA in 1995 was discharged and recorded as a capital contribution. Also in 1998, the promissory note in the amount of $33 million issued by the Company to ManUSA in 1997 was discharged and the amount of $34.3 million ($33 million plus interest of $1.3 million) was recorded as a capital contribution. In addition, in 1998, a further $51.7 million contribution of capital was made to the Company by ManUSA to offset the payment of $41.0 million made by the Company to ManUSA on the termination of the reinsurance agreement between the two companies discussed previously. The Company and Manulife Financial have entered into an agreement whereby Manulife Financial provides a claims paying guarantee to the Company's U.S. policyholders. This claims paying guarantee does not apply to the Company's separate account contract holders.


The Company has no material commitments for capital expenditures.

CAPITAL REQUIREMENTS AND SOLVENCY PROTECTION

In order to enhance the regulation of insurer solvency, the NAIC enforces minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law required that life insurance companies report on a formula-based RBC standard which is calculated by applying factors to various assets, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.


The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business.

RISK MANAGEMENT PRACTICES AND PROCEDURES

Risk management is a fundamental component in the Company's financial strength and stability, and is essential to its continuing success. The Company is committed to comprehensive risk management policies and procedures which measure and control risk in all of its business activities and allow for periodic reviews by internal and external auditors and regulators.


The key risks faced by the Company and how they are managed is explained in the following sections.



INTEREST RATE RISK



Interest rate risk is the risk that the Company will incur economic losses due to adverse changes in interest rates. The Company manages its interest rate risk through an asset/liability management program. The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a generally conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives of this program.



Based upon the Company's investment strategy and its asset-liability management process, management estimates that a 100 basis point immediate, parallel increase in interest rates for the entire year of 1999 would decrease the fair value of its fixed maturity securities by approximately $2.6 million. The Company's liabilities are comprised primarily of separate account liabilities for which contract holders bear the risk of fluctuations in interest rates.



EQUITY RISK



The Company earns asset based fees based on the asset levels invested in the separate accounts. As a result, the Company is subject to equity risk and the effect changes in equity market levels will have on the amounts invested in the separate accounts. The Company estimates that the effect of a 10% decline in equity fair values in force at December 31, 1998 would adversely affect the Company's asset based fees by $2.0 million if applicable over the entire year of 1999.



CURRENCY RISK


The Company's policy of matching assets with related liabilities by currency limits its exposure to foreign currency movements to a minimal level. The currency exposure on surplus is proportional to the underlying liabilities, thus insulating the Company's "surplus to liability" ratios from changes in foreign currency exchange rates.


As a result of the Company's foreign currency policy, the impact of the current foreign exchange crisis in Asia on the Company's earnings was minimal although the Company recognizes that the economic value of the Taiwan branch was affected by the economic and currency developments in these markets.

CREDIT RISK


Credit risk is the risk that a party to a financial instrument will fail to fully honor its financial obligations to the Company. Senior management within the Investments operations establishes policies and procedures for the management of credit risk which limits concentration by issuer, connections, rating sector and geographic region. Limits are placed on all personnel in terms of ability to commit the Company to credit instruments. Credit and commitment exposures are monitored using a rigorous reporting process and are subject to a formal quarterly review.


CLAIMS RISK

The Company is always subject to the risk of change in the life expectancy of the population. Claims trends are therefore monitored on an ongoing basis. The Company uses both its own and industry experience to develop estimates of future claims.

The management of ongoing claims risk for an insurer includes establishing appropriate criteria to determine the insurability of applicants as well as managing the exposure to large dollar claims. Underwriting standards have been established to manage the insurability of applicants. Management performs periodic reviews to ensure compliance with standards.

Exposure to large claims is managed by establishing policy retention limits. Policies in excess of the limits are reinsured with MRC. Underwriting standards and policy retention limits are reviewed on a periodic basis.

PRICING RISK


The process of pricing products includes the estimation of many factors including future investment yields, mortality and morbidity experience, expenses, rates of policy surrender, and taxes. Pricing risk is the risk that actual experience in the future will not develop as estimated in pricing. Some products are designed such that adjustments to premiums or benefits can be made for experience variations, while for other products no such changes are possible.


The Company manages pricing risks by setting standards and guidelines for pricing. These standards and guidelines cover pricing methods and assumption setting, profit margin objectives, required scenario analysis, and documentation. They also address the areas of pricing software, approved pricing personnel, and pricing approvals. These standards and guidelines ensure that an appropriate level of risk is borne by the Company and that an appropriate return is provided to the policyholders.


BUSINESS RISK


Business risk comprises operating risk as well as other risks. Operating risk is the exposure to inadequate internal controls, including inadequate control of risk management. Other risks include legal, political, competitive and environmental risks. Business risks expose the Company to potential loss of earnings.

The Company manages operating risks by establishing appropriate internal control policies and procedures. The Company centrally manages business risk using risk identification and compliance monitoring processes. Diversification of businesses is an integral part of the Company's business risk management strategy.

A controllership function has been established in each operation and is responsible for day-to-day management of operating risk including compliance with Company control policies.

The Company has coordinated its operational compliance departments under the supervision of its corporate legal function. This structure ensures compliance with all legal and regulatory requirements in all jurisdictions in which the Company does business. All customer-related communications, product brochures and selling tools, and procedures for compliance therewith, are subject to review by the compliance function. Compliance is monitored on an ongoing basis.

IMPACT OF YEAR 2000


The Company makes extensive use of information systems in the operations of its various businesses, including for the exchange of financial data and other information with customers, suppliers and other counterparties. The Company also uses software and information systems provided by third parties in its accounting, business and investment systems.



The Year 2000 risk, as it is commonly known, is the result of computer programs being written using two digits, rather than four, to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in systems failures or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send premium billing notices, make claims payments or engage in other normal business activities.



The systems used by the Company have been assessed as part of a comprehensive written plan conducted by The Manufacturers Life Insurance Company (collectively with its subsidiaries "Manulife Financial"), to ensure that computer systems and processes of Manulife Financial and its affiliates, including the Company, will continue to perform through the end of this century and in the next. In 1996, in order to make Manulife Financial's systems Year 2000 compliant, a program was instituted to modify or replace both Manulife Financial's information technology systems ("IT systems") and embedded technology systems ("Non-IT systems"). The phases of this program include (i) an inventory and assessment of all systems to determine which are critical, (ii) planning and designing the required modifications and replacements, (iii) making these modifications and replacements, (iv) testing modified or replaced systems, (v) redeploying modified or replaced systems and (vi) final management review and certification. For most IT and non-IT systems identified as critical, certification has been completed for the Company. Of those systems classified as critical, management believes that over 99% were Year 2000 compliant at the end of 1998. Management continues to focus attention on the remaining 1% of critical systems. Those that affect the Company are expected to be compliant by the end of the second quarter in 1999. Management believes that the Company's non-critical systems will be Year 2000 compliant by the end of the first quarter 1999.



In addition to efforts directed at Manulife Financial's own systems, Manulife Financial is presently consulting vendors, customers, and other third parties with which it deals in an effort to ensure that no material aspect of Manulife Financial's operations will be hindered by Year 2000 problems of these third parties. This process includes providing third parties with questionnaires regarding the state of their Year 2000 readiness and, where possible or where appropriate, conducting further due diligence activities. Manulife Financial recognizes the importance of preparing for the change to the Year 2000 and, in January 1999, commenced preparation of contingency plans, in the event that Manulife Financial's Year 2000 program has not fully resolved its Year 2000 issues. The Year 2000 Project Management Office for Manulife Financial's U.S. Division is coordinating the preparation of the Year 2000 contingency plan on behalf of U.S. Division affiliates and subsidiaries. Contingency planning is targeted for completion by mid-1999.



Management currently believes that, with modifications to existing software and conversions to new software, the Year 2000 risk will not pose significant operational problems for Manulife Financial's computer systems. As part of the Year 2000 program, critical systems were "time-shift" tested in the Year 2000 and beyond to confirm that they will continue to function properly before, during and after the change to the Year 2000. However, there can be no assurance that Manulife Financial's Year 2000 program, including consulting third parties and its contingency planning, will avoid any material adverse effect on Manulife Financial's operations, customer relations or financial condition. Manulife Financial estimates the total cost of its Year 2000 program will be approximately $59 million, of which $49.5 million has been incurred through December 31, 1998; however, there can be no assurance that the actual cost incurred will not be materially higher than such estimate. Most costs will be expensed as incurred; however, those costs attributed to the purchase of new software and hardware will generally be capitalized. The total cost of the Year 2000 program is not expected to have a material effect on Manulife Financial's net operating income.




EXECUTIVE OFFICERS AND DIRECTORS


         The directors and executive officers of the Company, together with their principal occupations during the past five years, are as follows:

Name (Age)                           Position with Manufacturers Life                    Principal Occupation
                                     of America
-----------------------------------------------------------------------------------------------------------------------------------
Sandra M. Cotter (36)                Director (since December 1992)      Attorney, Dykema, Gossett, PLLC, 1989 to present.

James D. Gallagher (44)              Director (since May 1996),
                                      Secretary and General Counsel      Vice President, Secretary and General Counsel, The
                                                                         Manufacturers Life Insurance Company (USA), January 1997 to
                                                                         present; Secretary and General Counsel, Manufacturers
                                                                         Adviser Corporation, January 1997 to present; Vice
                                                                         President, Legal Services - U.S. Operations, The
                                                                         Manufacturers Life Insurance Company, January 1996 to
                                                                         present; Vice President, Secretary and General Counsel, The
                                                                         Manufacturers Life Insurance Company of North America, 1994
                                                                         to present; Vice President and Associate General Counsel,
                                                                         The Prudential Insurance Company of America, 1991 to 1994.

Donald A. Guloien (41)               Director (since August 1990) and    Executive Vice President, Business Development The
                                     President                           Manufacturers Life Insurance Company, January 1999 to
                                                                         present; Senior Vice President, Business Development, The
                                                                         Manufacturers Life Insurance Company, 1994 to December
                                                                         1998; Vice President, U.S. Individual Business, The
                                                                         Manufacturers Life Insurance Company, 1990 to 1994.

Theodore Kilkuskie (43)              Director (since May 1996) and       Senior Vice President, U.S. Annuities, The Manufacturers
                                     Vice President, US Individual       Life Insurance Company, January 1999 to present; President,
                                     Insurance                           The Manufacturers Life Insurance Company of North America,
                                                                         January 1999 to present; Senior Vice President, U.S.
                                                                         Individual Insurance, The Manufacturers Life Insurance to
                                                                         December 1998; Vice President, U.S. Individual Insurance,
                                                                         The Manufacturers Life Insurance Company, June 1995 to
                                                                         February 1998; Executive Vice President, Mutual Fund Sales
                                                                         & Marketing, State Street Research & Management, March 1994
                                                                         to June 1995.

James O'Malley (52)                  Director (since November 1998)      Senior Vice President, U.S. Pensions, The Manufacturers
                                                                         Life Insurance Company, January 1999 to present; Vice
                                                                         President, Systems New Business Pensions, The Manufacturers
                                                                         Life Insurance Company, 1984 to December 1998.

Joseph J. Pietroski (60)             Director (since July 1992)          Senior Vice President, General Counsel and Corporate
                                                                         Secretary, The Manufacturers Life Insurance Company, 1988
                                                                         to present.

John D. Richardson (61)              Chairman and Director (since        Senior Executive Vice President, The Manufacturers Life
                                        January 1995)                    Insurance Company, January 1999 to present; Executive Vice
                                                                         President, U.S. Operations, The Manufacturers Life
                                                                         Insurance Company, November 1997 to December 1998; Senior
                                                                         Vice President and General Manager, U.S. Operations, The
                                                                         Manufacturers Life Insurance Company, January 1995 to
                                                                         October 1997;

Name (Age)                           Position with Manufacturers Life                    Principal Occupation
                                     of America
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Senior Vice President and General Manager, Canadian
                                                                         Operations, The Manufacturers Life Insurance Company, June
                                                                         1992 to December 1994.

Victor Apps (51)                     Vice President, Asia                Executive Vice President, Asia Operations, The
                                                                         Manufacturers Life Insurance Company, November 1997 to
                                                                         present; Senior Vice President and General Manager, Greater
                                                                         China Division, The Manufacturers Life Insurance Company,
                                                                         1995 to 1997; Vice President and General Manager, Greater
                                                                         China Division, The Manufacturers Life Insurance Company,
                                                                         1993 to 1995; International Vice President, Asia Pacific
                                                                         Division, The Manufacturers Life Insurance Company, 1988 to
                                                                         1993.

Felix Chee (52)                      Vice President, Investments         Executive Vice President, The Manufacturers Life Insurance
                                                                         Company, November 1997 to present; Chief Investment
                                                                         Officer, The Manufacturers Life Insurance Company, June
                                                                         1997 to present; Senior Vice President and Treasurer, The
                                                                         Manufacturers Life Insurance Company, August 1994 to May
                                                                         1997; Vice President and Treasurer, The Manufacturers Life
                                                                         Insurance Company, October 1993 to July 1994.

Robert A. Cook (44)                  Vice President, Marketing           Senior Vice President, US Individual Insurance, The
                                                                         Manufacturers Life Insurance Company, January 1999 to
                                                                         present; Vice President, Product Management, The
                                                                         Manufacturers Life Insurance Company, 1996 to December
                                                                         1998; Sales and Marketing Director, U.K. Division, The
                                                                         Manufacturers Life Insurance Company, 1994 to-1995.

Hugh McHaffie (40)                   Vice President                      Vice President, Product Development, US Annuities, The
                                                                         Manufacturers Life Insurance Company, January 1996 to
                                                                         present; Vice President, US Annuities, The Manufacturers
                                                                         Life Insurance Company of North America, September 1996 to
                                                                         present, Vice President, Product Actuary, The Manufacturers
                                                                         Life Insurance Company of North America, August 1994 to
                                                                         September 1996; Product Development Executive, The
                                                                         Manufacturers Life Insurance Company of North America,
                                                                         August 1990 to August 1994.

Douglas H. Myers (44)                Vice President, Finance and         President, ManEquity, Inc., April 1994 to present;
                                       Compliance, Controller            Assistant Vice President and Controller, U.S. Operations,
                                                                         The Manufacturers Life Insurance Company, 1988 to present.

John G. Vrysen (43)                  Vice President and Appointed        Chief Financial Officer and Treasurer, Manulife-Wood Logan
                                     Actuary                             Holding Co., Inc., January 1996 to present; Vice President and Chief Financial Officer, U.S. Operations, The
                                                                         Manufacturers Life Insurance Company, January 1996 to

Name (Age)                           Position with Manufacturers Life                    Principal Occupation
                                     of America
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         present; Vice President and Chief Actuary, The
                                                                         Manufacturers Life Insurance Company of New York, March
                                                                         1992 to present; Vice President and Chief Actuary, The
                                                                         Manufacturers Life Insurance Company of North America,
                                                                         January 1986 to present.

Jean  Wong (35)                      Vice President and Treasurer        Vice President and Chief Accountant, US Division, The
                                                                         Manufacturers Life Insurance Company, May 1998 to present;
                                                                         Chief Accountant, US Division, The Manufacturers Life
                                                                         Insurance Company, July 1996 to May 1998; Director, Finance
                                                                         and Administration, Star Data Systems Inc., December 1995
                                                                         to July 1996; Vice President and Chief Financial Officer,
                                                                         Primerica Financial Services, June 1993 to December 1995.


EXECUTIVE COMPENSATION


The Company's executive officers may also serve as officers of one or more affiliates of Manufacturers Life (sometimes referred to herein as "Manulife Financial"). Allocations have been made as to such officers' time devoted to duties as executive officers of the Company. The following table shows the allocated compensation paid or awarded to or earned by the Company's Chief Executive Officer for services provided to the Company. No other executive officer had allocated cash compensation in excess of $100,000.


Summary Compensation Table


------------------------------------------------------------------------------------------------------------------------------------
Name and Principal   Year    Salary     Bonus(1)   Other Annual     Restricted     Securities        LTIP         All Other
Position                                           Compensation(2)    Stock     Underlying      Payouts Compensation(3)
                                                                      Awards      Options/SARs
------------------------------------------------------------------------------------------------------------------------------------
Don A. Guloien,      1998    $8,875     $4,800         $1,100          N/A             N/A          $1,303           $12
President



(1) Bonus for 1997 performance paid in 1998.



(2) Does not include group health insurance since the plans are the same for all salaried employees.



(3) Other Compensation includes the value of term life insurance premiums paid by Manulife Financial for the benefit of the executive officer.



The Management Resources and Compensation Committee (the "Committee") of the Board of Directors is comprised of six external directors. The Committee's principal mandate is to approve the appointment, succession and remuneration of Manulife Financial's Executive Vice Presidents and Senior Vice Presidents, including the Named Executive Officers. For the President and Chief Executive Officer of Manulife Financial, the Committee makes compensation recommendations that are then approved by the entire Board. The Committee also approves the compensation programs for all other officers as well as the annual review of the Annual Incentive Plan awards and Long-Term Incentive Plan grants for all officers of Manulife Financial and it's subsidiaries.

In addition to the annual reviews, the Committee approves any major changes to all policies which are designed to attract, retain, develop and motivate employees and all pension plans of Manulife Financial and its subsidiaries.



Manulife Financial's executive compensation policies are designed to recognize and reward individual performance as well as provide a total compensation package which is competitive with the median of Manulife Financial's comparator group, which is comprised of Schedule I banks and major life insurance companies. Further, Manulife Financial ensures that its compensation levels are competitive within local markets outside of Canada.



Manulife Financial's executive compensation program is comprised of three key components; base salary, annual incentives and long-term incentives. Officers of the Company participate in the following Manulife Financial compensation programs.


SALARY


The Committee approves the salary ranges and salary increase levels for all of Manulife Financial's Executive and Senior Vice Presidents individually, and all Vice Presidents as a group, based on competitive industry data for all markets in which Manulife Financial operates. Salary increases for Manulife Financial's officers have been consistent with the salary increase programs approved for all employees.



In establishing Manulife Financial's competitive position and developing annual salary increase programs, Manulife Financial uses several annual surveys as prepared by independent compensation consulting firms with reference to publicly disclosed information.


ANNUAL INCENTIVE PLAN


Manulife Financial's Annual Incentive Plan ("AIP") provides executive officers of Manulife Financial with the opportunity to earn incentive bonuses based on the achievement of pre-established corporate and divisional earnings objectives and divisional and individual performance objectives.



The Committee and management periodically review the design of the incentive plan to ensure that it:



(i)   is competitive with Manulife Financial's comparator groups;
(ii)  supports, and aligns, with Manulife Financial's strategic objectives; and
(iii) recognizes and rewards individual contributions and value creation.
In conducting these reviews, Manulife Financial obtains advice from independent, external consultants.



The AIP uses earnings and performance measures to determine awards with predetermined thresholds for each component as approved by the Committee annually. Incentive awards are established for each participant based on organizational level. Incentive award levels range from 12% to 60% of base salary assuming achievement of targeted performance objectives. When corporate and divisional performance objectives are significantly exceeded, a participant can receive incentive awards ranging from 30% to 150% of base salary. If corporate and divisional performance objectives are below targeted performance, the incentive awards are adjusted downward according to plan guidelines. The Named Executive Officers participate in the AIP on the same basis as all other officers.

LONG TERM INCENTIVE PLAN


-----------------------------------------------------------------------------------------------------------
                                                            Estimated Future Payouts Under
                                                      Non-Securities-Price-Based Plans (US $)(3)
                                                 ----------------------------------------------------------
       Name               Securities Units or    Performance or        Threshold           Target ($ or #)(4)     Maximum
                          Other Rights (#)(1)    Other Period          ($ or #)                                   ($ or #)
                                                     Until
                                                 Maturation or
                                                    Payout(2)
-------------------------------------------------------------------------------------------------------------------------
    Don Guloien .......          672             Jan. 1, 2002             N/A                   $4,588              N/A
--------------------------------------------------------------------------------------------------------------------------


Notes:


(1) Each grant has two components: Cash Appreciation Rights and Retirement Appreciation Rights.



(2) The appreciation in the value of Cash Appreciation Rights are redeemed four years following the grant date. Retirement Appreciation Rights are only redeemed upon retirement or cessation of employment with Manulife.



(3) Canadian dollars converted to US dollars using a book rate of 1.50.



(4) The target is calculated assuming Cash Appreciation Rights are exercised in the fourth year. At that time 50% of the target is redeemed in cash and the balance continues to appreciate until redeemed upon retirement or cessation of employment.



Manulife Financial's Board of Directors approved the implementation of a Long-Term Incentive Plan ("LTIP") effective April 1, 1994. All employees at the Vice President level and above are eligible to participate in the LTIP.



The purpose of the LTIP is to encourage executive officers to act in the long-term interests of Manulife Financial and to provide an opportunity to share in value creation as measured by changes in Manulife Financial's statutory surplus. The LTIP is an appreciation rights plan which requires that a substantial portion of any accumulated gain remain invested with Manulife Financial during the participant's career with Manulife Financial.



The Committee reviews the LTIP on an annual basis having regard to Manulife Financial's performance, targeted growth and competitive position. The Committee approves grants on a prospective basis considering management's recommendations for participation, size and terms of grant.



Grants of appreciation rights are generally made to participants in the LTIP each year. The number of appreciation rights granted to participants is determined based on the net present value of the potential payout represented by the appreciation rights, assuming that Manulife Financial's surplus grows at a targeted rate. Appreciation rights are granted such that this net present value represents between 20% and 115% of the participant's salary level on the date of grant.


PERQUISITES


In addition to cash compensation, all officers are entitled to a standard benefit package including medical, dental, basic and dependent life insurance, long and short-term disability coverage and defined contribution or defined benefit plan.

US domiciled officers at the Vice President levels and above are provided with an automobile and parking benefit, cellular telephone and computer. The automobile benefit covers insurance and maintenance. There are no other benefit packages which currently enhance overall compensation by more than 10%.



Canadian domiciled officers at the Vice President levels and above are eligible to receive the Executive Flexible Spending Account. The objective of the program is to assist and encourage the executive officers to represent the interests and high standards of Manulife Financial, both from a business and a personal perspective. The program's flexibility allows use of the allowance for benefit choices from a comprehensive list of options, including: car, mortgage subsidy and club memberships.



US RETIREMENT PLANS



With the integration of the Manulife Financial and North American Life operations, a review of the retirement programs for the employees in the United States was conducted in 1998. As a result of this review, effective July 1, 1998, (i) the two defined benefit pension plans (The Manulife Financial United States Salaried Employees Pension Plan and the North American Life Staff Pension Fund 1948 for United States Members) were merged and converted to a Cash Balance Plan, entitled "The Manulife Financial U.S. Cash Balance Plan"; (ii) the Supplemental Pension Plan for United States Salaried Employees of Manufacturers Life Insurance Company was converted into a Cash Balance Supplemental Plan, entitled "The Manulife Financial U.S. Supplemental Cash Balance Plan"; and,
(iii) the two 401(k) plans (The Manulife Financial 401(k) Savings Plan and the North American Security Life 401(k) Savings Plans) were merged and restated into The Manulife Financial U.S. 401(k) Savings Plan.



The executives of Manufacturers Life of America are eligible to participate in the three restated retirement plans as sponsored by The Manufacturer's Life Insurance Company (U.S.A.).



The Manulife Financial Cash Balance Plan



To implement the conversion to the Cash Balance Plan, participants in the two former defined benefit plans were provided with opening account balances equal to the value of their accrued benefit under their respective prior plan participation as at June 30, 1998, using interest rate assumption equal to the Pension Benefit Guaranty Corporation (PBGC) rate for 1998.



Under this plan, which is a defined benefit plan, a separate account is established for each participant. The account receives company contribution credits based on vesting service and earnings as outlined in the table below. The account earns semi-annual interest credits based on the yield of one-year Treasury bills plus half a percentage point, subject to a minimum interest credit of 5.25%. The yearly maximum amount of eligible pay allowed under the qualified plan is $160,000 for 1998. Employees are vested after 3 years of vesting service. Normal retirement age is 65. Pension benefits are provided to those who terminate after three years of vesting service, and the normal retirement benefit is actuarially equivalent to the cash balance account at normal retirement date. Early benefits are actuarially equivalent to the normal retirement benefits but are subsidized for participants who were age 45 and 5 or more years of vesting service on July 1, 1998 and who terminate employment after attaining age 50 and completing 10 years of service. For these grandfathered participants, the prior early retirement factors under the Manulife Financial Plan apply. The normal form of payment under the Cash Balance Plan is a life annuity, with various optional forms available, including a lump sum equal to the cash balance account.



                          Company Contribution Credits



Years of Vesting Service                              Percentage of Eligible Pay
------------------------                              --------------------------
Less than 6                                                        4%
6, but less than 11                                                5%
11, but less than 16                                               7%
16, but less than 21                                               9%
21 or more                                                        11%

Projected Cash Balance Plan pension benefits at age 65 payable as an annual life annuity.



--------------------------------------------------------------------------------
                                Years of Service
--------------------------------------------------------------------------------
Renumeration ($)          15          20          25           30          35
--------------------------------------------------------------------------------
                      $            $           $            $           $
--------------------------------------------------------------------------------
      $150,000          16,960      30,178      49,664       76,018      111,659
--------------------------------------------------------------------------------
       175,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       200,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       225,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       250,000          18,090       2,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       300,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       400,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------
       500,000          18,090      32,190      52,975       81,086      119,103
--------------------------------------------------------------------------------



The Manulife Financial U.S. Supplemental Cash Balance Plan



In addition to their pension plan benefits, executives are eligible for benefits under The Manulife Financial U.S. Supplemental Cash Balance Plan. This is a non-contributory, non-qualified plan, the purpose of which is to provide the executives with the same level of retirement benefits they would have been entitled to but for the limitations prescribed for qualified plans under the Internal Revenue Code. Opening account balances were established using the same method as The Manulife Financial U.S. Cash Balance Plan. During the period of an executive's active participation in the plan, annual company contributions are made with respect to the portion of the executives earnings which is in excess of $160,000 for 1998 as outlined below with interest credited under this plan at the same rate as provided under the Cash Balance Plan. In addition, a one time contribution may be made for a participant if it is determined at the time of their termination of employment, that the participant's pension benefit under the Cash Balance Plan is limited by Internal Revenue Code Section 415. Together, these contributions serve to restore to the participant the benefit that they would have been entitled to under the Cash Balance Plan's benefit formula but for the limitations, in Internal Revenue Code Sections 401(a) (17) and 415. Benefits are provided to those who terminate after three years. The default form of payment under the plan is a lump sum, although participants may elect to receive payment in the form of an annuity provided that such election is made within the time period prescribed in the plan.



Complete Years of Cash
Balance Service Credits as of      Percentage of Eligible Pay         Percentage of Eligible Pay
December 31st                           up to $200,000                      over $200,000
-------------                           --------------                     ----------------
Less than 6 ..................                4%                                   4%
6, but less than 11...........                5%                                   5%
11, but less than 16 .........                7%                                   5%
16, but less than 21 .........                9%                                   5%
21 or more ...................               11%                                   5%

Projected Supplemental pension benefits at age 65 payable as an annual life annuity



------------------------------------------------------------------------------
                                Years of Service
------------------------------------------------------------------------------
Renumeration ($)        15          20         25           30          35
------------------------------------------------------------------------------
                    $           $           $            $         $
------------------------------------------------------------------------------
      $150,000            0           0           0            0          0
------------------------------------------------------------------------------
       175,000        1,696       3,018       4,966        7,602     11,166
------------------------------------------------------------------------------
       200,000        4,523       8,048      13,244       20,271     29,776
------------------------------------------------------------------------------
       225,000        7,081      12,178      19,501       29,404     42,797
------------------------------------------------------------------------------
       250,000        9,639      16,309      25,757       38,536     55,818
------------------------------------------------------------------------------
       300,000       14,756      24,570      38,271       56,801     81,861
------------------------------------------------------------------------------
       400,000       24,990      41,092      63,298       93,330    133,946
------------------------------------------------------------------------------
       500,000       35,224      57,615      88,325      129,859    186,031



Projected Cash Balance and Supplemental pension benefits at age 65 payable as an annual annuity.



--------------------------------------------------------------------------------
                                Years of Service
--------------------------------------------------------------------------------
Renumeration ($)          15          20          25          30           35
--------------------------------------------------------------------------------
                       $           $           $           $            $
--------------------------------------------------------------------------------
      $150,000          16,960      30,178      49,664       76,018      111,659
--------------------------------------------------------------------------------
       175,000          19,786      35,208      57,941       88,688      130,269
--------------------------------------------------------------------------------
       200,000          22,613      40,238      66,219      101,357      148,879
--------------------------------------------------------------------------------
       225,000          25,171      44,368      72,476      110,490      161,900
--------------------------------------------------------------------------------
       250,000          27,729      48,499      78,732      119,622      174,921
--------------------------------------------------------------------------------
       300,000          32,846      56,760      91,246      137,887      200,964
--------------------------------------------------------------------------------
       400,000          43,080      73,282      116,273     174,416      253,049
--------------------------------------------------------------------------------
       500,000          53,314      89,805      141,300     210,945      305,134
--------------------------------------------------------------------------------

The Manulife Financial U.S. 401(k) Savings Plan



In addition to the above plans a 401(k) Savings Plan is also offered. The plan allows employees of the Company to contribute on a pre-tax basis 1% to 15% of their earnings up to the yearly limit of $160,000 for 1998. The yearly maximum an employee can contribute is $10,000 for 1998. The company matches 50% of the first 6% of contributions. Employees become 100% vested in the employer matching contributions as outlined in the vesting schedule below. Additionally they become 100% vested if they retire on or after age 65, become disabled or die.



Years of Vesting Service                             Vested Percentage
------------------------                             -----------------
Less than 2 years                                            0%
2 years but less than 3                                     50%
3 years and thereafter                                     100%



CANADIAN RETIREMENT PLANS



Executive officers domiciled in Canada, and certain executive officers formerly domiciled in Canada, are eligible to participate in Manulife Financial's Canadian Staff Pension Plan and to receive supplemental pension benefits under Manulife Financial's supplemental retirement income program. Under these plans, income is payable for the life of the executive officer, with a guarantee of a minimum of 120 monthly payments. If the executive officer is married, the income is actuarially adjusted to a joint and survivor pension which pays a set amount during the life of the executive officer. Upon the death of the executive officer, this amount is reduced by one-third and is payable for the life of the spouse (provided that in no event is this amount reduced prior to 60 months from the date of retirement).



Pensionable earnings for this purpose are calculated as the highest average of the base earnings and bonuses earned over any 36 consecutive months. The pension benefit is determined by years of service multiplied by the sum of 1.3% of pensionable earnings up to the average of the last three years maximum pensionable earnings ("YMPE") plus 2.0% of the excess of pensionable earnings over the average YMPE, without regard to the maximum pension limit for registered pension plans imposed by Revenue Canada.



Employees hired after the age of 40 who become executive officers at the vice president level and above within one year of hire may also receive additional service credits equal to their actual period of service, to a maximum of 10 years.



The following table sets forth the aggregate standard annual benefits payable to executive officers under Manulife Financial's Canadian Staff Pension Plan and supplemental retirement income program.

----------------------------------------------------------------------------------------------------
                                                                          Years of Service
----------------------------------------------------------------------------------------------------
         Remuneration  $    15               20              25              30             35
----------------------------------------------------------------------------------------------------
                           $               $               $               $               $
----------------------------------------------------------------------------------------------------
           125,000          34,978          46,637          58,296          69,955           81,615
---------------------------------------------------------------------------------------------------
           150,000          42,478          56,637          70,796          84,955           99,115
---------------------------------------------------------------------------------------------------
           175,000          49,978          66,637          83,296          99,955          116,615
---------------------------------------------------------------------------------------------------
           200,000          57,478          76,637          95,796         114,955          134,115
---------------------------------------------------------------------------------------------------
           225,000          64,978          86,637         108,296         129,955          151,615
---------------------------------------------------------------------------------------------------
           250,000          72,478          96,637         120,796         144,955          169,115
---------------------------------------------------------------------------------------------------
           300,000          87,478         116,637         145,796         174,955          204,115
---------------------------------------------------------------------------------------------------
           400,000         117,478         156,637         195,796         234,955          274,115
---------------------------------------------------------------------------------------------------
           450,000         132,478         176,637         220,796         264,955          309,115
---------------------------------------------------------------------------------------------------
           500,000         147,478         196,637         245,796         294,955          344,115
---------------------------------------------------------------------------------------------------
           600,000         177,478         236,637         295,796         354,955          414,115
---------------------------------------------------------------------------------------------------
           700,000         207,478         276,637         345,796         414,955          484,115
---------------------------------------------------------------------------------------------------
           800,000         237,478         316,637         395,796         474,955          554,115
---------------------------------------------------------------------------------------------------
           900,000         267,478         356,637         445,796         534,955          624,115
---------------------------------------------------------------------------------------------------
         1,000,000         297,478         396,637         495,796         594,955          694,115
---------------------------------------------------------------------------------------------------



Mr. Guloien had 17.8 years of credited service as at December 31, 1998.


LEGAL PROCEEDINGS

There are no pending legal proceedings affecting Separate Account Two or Manufacturers Life of America.

STATE REGULATIONS


The Company is subject to the laws of the state of Michigan governing insurance companies and to the regulation of the Michigan Insurance Department. In addition, the Company is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by each insurance department includes periodic examination to determine the Company's contract liabilities and reserves so that each insurance department may verify that these items are correct. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. The Company's books and accounts are subject to review by each insurance department and other supervisory agencies at all times, and the Company files annual statements with these agencies. A full examination of the Company's operations is conducted periodically by the Michigan Insurance Department. Under Michigan holding company laws and other laws and regulations, intercompany transactions, and transfers of assets may be subject to prior notification or approval depending upon the size of such transfers and payments in relation to the financial positions of the companies.



Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.



Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the Federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.


OTHER MATTERS

SPECIAL PROVISIONS FOR GROUP OR SPONSORED ARRANGEMENTS

Where permitted by state insurance laws, Policies may be purchased under group or sponsored arrangements, as well as on an individual basis. A "group arrangement" includes a program under which a trustee, employer or similar entity purchase Policies covering a group on individuals on a group basis. A "sponsored arrangement" includes a program under which an employer permits group solicitation of its employees or an association permits group solicitation of its members for the purchase of Policies on an individual basis.


Charges and deductions described above (see Description of the Policies -- "Policy Charges") may be reduced for Policies issued in connection with group or sponsored arrangements. Such arrangements may also include sales without withdrawal charges and certain other charges to employees, officers, directors, agent, immediate family members of the foregoing and employees of agents of Manufacturers Life and its subsidiaries. Manufacturers Life of America will reduce the charges and deductions in accordance with its rules in effect as of the date an application for a Policy is approved. To qualify for such a reduction, a group or sponsored arrangement must satisfy certain criteria as to, for example, size of the group, expected number of participants and anticipated premium payments from the group. Generally, the sales contacts and effort, administrative costs and mortality risks and expense risks costs per Policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Policies are purchased and certain characteristics of its members.


The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative, mortality and expense risks costs resulting from sales to qualifying groups and sponsored arrangements.

Manufacturers Life of America may modify from time to time on a uniform basis, both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Policyowners and all other owners of the Policies.

SALE OF THE POLICIES

ManEquity, Inc., an indirect wholly-owned subsidiary of Manufacturers Life, will act as the principal underwriter of, and continuously offer, the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. ManEquity, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers. The Policies will be sold by registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized by state insurance departments to do so.

For the years ended December 31, 1996, December 31, 1997 and December 31, 1998, ManEquity, Inc. received $3,045,326, $570,520 and $107,763, respectively, as compensation for sales of other variable annuity policies issued by Separate Account Two by its registered representatives. Of these amounts, $2,957,985, $537,752 and $101,873, respectively, were remitted to Manufacturers Life to reimburse it for commissions paid to such registered representatives. The total of all compensation received by ManEquity, Inc. for sales of variable products, including products issued by Separate Account Two, for the year ended December 31, 1998 was $5,890.


Agents will receive commissions on purchase payments not to exceed 4% thereof and, each year beginning with the seventh Policy Anniversary, 0.50% of the Policy Value at the respective Policy Anniversary. Under certain circumstances agents may be eligible for a bonus payment of not exceeding 1% of purchase payments. In addition, agents who meet certain productivity and persistency standards will be eligible for additional compensation.

VOTING RIGHTS

As stated above, all of the assets held in the Variable Accounts will be invested in shares of a particular Portfolio of Manufacturers Investment Trust. Manufacturers Life of America is the legal owner of those shares and as such has the right to vote upon certain matters that are required by the 1940 Act to be approved or ratified by the shareholders of a mutual fund and to vote upon any other matters that may be voted upon at a shareholders' meeting. However, Manufacturers Life of America will vote shares held in the Variable Accounts in accordance with instructions received from Policyowners having an interest in such Accounts. Shares held in each Variable Account for which no timely instructions from Policyowners are received, including shares not attributable to Policies, will be voted by Manufacturers Life of America in the same proportion as those shares in that Variable Account for which instructions are received. Should the applicable federal securities laws or regulations change so as to permit Manufacturers Life of America to vote shares held in the Variable Accounts in its own right, it may elect to do so.

The number of shares in each Variable Account for which instructions may be given by a Policyowner is determined by dividing the portion of that Policy's Variable Policy Value derived from participation in that Variable Account, if any, by the value of one share of the corresponding Trust. The number will be determined as of a date chosen by Manufacturers Life of America, but not more than 90 days before the shareholders' meeting. Fractional votes are counted. Voting instructions will be solicited in writing at least 14 days prior to the shareholders' meeting.

FURTHER INFORMATION


A registration statement under the Securities Act of 1933 has been filed with the SEC relating to the offering described in the prospectus. The prospectus does not include all the information set forth in the registration statement. The omitted information may be obtained at the SEC's principal office in Washington, D.C. upon payment of the prescribed fee.


For further information you may also contact Manufacturers Life of America's Service Office, the address and telephone number of which are on the first page of this prospectus.


INDEPENDENT AUDITORS



The consolidated financial statements of The Manufacturers Life Insurance Company of America and Separate Account Two of The Manufacturers Life Insurance Company of America at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


PERFORMANCE AND OTHER COMPARATIVE INFORMATION

From time to time, in advertisements or in reports to Policyowners, Manufacturers Life of America may quote various independent quotation services for the purpose of comparing Manufacturers Life of America's Policies' performance and other rankings with other companies' variable annuity policies and for the purpose of comparing any of the Portfolios of Manufacturers Investment Trust with other mutual funds with similar investment objectives. Performance rankings are not to be considered indicative of the future performance of the Portfolios. The quotation services which are currently followed by Manufacturers Life of America include Lipper Analytical Services, Inc.("Lipper"), Morningstar, Inc., Variable Annuity Research and Data Service, and Money Magazine; however, other nationally recognized rating services may be quoted in the future. The performance of certain indices may also be quoted in advertisements or in reports to Policyowners. These indices include Standard & Poor's 500 Index, National Association of Real Estate A11 REIT's Index, Salomon Brothers (broad corporate index), Dow Jones Industrial Average, Donoghue Prime Money Fund Index, 3 month Treasury Bills, the National Association of Securities Dealers Automated Quotation System, the Financial Times Actuaries World Index, and the following Lipper Indices: Money-Market Funds, Corporate Bond Funds, Balanced Funds, Growth Funds, Small-Company Growth Funds, Real Estate Funds, International Funds and Pacific Region Funds. These comparisons may include graphs, charts, tables or examples.

ADVERTISING PERFORMANCE OF VARIABLE ACCOUNTS

Manufactures Life of America may publish advertisements or distribute sales literature that contain performance data relating to the sub-accounts of Separate Account Two. Each of the sub-accounts may in its advertising and sales materials quote total return figures. The sub-accounts may advertise both "standardized" and "non-standardized" total return figures, although standardized figures will always accompany non-standardized figures. Non-standardized total return figures may be quoted assuming both (i) redemption at the end of the time period and (ii) not assuming redemption at the end of the time period. Standardized figures include total return figures from: (i) the inception date of the sub-account of the Separate Account Two which invests in the portfolio or (ii) ten years, whichever period is shorter. Non-standardized figures include total return numbers from: (i) inception date of the portfolio or (i) ten years, whichever period is shorter. Such figures will always include the average annual total return for recent one year and, when applicable, five and ten year periods and, where less than ten years, the inception date of the subaccount, in the case of standardized returns, and the inception date of the portfolio, in the case of non-standardized returns. Where the period since inception is less than one year the total return quoted will be the aggregate return for the period. Non-standardized figures may also include total return numbers for one and three year periods where applicable. The average annual total return is the average annual compounded rate of return that equates a purchase payment to the market value of such purchase payment on the last day of the period for which such return is calculated. The aggregate total return is the percentage change (not annualized) that equates a purchase payment to the market value of such purchase payment on the last day of the period for which such return is calculated. For purposes of the calculations it is assumed that an initial payment of $1,000 is made on the first day of the period for which the return is calculated.


In calculating standardized return figures, mortality and expense risk fees are reflected in changes in unit values. The annual administration charge is estimated by dividing the total administration charges collected during a given year by the average total assets attributable to the Policies during that year (including amounts allocated to both Separate Account Two and the Guaranteed Interest Account), multiplying that percentage by the average of the beginning and ending values of the hypothetical investment and subtracting the result from the year end account value. Standardized total return figures will be quoted assuming redemption at the end of the period. Non-standardized total return figures reflecting redemption at the end of the time period are calculated on the same basis as the standardized returns. Non-standardized total return figures not reflecting redemption at the end of the time period are calculated on the same basis as the standardized returns except that the calculations assume no redemption at the end of the period. The Company believes such non-standardized figures not reflecting redemptions at the end of the time period are useful to contract owners who wish to assess the performance of an ongoing contract of the size that is meaningful to the individual contract owner.


For total return figures quoted for periods prior to the commencement of the offering of this contract, May 4, 1994, standardized performance data will be the historical performance of the Manufacturers Investment Trust portfolio from the date the applicable sub-account of the Separate Account Two first became available for investment under other contracts offered by Manufacturers Life of America; adjusted to reflect current contract charges. In the case of non-standardized performance, performance figures will be the historical performance of the Manufacturers Investment Trust portfolio from the inception date of the portfolio, adjusted to reflect current contract charges.

                STANDARDIZED AVERAGE ANNUAL TOTAL RETURN FIGURES


Total returns if surrendered for the period ending December 31, 1998 were as follows:






                                                                          AVG. ANNUAL
                                                                          TOTAL RETURN
                                                                        SINCE INCEPTION
                                                                         OF SUB-ACCOUNT
                                          AVG. ANNUAL    AVG. ANNUAL      OR TEN YEARS,
MANUFACTURERS INVESTMENT                 TOTAL RETURN   TOTAL RETURN      WHICH EVER
TRUST PORTFOLIOS                           ONE YEAR      FIVE YEARS#      IS SHORTER#
---------------------------------------------------------------------------------------
Pacific Rim Emerging Markets**             -13.58%            n/a             -9.91%*
Emerging Small Company                      -9.33%            n/a              2.77%*
International Stock                          4.14%            n/a              2.61%*
Quantitative Equity**                       14.51%          16.46%            15.02%+
Real Estate Securities**                   -24.31%           5.93%            10.90%+
Investment Quality Bond                     -1.48%           4.89%             4.32%+
Balanced                                     3.53%            n/a              9.97%**
Money Market                                -4.76%            n/a             -0.26%*



* Average Annual Return since Inception of Sub-Account (October 4, 1994 for the Pacific Rim Emerging Markets Trust; and January 1, 1997 for the Emerging Small Company, Balanced, Money Market Trust and International Stock Trust).


** On December 31, 1996 Manulife Series Fund, Inc. merged with Manufacturers Investment Trust. Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

# Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Sub-Account in which policy assets may be invested.

+    10 year average annual total return.


               NON-STANDARDIZED AVERAGE ANNUAL TOTAL RETURN FIGURES (ASSUMING REDEMPTION AT THE END OF THE TIME PERIOD)


Total returns if surrendered are as follows:



                                                                  AVG. ANNUAL
                                                                 TOTAL RETURN
                                    AVG. ANNUAL     AVG. ANNUAL    TEN YEARS
MANUFACTURERS INVESTMENT           TOTAL RETURN    TOTAL RETURN        OR
TRUST PORTFOLIOS                     ONE YEAR       FIVE YEARS#  SINCE INCEPTION
--------------------------------------------------------------------------------
Pacific Rim Emerging Markets**        -13.58%            n/a        -9.91%*
Emerging Small Company                 -9.33%            n/a         2.77%*
International Stock                     4.14%            n/a         2.61%*
Quantitative Equity**                  14.51%          16.46%       15.02%+
Real Estate Securities**              -24.31%           5.93%       10.90%+
Investment  Quality Bond              - 1.48            4.87%        4.32%+
Balanced                                3.53%            n/a         9.97%**
Money Market                           -4.76%           2.62%        3.70%*

* Average Annual Return since Inception (June 18, 1985 for the Money Market Trust; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Small Company, Balanced and International Stock Trust).


** On December 31, 1996 Manulife Series Fund, Inc. merged with Manufacturers Investment Trust (formerly, NASL Series Trust). Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

# Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

+    10 year average annual total return.


            NON-STANDARDIZED AVERAGE ANNUAL TOTAL RETURN FIGURES
              (ASSUMING NO REDEMPTION AT THE END OF THE TIME PERIOD)


Total returns if not surrendered are as follows:



                                                                   AVG. ANNUAL
                                                                  TOTAL RETURN
                                   AVG. ANNUAL     AVG. ANNUAL      TEN YEARS#
MANUFACTURERS INVESTMENT          TOTAL RETURN    TOTAL RETURN          OR
TRUST PORTFOLIOS                    ONE YEAR       FIVE YEARS#    SINCE INCEPTION
---------------------------------------------------------------------------------
Pacific Rim Emerging Markets**       -6.07%            n/a           -8.73%*
Emerging Small Company               -1.45%            n/a            7.16%
International Stock                  13.20%            n/a            6.99%*
Quantitative Equity**                24.47%          17.32%          15.02%+
Investment Quality Bond               7.09%           5.27%           4.32%+
Balanced                             12.53%            n/a           14.67%+
Real Estate Securities**             -17.73%          6.71%          10.90%+
Money Market                          3.52%           3.37%           3.70%*




* Average Annual Return since Inception (June 18, 1985 for the Money Market Trust; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Small Company, Balanced and International Stock Trust).


# Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

** On December 31, 1996 Manulife Series Fund, Inc. merged with Manufacturers Investment Trust (formerly, NASL Series Trust). Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

+    10 year average annual total return.

                           NON-STANDARDIZED AGGREGATE TOTAL RETURN
               (ASSUMING REDEMPTION AT THE END OF THE TIME PERIOD
Aggregate total returns if surrendered as of the end of each year since inception are as follows:


--------------------------------------------------------------------------------------------------------------
            Emerging    Balanced   Investment   Quantitative Real           Money      International  Pacific
            Small Co.              Quality      Equity       Estate         Market     Stock          Rim
                                   Bond         ***          Securities                               Emerging
                                                (formerly    ***                                      Markets
                                                Common                                                ***
                                                Stock)
--------------------------------------------------------------------------------------------------------------
1998        -9.33%         3.53%    -1.48%         14.51%     -24.31%        -4.76%         4.14%   -13.58%
--------------------------------------------------------------------------------------------------------------
1997           N/A          N/A     -0.55%         17.67%        7.30%       -4.73%          N/A    -40.34%
--------------------------------------------------------------------------------------------------------------
1996           N/A          N/A     -7.06%          6.86%       22.08%       -4.81%          N/A     -0.50%
--------------------------------------------------------------------------------------------------------------
1995           N/A          N/A       8.28%        19.27%        5.39%       -3.88%          N/A       1.78%
--------------------------------------------------------------------------------------------------------------
1994           N/A          N/A    -13.60%       -13.19%      -11.90%        -5.64%          N/A    -13.50%
--------------------------------------------------------------------------------------------------------------
1993           N/A          N/A     -0.31%          3.67%       12.75%       -6.78%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1992           N/A          N/A     -2.86%          3.53%       11.46%       -6.12%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1991           N/A          N/A       5.18%        20.20%       30.95%       -3.79%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1990           N/A          N/A    -21.35%       -13.08%      -13.50%        -1.77%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1989           N/A          N/A     -2.95%         20.68%      -0.42%        -0.96%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1988           N/A          N/A     -2.96%          0.20%        2.03%       -2.74%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1987           N/A          N/A    -15.63%       -22.58%      -16.61%        -3.38%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1986           N/A          N/A       2.62%          N/A          N/A        -3.76%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1985           N/A          N/A        N/A           N/A          N/A        -5.17%          N/A        N/A
--------------------------------------------------------------------------------------------------------------
1984           N/A          N/A        N/A           N/A          N/A           N/A          N/A        N/A
--------------------------------------------------------------------------------------------------------------


*** On December 31, 1996 Manulife Series Fund, Inc. merged with Manufacturers Investment Trust (formerly, NASL Series Trust). Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.


NON-STANDARDIZED AGGREGATE TOTAL RETURN
             (ASSUMING NO REDEMPTION AT THE END OF THE TIME PERIOD)
     Aggregate total returns as of the end of each year since inception, if not surrendered are as follows:



--------------------------------------------------------------------------------------------------------------------
           Emerging       Balanced   Investment    Quantitative  Real            Money      International  Pacific
           Growth                    Quality       Equity ***    Estate          Market     Stock          Rim
                                     Bond          (formerly     Securities                                Emerging
                                                   Common        ***                                       Markets ***
                                                   Stock)
--------------------------------------------------------------------------------------------------------------------
1998        -1.45%        12.53%       7.09%       24.47%        -17.73%         3.52%      13.20%          -6.07%
--------------------------------------------------------------------------------------------------------------------
1997           N/A          N/A        8.10%       27.90%          16.64%        3.56%        N/A          -35.16%
--------------------------------------------------------------------------------------------------------------------
1996           N/A          N/A        1.02%       16.15%          32.69%        3.46%        N/A             8.15%
--------------------------------------------------------------------------------------------------------------------
1995           N/A          N/A       17.70%       27.27%          13.99%        4.12%        N/A             9.60%
--------------------------------------------------------------------------------------------------------------------
1994           N/A          N/A      -6.09%       -5.64%          -4.24%         2.36%        N/A           -1.90%
--------------------------------------------------------------------------------------------------------------------
1993           N/A          N/A        8.36%       11.67%          20.75%        1.22%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1992           N/A          N/A        5.58%        4.47%          19.46%        1.88%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1991           N/A          N/A       14.33%       28.20%          38.95%        4.21%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1990           N/A          N/A     -14.51%       -5.52%          -5.98%         6.23%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1989           N/A          N/A        5.49%       28.68%           7.58%        7.04%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1988           N/A          N/A        5.48%        8.20%          10.03%        5.26%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1987           N/A          N/A      -8.29%      -15.85%          -9.35%         4.62%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1986           N/A          N/A       11.55%         N/A             N/A         4.24%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1985           N/A          N/A         N/A          N/A             N/A         2.03%        N/A              N/A
--------------------------------------------------------------------------------------------------------------------
1984           N/A          N/A         N/A          N/A             N/A          N/A         N/A              N/A
--------------------------------------------------------------------------------------------------------------------


*** On December 31, 1996 Manulife Series Fund, Inc. merged with Manufacturers Investment Trust (formerly, NASL Series Trust). Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

All of the above performance data are based on the actual historical performance of the Portfolios or sub-accounts for specified periods, and the figures are not intended to indicate future performance.



EXCHANGE OFFER



         Currently, there is an exchange offer in effect whereby contracts described in this prospectus ("Old Contracts") may be exchanged for Venture Combination Fixed and Variable Annuity contracts ("New Contracts"). The exchange offer is available in all states except New Hampshire, New York, and the territory of Guam.



         The Company will permit an owner of an outstanding Old Contract to exchange the Old Contract for a New Contract without the imposition of a withdrawal charge at the time of exchange, except a possible market value adjustment as described below. For purposes of computing the applicable withdrawal charge upon any withdrawals made subsequent to the exchange, the New Contract will be deemed to have been issued on the date the Old Contract was issued, and any purchase payment credited to the Old Contract will be deemed to have been credited to the New Contract on the date it was credited under the Old Contract. The death benefit under the New Contract on the date of its issue will be the contract value under the Old Contract on the date of exchange, and will "step up" annually thereafter as described in paragraph "5." below.



         Old Contract owners interested in a possible exchange should carefully review both the New Contract prospectus and the remainder of this Prospectus before deciding to make an exchange.



         AN EXCHANGE MAY NOT BE IN THE BEST INTERESTS OF AN OWNER OF AN OLD CONTRACT. Further, under the Old Contracts, a market value adjustment may apply to any amounts transferred from a fixed investment account in connection with an exchange. (Reference should be made to the discussion of the market value adjustment under "Market Value Adjustment" in this prospectus.) The Company believes that an exchange as described above will not be a taxable event for Federal tax purposes; however, any owner considering an exchange should consult a tax adviser. The Company reserves the right to terminate this exchange offer or to vary its terms at any time.



                                     * * * *



         THE PRINCIPAL DIFFERENCES BETWEEN THE OLD CONTRACT AND THE NEW CONTRACT ARE AS FOLLOWS:



         1.  Number of Variable Investment Options



         The Old Contract has eight variable investment options whereas the New Contract has thirty five variable investment options.



         2.  Fixed Account Investment Options



         The Old Contract has a Guaranteed Interest Account as well as Fixed Accounts with guarantee periods ranging from 1 to 10 years whereas the New Contract offers five fixed account investment options: one, three, five and seven year guaranteed investment accounts and a dollar cost averaging fixed investment account. The market value adjustment for the Old Contract Fixed Accounts is different from the market value charge for the New Contract fixed account investment options. The Old Contract adjustment and the New Contract charge both reduce the withdrawal amount when current interest rates are higher than the credited rate on the fixed investment although the magnitude of the adjustments may differ due to differences in adjustment formulas. The Old Contract adjustment also provides upside potential, increasing the withdrawal value when current interest rates are lower than the fixed account credited rate. The New Contract charge does not provide this upside potential. See "Market Value Adjustment" in the Old Contract prospectus and "Fixed Account Investment Options" in the New Contract prospectus.

         3.   Surrender Charges



         The surrender charges under the New Contract are different from the Old Contract. The surrender charges under the Old Contract and the New Contract are as follows:



Old Contract                                            New Contract
------------                                            ------------
Number of Complete Years     Withdrawal Charge          Number of Complete Years   Withdrawal Charge
Purchase Payments In         Percentage                 Purchase Payments in
Contract                                                Contract
0                            8%                         0                          6%
1                            8%                         1                          6%
2                            8%                         2                          5%
3                            6%                         3                          5%
4                            4%                         4                          4%
5                            2%                         5                          3%
6+                           0%                         6                          2%
                                                        7+                         0%




         4. Separate Account and Fixed Account Expenses; Contract Owner Transaction Expenses



         The New Contract and the Old Contract have different separate account and fixed account annual expenses as well as different contract owner transaction expenses as noted in the chart below:



New Contract Separate Account Annual Expenses
(as a percentage of average account value)



Separate Account Annual Expenses



Mortality and expense risk fees               1.25%
Administration fee - asset based              0.15%
                                              -----
Total Separate Account Annual Expenses        1.40%



New Contract Contract Owner Transaction Expenses



Annual Administration Fee                     $30*
Dollar Cost Averaging Charge                  none



*The $30 annual administration fee will not be assessed prior to the maturity date if at the time of its assessment the sum of all investment accounts is greater than or equal to $100,000.



Old Contract Separate Account Annual Expenses



Separate Account Annual Expenses



Mortality and Expense Risk Charge                                    Annual Rate
   Annual Rate Charged daily as a percentage of average Variable
   Account Values*                                                       0.80
   Charged monthly as a percentage of the policy month-start
   Variable and Fixed Account Assets*                                    0.45%
                                                                         -----
                                                                         1.25%
Other Separate Account Expenses
  Charge for administration charged daily as a percentage of average
  Variable Account Values                                                0.20%
                                                                         -----
Total Separate Account Annual Expenses                                   1.45%

Old Contract Contract Owner Transaction Expenses



Record Keeping Charge                       $30**
Dollar Cost Averaging Charge
  (if selected and applicable)              $ 5***



* A mortality and expense risk charge of 0.80% per annum is deducted daily from separate account assets, and a mortality and expense risk charge of 0.45% per annum is deducted monthly from variable policy values and fixed account values.



** A record-keeping charge of 2% of the policy value up to a maximum of $30 is deducted during the accumulation period on the last day of a policy year. The charge is also deducted upon full surrender of a policy on a date other than the last day of a policy year.



*** Transfers pursuant to the optional Dollar Cost Averaging program are free if policy value exceeds $15,000 at the time of the transfer, but otherwise incur a $5 charge.



         5.  Minimum Death Benefit



         Differences Between the Minimum Death Benefit of Old Contract and the New Contract are as follows:



         Minimum Death Benefit for Old Contract



         Upon the occurrence of the death of the original policyowner, ManAmerica will compare the policy value to the Survivor Benefit Amount (described below) and, if the policy value is lower, ManAmerica will deposit sufficient funds into the Money-Market Variable Account to make the policy value equal the Survivor Benefit Amount. Any funds which ManAmerica deposits into the Money-Market Variable Account will not be deemed a purchase payment for purposes of calculating withdrawal charges.



         The Survivor Benefit Amount is calculated as follows: (1) when the policy is issued, the Survivor Benefit Amount is set equal to the initial purchase payment; (2) each time a purchase payment is made, the Survivor Benefit Amount is increased by the amount of the purchase payment; (3) each time a withdrawal is made, the Survivor Benefit Amount is reduced by the same percentage as the Gross Withdrawal Amount (withdrawal amounts prior to deduction of charges and any adjustment for applicable market value adjustments) bears to the policy value; (4) in jurisdictions where it is allowed, on every sixth policy anniversary ManAmerica will set the Survivor Benefit Amount to the greater of its current value or the policy value on that policy anniversary, provided the original contract owner is still alive and is not older than age 85.



         Minimum Death Benefit for New Contracts
         Minimum Death Benefit for New Contracts Issued on or After May 1, 1998 (See below for state applicability)



         If any contract owner dies and the oldest owner had an attained age of less than 81 years on the contract date, the death benefit will be determined as follows: During the first contract year, the death benefit will be the greater of: (a) the contract value or (b) the sum of all purchase payments made, less any amounts deducted in connection with partial withdrawals. During any subsequent contract year, the death benefit will be the greater of: (a) the contract value or (b) the death benefit on the last day of the previous contract year, plus any purchase payments made and less any amounts deducted in connection with partial withdrawals since then. If any contract owner dies on or after his or her 81st birthday, the death benefit will be the greater of (a) contract value or (b) the death benefit on the last day of the contract year ending just prior to the owner's 81st birthday, plus any payments made, less amounts deducted in connection with partial withdrawals.



         If any contract owner dies and the oldest owner had an attained age of 81 years or greater on the contract date, the death benefit will be the greater of: (a) the contract value or (b) the excess of (i) the sum of all purchase payments over (ii) the sum of any amounts deducted in connection with partial withdrawals.



         The death benefit described below under "Death Benefit for New Contracts Issued Prior to May 1, 1998" will continue to apply to contracts issued on or after May 1, 1998 in the states of:



-        Florida,



-        Maryland,

-        Puerto Rico



-        Washington



-        Connecticut (for contracts issued prior to April 1, 1998)



- Minnesota, Montana and Washington D.C. (for contracts issued prior to July 1, 1998)



-        Texas (for contracts issued prior to October 1, 1998)



-        Massachusetts (for contracts issued prior to February 1, 1999)



-        Florida, Maryland, Oregon (for contracts issued prior to March 15,
         1999)



(collectively, the "Old Death Benefit States")



         Death Benefit for New Contracts Issued Prior to May 1, 1998



         The death benefit described below applies to New Contracts issued prior to May 1, 1998 as well as New Contracts issued on or after May 1, 1998 in the Old Death Benefit States.



         Contracts Issued Prior to May 1, 1998. If any contract owner dies on or prior to his or her 85th birthday and the oldest owner had an attained age of less than 81 years on the contract date, the death benefit will be determined as follows: During the first contract year, the death benefit will be the greater of: (a) the contract value or (b) the sum of all purchase payments made, less any amounts deducted in connection with partial withdrawals. During any subsequent contract year, the death benefit will be the greater of: (a) the contract value or (b) the death benefit on the last day of the previous contract year, plus any purchase payments made and less any amounts deducted in connection with partial withdrawals since then.



         If any contract owner dies after his or her 85th birthday and the oldest owner had an attained age of less than 81 years on the contract date, the death benefit will be the greater of: (a) the contract value or (b) the excess of (i) the sum of all purchase payments over (ii) the sum of any amounts deducted in connection with partial withdrawals. If any contract owner dies and the oldest owner had an attained age greater than 80 on the contract date, the death benefit will be the contract value less any applicable withdrawal charges at the time of payment of benefits. For contracts issued on or after October 1, 1997, any withdrawal charges applied against the death benefit shall be waived by the Company.



         6.  Annuity Payments



         Annuity payments under the Old Contract will be made on a fixed basis only whereas annuity payments under the New Contract may be made on a fixed or variable basis or a combination of fixed and variable bases.



         7.  Annuity Value Guarantee



         The Old Contract guarantees that, in those jurisdictions where permitted, under certain conditions the policy value available at the annuity commencement date will be the greater of the policy value or an amount reflecting the purchase payment and withdrawals made by the contract owner (the "Annuity Value Guarantee"). The New Contract does not have an Annuity Value Guarantee.



         8.  Annuity Purchase Rates



         The annuity purchase rates guaranteed in the New Contract are based on the 1983 Table A projected at Scale G, assume births in year 1942 and reflect an assumed interest rate of 3% per year. The annuity purchase rates guaranteed in the Old Contract are based on the 1983 Individual Annuity Mortality Tables and an assumed interest rate of 3% per year.



                                     * * * *



         The above comparison does not take into account differences between the Old Contracts, as amended by qualified plan endorsements, and the New Contracts, as amended by similar qualified plan endorsements. Owners using their Old Contract in connection with a qualified plan should consult a tax advisor. See also the Federal Tax Matters section of this prospectus and the New Contract prospectuses.

DEFINITIONS



"ACCUMULATION PERIOD" is the period from the date the Company receives the first purchase payment to the Elected Annuity Date.



"ANNUITANT" means a person upon whose life annuity payments are based. An Annuitant has no rights under the Policy.



"ANNUITY COMMENCEMENT DATE" means the date on which the first annuity payment is made.



"BUSINESS DAY" is any day that the New York Stock Exchange is open for business. A Business Day ends at the close of regularly scheduled trading of the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on that day.



"CHARITABLE REMAINDER TRUST" means a trust established pursuant to Section 664 of the Internal Revenue Code of 1986, as amended.



"CUMULATIVE NET EARNINGS" means the greater of (i) zero and (ii) the Policy Value less the sum of Net Purchase Payments remaining after adjustments for any prior withdrawals.



"ELECTED ANNUITY DATE" means the date selected by the Policyowner on which the first annuity payment is due.



"FIXED ACCOUNT" or "FIXED ACCOUNTS" are the various accounts in which allocations are credited with a Guaranteed Rate for a set period of time if the allocations are maintained until the Maturity Date.



"FIXED ACCOUNT VALUE" is the sum of the values of a Policy's interest in the Fixed Accounts prior to application of any Market Value Adjustment calculated as set forth in Description of the Policies -- "Policy Value" (the Fixed Accounts).



"GENERAL ACCOUNT" is all assets of the Company except those allocated to Separate Account Two, Separate Account A, or other separate accounts of the Company.



"GROSS WITHDRAWAL AMOUNT" is the amount of any full surrender or partial withdrawal prior to (i) the deduction of any applicable charges or withholding taxes and (ii) any adjustment for applicable Market Value Adjustments.



"GUARANTEE PERIOD" is a period during which a Guaranteed Rate will be paid on an allocation to a Fixed Account.



"GUARANTEED INTEREST ACCOUNT" is the account in which allocations earn interest at a rate guaranteed not to fall below 3% per annum and which can be reset daily.



"GUARANTEED INTEREST ACCOUNT VALUE" is the value of a Policy's interest in the Guaranteed Interest Account.



"GUARANTEED RATE" is the rate of interest credited by the Company on a Fixed Account for a given Guarantee Period.



"MARKET VALUE ADJUSTMENT" is an adjustment to any portion of the Fixed Account Value which is surrendered, withdrawn, annuitized or transferred prior to the Maturity Date.



"MATURITY DATE" is the last day of a Guarantee Period.



"NET PURCHASE PAYMENTS" are gross purchase payments less deductions for applicable premium taxes.



"PAYEE" is a person designated by the Policyowner to receive the annuity payments due and payable on and after the Annuity Commencement Date.



"POLICY VALUE" means the value during the Accumulation Period of amounts accumulated under the Policy. The Policy Value is the sum of the Variable Policy Value, the Guaranteed Interest Account Value and the Fixed Account Value.



"POLICY YEARS", "POLICY ANNIVERSARIES" and "POLICY MONTHS" are determined from the date the initial purchase payment is allocated. The first Policy Anniversary will be on the same date of the same month one year later.



"PURCHASE PAYMENT" is an amount paid under the Policy.



"QUALIFIED POLICY" means a Policy used in connection with a retirement plan which receives favorable federal income tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended ("Code").



"SERVICE OFFICE" is the office designated by the Company to service the Policy.



"SURVIVOR BENEFIT AMOUNT" is the amount to which the Policy Value may be set on the death of the original Policyowner.



"UNIT" is an index used to measure the value of a Policy's interest in a Variable Account.



"VARIABLE ACCOUNT" or "VARIABLE ACCOUNTS" are any one or more of the various sub-accounts of Separate Account Two.



"VARIABLE POLICY VALUE" is the sum of the value of a Policy's interest in each of the Variable Accounts calculated as set forth in Description of the Policies -- "Policy Value" (The Variable Accounts).

                                   APPENDIX A



                                 ANNUITY OPTIONS




The Policyowner may elect one of the following annuity options described below. If no option is specified, annuity payments will be made as a life annuity with a ten year certain period. Treasury or Labor Department regulations may require a different annuity option if no option is specified and may preclude the availability of certain options in connection with Qualified Policies. There may also be state insurance law requirements that limit the availability of certain options. The amounts payable under each option will be no less than amounts determined on the basis of tables contained in each Policy. Such tables are based on the 1983 Individual Annuity Mortality Tables and an assumed interest rate of 3% per year.



OPTION 1:                  ANNUITY CERTAIN - payments in equal installments
                           for a period of not less than five years and not more than twenty years.



OPTION 2(a):               LIFE ANNUITY WITHOUT REFUND - payments in equal
                           installments during the Lifetime of an Annuitant, payments will cease. Since there is no guarantee that any minimum number of payments will be made, the payee may receive only one payment if he or she dies before the date the second payment is due.



OPTION 2(b):               LIFE ANNUITY WITH CERTAIN PERIOD - payments in
                           equal installments during the lifetime of an Annuitant and if the Annuitant dies before installments have been paid for a designated period, either five, ten or twenty years, payments will continue for the remainder of the period selected.



OPTION 2(c):               LIFE ANNUITY WITH INSTALLMENT REFUND - payments
                           in equal installments during the lifetime of an Annuitant and if the Annuitant dies before the total installments paid equal the Policy Value applied to provide the annuity, payments will continue until the Policy Value has been paid.



OPTION 3(a):               JOINT AND SURVIVOR ANNUITY WITHOUT REFUND -
                           payments in equal installments during the lifetime of two Annuitants with payments continuing in full amount to the survivor upon death of either. Since there is no guarantee that any minimum number of payments will be made, the payees may receive only one payment if they both die before the date of the second payment is due.



OPTION 3(b): JOINT AND SURVIVOR ANNUITY WITH CERTAIN PERIOD
                           - payments in equal installments during the lifetime of two Annuitants and if both die before installments have been paid for a ten year period, payments will continue for the remainder of the period.



Under Options 2(b), 2 ( c) and 3 (b), upon the death of the Annuitant or second to die of joint Annuitants, the beneficiary may elect to receive the commuted value of any remaining payments. Any such commutation will be at the interest rate used to determine the amount of the annuity payments plus 1/2%.

                                   APPENDIX B



                 SAMPLE CALCULATIONS OF MARKET VALUE ADJUSTMENTS
                             AND WITHDRAWAL CHARGES*



MVA FORMULA



The MVA factor is equal to:



         (1 + G) exp N - 1
         -------
         (1 + C)



EXAMPLE ONE:  NEGATIVE MVA AND NO WITHDRAWAL CHARGE



Assume the following:



Type of Account:                                          Fixed
Type of Transaction:                                      Transfer
Time remaining in the Guarantee Period:                   30 months, 5 days
Guaranteed Rate:                                          6%
Current Rate for new 3-year deposits:                     8%
Transfer Requested:                                       $10,000
Withdrawal Charge:                                        0%
Other Charges:                                            $35 transfer charge



In this example,



         N = 30/12 = 2.5
         G = .06
         C = .08



The MVA factor equals:



         1.06 exp 2.5  -1 = -0.0457
         ----
         1.08



Manufacturers Life of America will deduct a Gross Withdrawal Amount of
$10,000.00.



From this, Manufacturers Life of America will deduct the transfer charge of $35. This will leave $9,965.00.



The amount of the MVA adjustment would be $9,965.00 X -0.0457, or -- $ 455.40.



The cash transferred to another account(s) would be $9,965.00 -- $455.40, or $9,509.60.



*The assumed fixed interest rates used in the examples in this Appendix illustrate the operation of the Market Value Adjustment and are not intended to reflect the levels of interest rates currently offered on the Fixed Accounts.

EXAMPLE TWO:  POSITIVE MVA AND NO WITHDRAWAL CHARGE



Assume the following:



Type of Account:                                             Fixed
Type of Transaction:                                         Partial Withdrawal
Time remaining in the Guarantee Period:                      47 months
Guaranteed Rate:                                             6%
Current Rate for new 3-year deposits:                        4%
Current Rate for new 4-year deposits:                        Not Offered
Current Rate for new 5-year deposits:                        6%
Cash Withdrawal Requested:                                   $10,000
Withdrawal Charge:                                           0%
Other Charges:                                               None



In this example,



         N = 47/12 = 3.91677
         G = .06
         C = .05



The time remaining in the Guarantee Period, rounded to the next full year, is 4 years. Since the 4-year deposit is not available, interpolate between the 3-year rate and the 5-year rate, to get a rate of 5%.



The MVA factor equals:



         1.06 exp - 1 = 0.0378
         ----
         1.05



We will take out a Gross Withdrawal Amount of $9,635.77.



The amount of the MVA adjustment would be $9,635.77 X 0.0378, or $364.23.



The cash received by the Policyowner would be $9,635.77 + $364.23, or $10,000.




EXAMPLE THREE:  WITHDRAWAL CHARGE AND NO MVA



Assume the following:



Type of Account:                                              Variable
Type of Transaction:                                          Partial Withdrawal
Cash Withdrawal Requested:                                    $10,000
Withdrawal Charge:                                            6%
Other Charges:                                                None



The Gross Withdrawal Amount will be $10,638.30.



The withdrawal charge will be $10,638.30 X 6%, or $638.30.



The cash received by the Policyowner would be $10,638.30 - $638.30, or $10,000.



*In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

EXAMPLE FOUR:  NEGATIVE MVA AND WITHDRAWAL CHARGE



Assume the following:



Type of Account:                                       Fixed
Type of Transaction:                                   Surrender
Time remaining in the Guarantee Period:                30 months, 5 days
Guaranteed Rate:                                       6%
Current Rate for new 3-year deposits:                  8%
Transfer Requested:                                    $10,000
Withdrawal Charge:                                     6%
Other Charges:                                         $30 record-keeping charge



In this example,



         N = 30/12 = 2.5
         G = .06
         C = .08



The MVA factor equals:



          1.06 exp 2.5  -1 = -0.0457
          ----
          1.08



On a surrender, the Gross Withdrawal Amount is the Policy Value, or $10,000 in this example.



Manufacturers Life of America will deduct the record-keeping charge of $30, leaving $9,970.



The amount of the MVA adjustment would be $9,970 X -0.457, or $455.63.



This leaves and amount of $9,970.00 - $455.63, or $ 9,514.37.



The withdrawal charge will be $9,514.37 X 6%, or $570.86.



The cash received by the Policyowner would be $9,514.37 - $570.86, or $8,943.51.




*In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

FINANCIAL STATEMENTS



The consolidated financial statements of Manufacturers Life of America included herein should be distinguished from the financial statements of Separate Account Two and should be considered only as bearing upon the ability of Manufacturers Life of America to meet its obligations under the Policies.

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                              Financial Statements

                       Three years ended December 31, 1998






                                    CONTENTS

Report of Independent Auditors.............................................    1

Audited Financial Statements

Statement of Assets and Liabilities........................................    2
Statements of Operations...................................................    3
Statements of Changes in Net Assets........................................    7
Notes to Financial Statements..............................................   11

                         Report of Independent Auditors


To the Board of Directors
The Manufacturers Life Insurance
   Company of America

We have audited the accompanying statement of assets and liabilities of Separate Account Two of The Manufacturers Life Insurance Company of America as of December 31, 1998 and the related statements of operations and changes in net assets for each of the periods presented therein. These financial statements are the responsibility of The Manufacturers Life Insurance Company of America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Separate Account Two of The Manufacturers Life Insurance Company of America at December 31, 1998, and the results of its operations and the changes in its net assets for each of the periods presented therein, in conformity with generally accepted accounting principles.




Philadelphia, Pennsylvania
February 4, 1999

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                       Statement of Assets and Liabilities

                                December 31, 1998


                                                                                          SUB-ACCOUNT      NET ASSET
                                                                           NET ASSET         UNITS         VALUE PER
                                                                             VALUE        OUTSTANDING        UNIT
                                                                         -------------------------------------------
ASSETS
Investment in Manufacturers Investment Trust--at market value:
   Emerging Growth Trust, 2,626,232 shares (cost $57,761,989)            $   62,556,853     1,163,478      $  53.77
   Quantitative Equity Trust, 2,187,241 shares (cost $41,643,538)            55,162,219     1,142,525         48.28
   Real Estate Securities Trust, 2,017,458 shares (cost $34,584,357)         29,797,861       912,391         32.66
   Balanced Trust, 3,056,220 shares (cost $49,788,201)                       59,290,665     1,874,569         31.63
   Capital Growth Bond Trust, 1,339,936 shares (cost $15,224,199)            16,199,832       727,940         22.25
   Money Market Trust, 2,374,920 shares (cost $23,749,196)                   23,749,196     1,466,359         16.20
   International Stock Trust, 657,208 shares (cost $7,712,390)                8,530,565       637,684         13.38
   Pacific Rim Emerging Markets Trust, 451,994 shares (cost $3,710,417)       3,087,116       443,982          6.95
                                                                         ==============
Net assets                                                               $  258,374,307
                                                                         ==============


See accompanying notes.

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                            Statements of Operations


                                                      EMERGING GROWTH                             QUANTITATIVE EQUITY
                                                        SUB-ACCOUNT                                   SUB-ACCOUNT
                                        -------------------------------------------------------------------------------------------
                                        YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED     YEAR ENDED      YEAR ENDED
                                        DEC. 31/98      DEC. 31/97      DEC. 31/96      DEC. 31/98     DEC. 31/97      DEC. 31/96
                                        -------------------------------------------------------------------------------------------
Investment income:
   Dividend income                      $  1,107,540    $         --    $ 12,289,740    $  6,427,618   $         --    $  5,719,842

Expenses:
   Mortality and expense risks charge        693,784         756,473         797,219         524,711        464,557         301,648
                                        -------------------------------------------------------------------------------------------
Net investment income (loss)                 413,756        (756,473)     11,492,521       5,902,907       (464,557)      5,418,194
                                        -------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
 on investments:
   Realized gain (loss) from security
    transactions:
     Proceeds from sales                  18,648,653      18,952,217      15,539,340      12,526,317      5,968,271       3,532,903
     Cost of securities sold              15,095,896      17,431,745      13,278,588       8,195,694      4,310,035       2,675,844
                                        -------------------------------------------------------------------------------------------
   Net realized gain (loss)                3,552,757       1,520,472       2,260,752       4,330,623      1,658,236         857,059
                                        -------------------------------------------------------------------------------------------
   Unrealized appreciation
    (depreciation) of investments:
       Beginning of year                  10,492,428         135,399      11,362,638      12,346,704      2,256,078       3,843,935
       End of year                         4,794,864      10,492,428         135,399      13,518,683     12,346,704       2,256,078
                                        -------------------------------------------------------------------------------------------
   Net unrealized appreciation
   (depreciation)
     during the year                      (5,697,564)     10,357,029     (11,227,239)      1,171,979     10,090,626      (1,587,857)
                                        -------------------------------------------------------------------------------------------
Net realized and unrealized gain
   (loss) on investments                  (2,144,807)     11,877,501      (8,966,487)      5,502,602     11,748,862        (730,798)
                                        -------------------------------------------------------------------------------------------
Net increase (decrease) in net
   assets derived from operations       $ (1,731,051)   $ 11,121,028    $  2,526,034    $ 11,405,509   $ 11,284,305    $  4,687,396
                                        ===========================================================================================


See accompanying notes.

          REAL ESTATE SECURITIES                             BALANCED                               CAPITAL GROWTH BOND
               SUB-ACCOUNT                                 SUB-ACCOUNT                                  SUB-ACCOUNT
-----------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED     YEAR ENDED      YEAR ENDED  YEAR ENDED      YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
DEC. 31/98     DEC. 31/97      DEC. 31/96  DEC. 31/98      DEC. 31/97      DEC. 31/96     DEC. 31/98     DEC. 31/97     DEC. 31/96
-----------------------------------------------------------------------------------------------------------------------------------
$  5,667,629   $         --    $6,506,602  $  7,851,652    $         --    $ 7,586,381    $   939,404    $        --    $   947,959
     401,617        449,440       310,604       615,790         594,116        513,035        169,250        163,736        153,637
-----------------------------------------------------------------------------------------------------------------------------------
   5,266,012       (449,440)    6,195,998     7,235,862        (594,116)     7,073,346        770,154       (163,736)       794,322
-----------------------------------------------------------------------------------------------------------------------------------
  15,432,105      9,251,676     4,955,444    12,457,194       6,705,066      5,270,972      5,518,134      2,440,069      2,577,602
  13,635,137      7,289,109     4,539,516    10,429,594       5,715,891      4,431,525      4,948,407      2,518,992      2,754,011
-----------------------------------------------------------------------------------------------------------------------------------
   1,796,968      1,962,567       415,928     2,027,600         989,175        839,447        569,727        (78,923)      (176,409)
-----------------------------------------------------------------------------------------------------------------------------------
  10,381,299      4,600,003     1,406,388    11,319,454       2,633,513      5,762,687      1,193,386       (265,207)       113,528
  (4,786,496)    10,381,299     4,600,003     9,502,465      11,319,454      2,633,513        975,634      1,193,386       (265,207)
-----------------------------------------------------------------------------------------------------------------------------------
 (15,167,795)     5,781,296     3,193,615    (1,816,989)      8,685,941     (3,129,174)      (217,752)     1,458,593       (378,735)
-----------------------------------------------------------------------------------------------------------------------------------
 (13,370,827)     7,743,863     3,609,543       210,611       9,675,116     (2,289,727)       351,975      1,379,670       (555,144)
-----------------------------------------------------------------------------------------------------------------------------------
$ (8,104,815)  $  7,294,423    $9,805,541  $  7,446,473    $  9,081,000    $ 4,783,619    $ 1,122,129    $ 1,215,934    $   239,178
===================================================================================================================================

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                      Statements of Operations (continued)

                                                           MONEY MARKET                            INTERNATIONAL STOCK
                                                            SUB-ACCOUNT                                 SUB-ACCOUNT
                                            --------------------------------------------------------------------------------------
                                            YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED   YEAR ENDED     YEAR ENDED
                                            DEC. 31/98      DEC. 31/97      DEC. 31/96      DEC. 31/98   DEC. 31/97     DEC. 31/96
                                            --------------------------------------------------------------------------------------
Investment income:
   Dividend income                          $  1,002,166    $    987,602    $  1,696,385    $  125,691   $   120,373    $201,618

Expenses:
   Mortality and expense risks charge            202,875         196,751         200,655        87,229        89,606      56,247
                                            ------------------------------------------------------------------------------------
Net investment income (loss)                     799,291         790,851       1,495,730        38,462        30,767     145,371
                                            ------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
  on investments:
   Realized gain (loss) from security
    transactions:
     Proceeds from sales                      18,039,048      16,711,484      18,226,080     2,912,949     1,892,883     528,260
     Cost of securities sold                  18,157,985      17,514,842      17,579,208     2,467,581     1,554,180     467,824
                                            ------------------------------------------------------------------------------------
   Net realized gain (loss)                     (118,937)       (803,358)        646,872       445,368       338,703      60,436
                                            ------------------------------------------------------------------------------------
   Unrealized appreciation (depreciation)
    of investments:
       Beginning of year                        (118,937)       (922,325)        434,988       160,163       541,238     218,320
       End of year                                    --        (118,937)       (922,325)      818,175       160,163     541,238
                                            ------------------------------------------------------------------------------------
   Net unrealized appreciation
    (depreciation) during the year               118,937         803,388      (1,357,313)      658,012      (381,075)    322,918
                                            ------------------------------------------------------------------------------------
Net realized and unrealized gain (loss)
   on investments                                     --              30        (710,441)    1,103,380       (42,372)    383,354
                                            ------------------------------------------------------------------------------------
Net increase (decrease) in net assets
   derived from operations                  $    799,291    $    790,881    $    785,289    $1,141,842   $   (11,605)   $528,725
                                            ====================================================================================


See accompanying notes.

               PACIFIC RIM
             EMERGING MARKETS
               SUB-ACCOUNT                                  TOTAL
---------------------------------------------------------------------------------------
YEAR ENDED     YEAR ENDED     YEAR ENDED   YEAR ENDED      YEAR ENDED      YEAR ENDED
DEC. 31/98     DEC. 31/97     DEC. 31/96   DEC. 31/98      DEC. 31/97      DEC. 31/96
---------------------------------------------------------------------------------------
$        --    $    10,637    $ 232,102    $ 23,121,700    $  1,118,612    $ 35,180,629
     31,492         53,069       43,640       2,726,748       2,767,748       2,376,685
---------------------------------------------------------------------------------------
    (31,492)       (42,432)     188,462      20,394,952      (1,649,136)     32,803,944
---------------------------------------------------------------------------------------
  1,924,643      1,932,239      859,389      87,459,043      63,853,905      51,489,990
  3,270,136      1,942,460      720,409      76,200,430      58,277,254      46,446,925
---------------------------------------------------------------------------------------
 (1,345,493)       (10,221)     138,980      11,258,613       5,576,651       5,043,065
---------------------------------------------------------------------------------------
 (1,772,785)       121,962      152,770      44,001,712       9,100,661      23,295,254
   (623,302)    (1,772,785)     121,962      24,200,023      44,001,712       9,100,661
---------------------------------------------------------------------------------------
  1,149,483     (1,894,747)     (30,808)    (19,801,689)     34,901,051     (14,194,593)
---------------------------------------------------------------------------------------
   (196,010)    (1,904,968)     108,172      (8,543,076)     40,477,702      (9,151,528)
---------------------------------------------------------------------------------------
$  (227,502)   $(1,947,400)   $ 296,634    $ 11,851,876    $ 38,828,566    $ 23,652,416
=======================================================================================

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                       Statements of Changes in Net Assets


                                                    EMERGING GROWTH                              QUANTITATIVE EQUITY
                                                      SUB-ACCOUNT                                    SUB-ACCOUNT
                                      --------------------------------------------------------------------------------------------
                                      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                      DEC. 31/98      DEC. 31/97      DEC. 31/96      DEC. 31/98      DEC. 31/97      DEC. 31/96
                                      --------------------------------------------------------------------------------------------
FROM OPERATIONS
Net investment income (loss)          $    413,756    $   (756,473)   $ 11,492,521    $  5,902,907    $   (464,557)   $  5,418,194
Net realized gain (loss)                 3,552,757       1,520,472       2,260,752       4,330,623       1,658,236         857,059
Net unrealized appreciation
   (depreciation) of investments
   during the year                      (5,697,564)     10,357,029     (11,227,239)      1,171,979      10,090,626      (1,587,857)
                                      --------------------------------------------------------------------------------------------
Net increase (decrease) in net
   assets derived from operations       (1,731,051)     11,121,028       2,526,034      11,405,509      11,284,305       4,687,396
                                      --------------------------------------------------------------------------------------------

FROM CAPITAL TRANSACTIONS Additions
(deductions) from:
   Transfer of net premiums                714,124       1,588,050       8,295,774         421,909       1,885,075       5,288,553
   Transfer on death                       (26,387)       (268,182)       (118,285)       (192,179)        (79,713)       (109,077)
   Transfer on terminations             (9,735,348)     (7,797,098)     (4,028,509)     (7,417,220)     (3,635,891)       (940,409)
   Transfer on maturity                    (58,639)     (1,451,039)        (69,790)        (90,273)        (28,124)          2,897
   Net interfund transfers              (3,873,953)     (4,590,277)     (3,149,315)        168,084       3,179,099       4,181,441
                                      --------------------------------------------------------------------------------------------
                                       (12,980,203)    (12,518,546)        929,875      (7,109,679)      1,320,446       8,423,405
                                      --------------------------------------------------------------------------------------------
Net increase (decrease) in net
assets                                 (14,711,254)     (1,397,518)      3,455,909       4,295,830      12,604,751      13,110,801

NET ASSETS
Beginning of year                       77,268,107      78,665,625      75,209,716      50,866,389      38,261,638      25,150,837
                                      ============================================================================================
End of year                           $ 62,556,853    $ 77,268,107    $ 78,665,625    $ 55,162,219    $ 50,866,389    $ 38,261,638
                                      ============================================================================================


See accompanying notes.

          REAL ESTATE SECURITIES                             BALANCED                               CAPITAL GROWTH BOND
               SUB-ACCOUNT                                  SUB-ACCOUNT                                 SUB-ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
DEC. 31/98     DEC. 31/97     DEC. 31/96     DEC. 31/98     DEC. 31/97    DEC. 31/96     DEC. 31/98     DEC. 31/97     DEC. 31/96
------------------------------------------------------------------------------------------------------------------------------------
$  5,266,012   $   (449,440)  $  6,195,998   $  7,235,862   $  (594,116)  $  7,073,346   $    770,154   $   (163,736)  $    794,322
   1,796,968      1,962,567        415,928      2,027,600       989,175        839,447        569,727        (78,923)      (176,409)
 (15,167,795)     5,781,296      3,193,615     (1,816,989)    8,685,941     (3,129,174)      (217,752)     1,458,593       (378,735)
------------------------------------------------------------------------------------------------------------------------------------
  (8,104,815)     7,294,423      9,805,541      7,446,473     9,081,000      4,783,619      1,122,129      1,215,934        239,178
------------------------------------------------------------------------------------------------------------------------------------
     338,342      3,646,014      1,841,736        404,614     1,339,852      6,209,407        146,904        603,263      3,085,222
     (11,993)       (73,648)       (85,142)      (163,112)      (92,139)       (67,227)        (7,833)       (82,500)        (5,719)
  (5,660,415)    (2,850,164)    (1,184,528)    (9,208,626)   (4,256,577)    (2,862,825)    (3,178,749)    (1,298,255)    (1,276,684)
     (48,475)       (42,400)      (114,691)       (46,861)     (197,817)         5,141        (18,980)        (8,382)         7,396
  (6,123,339)     1,330,688        806,658       (617,473)      153,673       (595,285)       606,551        624,390       (632,752)
------------------------------------------------------------------------------------------------------------------------------------
 (11,505,880)     2,010,490      1,264,033     (9,631,458)   (3,053,008)     2,689,211     (2,452,107)      (161,484)     1,177,463
------------------------------------------------------------------------------------------------------------------------------------
 (19,610,695)     9,304,913     11,069,574     (2,184,985)    6,027,992      7,472,830     (1,329,978)     1,054,450      1,416,641
  49,408,556     40,103,643     29,034,069     61,475,650    55,447,658     47,974,828     17,529,810     16,475,360     15,058,719
====================================================================================================================================
$ 29,797,861   $ 49,408,556   $ 40,103,643   $ 59,290,665   $61,475,650   $ 55,447,658   $ 16,199,832   $ 17,529,810   $ 16,475,360
====================================================================================================================================

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                 Statements of Changes in Net Assets (continued)


                                                      MONEY MARKET                              INTERNATIONAL STOCK
                                                      SUB-ACCOUNT                                   SUB-ACCOUNT
                                      ---------------------------------------------------------------------------------------
                                      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED     YEAR ENDED    YEAR ENDED
                                      DEC. 31/98      DEC. 31/97      DEC. 31/96      DEC. 31/98     DEC. 31/97    DEC. 31/96
                                      ---------------------------------------------------------------------------------------
FROM OPERATIONS
Net investment income (loss)          $    799,291    $    790,851    $  1,495,730    $    38,462    $   30,767    $  145,371
Net realized gain (loss)                  (118,937)       (803,358)        646,872        445,368       338,703        60,436
Net unrealized appreciation
   (depreciation) of investments
   during the year                         118,937         803,388      (1,357,313)       658,012      (381,075)      322,918
                                      ---------------------------------------------------------------------------------------
Net increase (decrease) in net
   assets derived from operations          799,291         790,881         785,289      1,141,842       (11,605)      528,725
                                      ---------------------------------------------------------------------------------------

FROM CAPITAL TRANSACTIONS Additions
 (deductions) from:
   Transfer of net premiums                180,980       1,297,347       6,867,931        141,950       580,135     1,819,629
   Transfer on death                      (284,816)         (4,265)        (81,747)       (12,478)      (18,253)       (5,577)
   Transfer on terminations             (5,660,500)     (1,933,294)     (2,221,277)    (1,354,236)     (617,577)     (222,632)
   Transfer on maturity                         --              --           6,170        (35,829)      (15,916)           --
   Net interfund transfers               9,631,152      (1,631,160)     (3,344,848)      (167,566)    1,251,294     1,729,012
                                      ---------------------------------------------------------------------------------------
                                         3,866,816      (2,271,372)      1,226,229     (1,428,159)    1,179,683     3,320,432
                                      ---------------------------------------------------------------------------------------

Net increase (decrease) in net           4,666,107      (1,480,491)      2,011,518       (286,317)    1,168,078     3,849,157
assets

NET ASSETS
Beginning of year                       19,083,089      20,563,580      18,552,062      8,816,882     7,648,804     3,799,647
                                      ---------------------------------------------------------------------------------------
End of year                           $ 23,749,196    $ 19,083,089    $ 20,563,580    $ 8,530,565    $8,816,882    $7,648,804
                                      =======================================================================================


See accompanying notes.

               PACIFIC RIM
             EMERGING MARKETS
               SUB-ACCOUNT                                      TOTAL
--------------------------------------------------------------------------------------------
YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED       YEAR ENDED       YEAR ENDED
DEC. 31/98     DEC. 31/97     DEC. 31/96     DEC. 31/98       DEC. 31/97       DEC. 31/96
--------------------------------------------------------------------------------------------
$   (31,492)   $   (42,432)   $   188,462    $  20,394,952    $  (1,649,136)   $  32,803,944
 (1,345,493)       (10,221)       138,980       11,258,613        5,576,651        5,043,065
  1,149,483     (1,894,747)       (30,808)     (19,801,689)      34,901,051      (14,194,593)
--------------------------------------------------------------------------------------------
   (227,502)    (1,947,400)       296,634       11,851,876       38,828,566       23,652,416
--------------------------------------------------------------------------------------------

    162,730        355,890      1,339,071        2,511,553       11,295,626       34,747,323
    (10,191)       (18,663)       (11,069)        (708,989)        (637,363)        (483,843)
   (418,747)      (267,859)      (215,118)     (42,633,841)     (22,656,715)     (12,951,982)
         --        (19,245)            --         (299,057)      (1,762,923)        (162,877)
    (79,913)      (112,046)     1,549,203         (456,457)         205,661          544,114
--------------------------------------------------------------------------------------------
   (346,121)       (61,923)     2,662,087      (41,586,791)     (13,555,714)      21,692,735
--------------------------------------------------------------------------------------------
   (573,623)    (2,009,323)     2,958,721      (29,734,915)      25,272,852       45,345,151
  3,660,739      5,670,062      2,711,341      288,109,222      262,836,370      217,491,219
============================================================================================
$ 3,087,116    $ 3,660,739    $ 5,670,062    $ 258,374,307    $ 288,109,222    $ 262,836,370
============================================================================================

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                          Notes to Financial Statements

                                December 31, 1998

1. ORGANIZATION

Separate Account Two of The Manufacturers Life Insurance Company of America (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended. The Separate Account is comprised of investment sub-accounts available for allocation of net premiums under variable annuity policies (the "Policies") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Separate Account was established by Manufacturers Life of America, a life insurance company organized in 1983 under Michigan law. Manufacturers Life of America is an indirect, wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian mutual life insurance company. Each investment sub-account invests solely in shares of a particular Manufacturers Investment Trust. Manufacturers Investment Trust is registered under the Investment Company Act of 1940 as an open-end management investment company.

Manufacturers Life of America is the legal owner of the Separate Account. Manufacturers Life of America is required to maintain assets in the Separate Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all policies participating in the Separate Account. These assets may not be charged with liabilities which arise from any other business Manufacturers Life of America conducts. However, all obligations under the variable policies are general corporate obligations of Manufacturers Life of America.

Additional assets are held in Manufacturers Life of America's general account to cover the contingency that the guaranteed minimum death benefit might exceed the death benefit which would have been payable in the absence of such guarantee.

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                    Notes to Financial Statements (continued)



2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Separate Account in preparation of its financial statements:

         (a) Valuation of Investments - Investments are made among eight Trusts of Manufacturers Investment Trust and are valued at the reported net asset values of these Trusts. Transactions are recorded on the trade date. Net investment income and net realized gains on investments in Manufacturers Investment Trust are reinvested.

         (b) Realized gains and losses on the sale of investments are computed on the first-in, first-out basis.

         (c)      Dividend income is recorded on the ex-dividend date.

         (d) Federal Income Taxes - Manufacturers Life of America, the Separate Account's sponsor, is taxed as a "life insurance company" under the Internal Revenue Code. Under these provisions of the Code, the operations of the Separate Account form part of the sponsor's total operations and are not taxed separately.

         The current year's operations of the Separate Account are not expected to affect the sponsor's tax liabilities and, accordingly, no charges were made against the Separate Account for federal, state and local taxes. However, in the future, should the sponsor incur significant tax liabilities related to the Separate Account's operations, it intends to make a charge or establish a provision within the Separate Account for such taxes.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             Separate Account Two of
               The Manufacturers Life Insurance Company of America

                    Notes to Financial Statements (continued)


3. MORTALITY AND EXPENSE RISKS CHARGE

Manufacturers Life of America deducts from the assets of the Separate Account a daily charge equivalent to an annual rate of 1.0% of the average net value of the Separate Account's assets for mortality and expense risks.

4. PURCHASES AND SALES OF MANUFACTURERS INVESTMENT TRUST SHARES

Purchases and sales of the shares of common stock of Manufacturers Investment Trust for the year ended December 31, 1998 were $66,267,203 and $87,459,043, respectively, and for the year ended December 31, 1997 were $48,649,055 and $63,853,905, respectively.

5. RELATED PARTY TRANSACTIONS

ManEquity, Inc., a registered broker-dealer and indirect wholly-owned subsidiary of Manulife Financial, acts as the principal underwriter of the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. Registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized as variable life insurance agents under applicable state insurance laws, sell the Policies.
Registered representatives are compensated on a commission basis.

Manufacturers Life of America has a formal service agreement with its affiliates, Manulife Financial and The Manufacturers Life Insurance Company (U.S.A.), which can be terminated by either party upon two months notice. Under this Agreement, Manufacturers Life of America pays for legal, actuarial, investment and certain other administrative services.

                 CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES
                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA


                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                       WITH REPORT OF INDEPENDENT AUDITORS


                                    CONTENTS




Report of Independent Auditors.............................................
Audited Consolidated Financial Statements  ................................
     Consolidated Balance Sheets...........................................
     Consolidated Statements of Income.....................................
     Consolidated Statements of Changes in Capital And Surplus.............
     Consolidated Statements of Cash Flows.................................
Notes to Consolidated Financial Statements.................................

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
The Manufacturers Life Insurance Company of America



We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of America as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in capital and surplus and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of America at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.





Philadelphia, Pennsylvania
March 15, 1999                                            Ernst & Young LLP

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
CONSOLIDATED BALANCE SHEETS


   As at December 31 ($  thousands)



ASSETS                                                                            1998             1997
                                                                              -----------      -----------
INVESTMENTS:
Securities available-for-sale, at fair value: (note 3)
   Fixed maturity (amortized cost: 1998 $45,248; 1997 $66,565) ..........     $    49,254      $    67,893
   Equity (cost: 1998 $ 19,219;  1997 $20,153) ..........................          20,524           19,460
Short-term investments ..................................................             459            2,130
Policy loans ............................................................          19,320           14,673
                                                                              -----------      -----------
TOTAL INVESTMENTS .......................................................     $    89,557      $   104,156
                                                                              -----------      -----------
Cash and cash equivalents ...............................................     $    23,789      $    19,882
Deferred acquisition costs (note 5) .....................................         163,506          130,355
Income taxes recoverable ................................................           2,665            5,679
Other assets ............................................................           9,062            9,495
Separate account assets .................................................       1,075,231          897,044
                                                                              -----------      -----------
TOTAL ASSETS ............................................................     $ 1,363,810      $ 1,166,611
                                                                              ===========      ===========

LIABILITIES, CAPITAL AND SURPLUS                                                  1998             1997
                                                                              -----------      -----------
LIABILITIES:
Policyholder liabilities and accruals ...................................     $    60,830      $    94,477
Notes payable (note 7) ..................................................            --             41,500
Due to affiliates .......................................................           5,133           13,943
Deferred income taxes (note 6) ..........................................             763            1,174
Other liabilities .......................................................          18,656           11,704
Separate account liabilities ............................................       1,075,231          897,044
                                                                              -----------      -----------
TOTAL LIABILITIES .......................................................     $ 1,160,613      $ 1,059,842
                                                                              -----------      -----------
CAPITAL AND SURPLUS:
Common shares (note 8) ..................................................     $     4,502      $     4,502
Preferred shares (note 8) ...............................................          10,500           10,500
Contributed surplus .....................................................         193,096           98,569
Retained earnings (deficit) .............................................          (2,664)          (1,910)
Accumulated other comprehensive income (loss) ...........................          (2,237)          (4,892)
                                                                              -----------      -----------
TOTAL CAPITAL AND SURPLUS ...............................................     $   203,197      $   106,769
                                                                              -----------      -----------
TOTAL LIABILITIES, CAPITAL AND SURPLUS ..................................     $ 1,363,810      $ 1,166,611
                                                                              ===========      ===========



The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
CONSOLIDATED STATEMENTS OF INCOME


FOR THE YEARS ENDED DECEMBER 31
($ thousands)                                                                    1998          1997          1996
                                                                               --------      --------      --------
REVENUE:
     Premiums ............................................................     $  9,290      $  8,607      $ 12,898
     Consideration paid on reinsurance terminated (note 10) ..............      (40,975)         --            --
     Fee income ..........................................................       54,547        38,682        40,434
     Net investment income (note 3) ......................................        6,128         8,275        19,651
     Realized investment gains (losses) ..................................         (206)          118          (119)
     Other ...............................................................        1,082           544           668
                                                                               --------      --------      --------
TOTAL REVENUE ............................................................     $ 29,866      $ 56,226      $ 73,532
                                                                               --------      --------      --------

BENEFITS AND EXPENSES:
     Policyholder benefits and claims ....................................     $ 16,541      $  6,733      $ 14,473
     Reduction of reserves on reinsurance terminated (note 10) ...........      (40,975)         --            --
     Operating costs and expenses ........................................       41,676        41,742        34,581
     Commissions .........................................................        2,561         2,838        10,431
     Amortization of deferred acquisition costs (note 5) .................        9,266         4,860        13,240
     Interest expense ....................................................        1,722         2,750        12,251
     Policyholder dividends ..............................................          221         1,416           872
                                                                               --------      --------      --------
TOTAL BENEFITS AND EXPENSES ..............................................       31,012        60,339        85,848
                                                                               --------      --------      --------
LOSS BEFORE INCOME TAXES .................................................       (1,146)       (4,113)      (12,316)
                                                                               --------      --------      --------
INCOME TAX BENEFIT (NOTE 6) ..............................................          392           477         3,909
                                                                               --------      --------      --------
NET LOSS .................................................................     $   (754)     $ (3,636)     $ (8,407)
                                                                               --------      --------      --------



The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS



                                                                                      ACCUMULATED
                                                                        RETAINED         OTHER           TOTAL
  FOR THE YEARS ENDED DECEMBER 31          CAPITAL     CONTRIBUTED      EARNINGS     COMPREHENSIVE    CAPITAL AND
  ($ thousands)                             STOCK        SURPLUS       (DEFICIT)     INCOME (LOSS)      SURPLUS
                                           -------     -----------     ----------    -------------    -----------
Balance at January 1, 1996 .........       $15,002       $ 83,569       $ 10,133        $ 1,816        $ 110,520
Issuance of shares .................          --           15,000           --             --             15,000
Comprehensive income (loss) (note 2)          --             --           (8,407)          (483)          (8,890)
                                           -------       --------       --------        -------        ---------
BALANCE, DECEMBER 31, 1996 .........       $15,002       $ 98,569       $  1,726        $ 1,333        $ 116,630
Comprehensive income (loss) (note 2)          --             --           (3,636)        (6,225)          (9,861)
                                           -------       --------       --------        -------        ---------
BALANCE, DECEMBER 31, 1997 .........       $15,002       $ 98,569       $ (1,910)       $(4,892)       $ 106,769
Capital contribution (note 8) ......          --           94,527           --             --             94,527
Comprehensive income (loss) (note 2)          --             --             (754)         2,655            1,901
                                           -------       --------       --------        -------        ---------
BALANCE, DECEMBER 31, 1998 .........       $15,002       $193,096       $ (2,664)       $(2,237)       $ 203,197
                                           =======       ========       ========        =======        =========



The accompanying notes are an integral part of these consolidated financial statements.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
CONSOLIDATED STATEMENTS OF CASH FLOWS


FOR THE YEARS ENDED DECEMBER 31
($ thousands)                                                                     1998           1997          1996
                                                                                --------      ---------      ---------
OPERATING ACTIVITIES:
Net Loss ..................................................................     $   (754)     $  (3,636)     $  (8,407)
Adjustments to reconcile net loss to net cash used in operating activities:
     Additions (deductions)  to policy liabilities and accruals ...........      (36,217)        (2,147)         3,287
     Deferred acquisition costs ...........................................      (43,065)       (33,544)       (36,024)
     Amortization of deferred acquisition costs ...........................        9,266          4,860         13,240
     Realized (gains) losses on investments ...............................          206           (118)           119
     Decreases (increases) to deferred  income taxes ......................       (1,796)         2,730            777
     Other ................................................................        3,067          7,144          6,540
                                                                                --------      ---------      ---------
Net cash used in operating activities .....................................     $(69,293)     $ (24,711)     $ (20,468)
                                                                                --------      ---------      ---------
INVESTING ACTIVITIES:
Fixed maturity securities sold ............................................     $ 27,852      $  73,772      $ 120,234
Fixed maturity securities purchased .......................................       (6,429)       (89,763)      (108,401)
Equity securities sold ....................................................        8,555         10,586         25,505
Equity securities purchased ...............................................       (8,082)       (11,289)       (22,203)
Mortgage loans repaid .....................................................         --              514          6,669
Net change in short-term investments ......................................        1,671          4,558         (2,992)
Net policy loans advanced .................................................       (4,647)        (4,851)        (2,867)
Guaranteed annuity contracts ..............................................         --          171,691        (16,356)
                                                                                --------      ---------      ---------
Cash provided by investing activities .....................................     $ 18,920      $ 155,218      $   2,581
                                                                                --------      ---------      ---------
FINANCING ACTIVITIES:
Receipts from variable life and annuity policies
     credited to policyholder account balances ............................     $  7,981      $   7,582      $   5,493
Withdrawals of policyholder account balances on
     variable life and annuity policies ...................................       (5,410)        (3,252)        (2,994)
Bonds payable repaid ......................................................         --         (158,760)          --
Issuance of shares ........................................................         --             --           15,000
Issuance of promissory note ...............................................         --           33,000           --
Capital Contribution ......................................................       51,709           --             --
                                                                                --------      ---------      ---------
Cash provided by (used in) financing activities ...........................     $ 54,280      $(121,430)     $  17,499
                                                                                --------      ---------      --------
CASH AND CASH EQUIVALENTS:
Increase (decrease) during the year .......................................        3,907          9,077         (3,380)
Balance, beginning of year ................................................       19,882         10,805         14,185
                                                                                --------      ---------      ---------
BALANCE, END OF YEAR ......................................................     $ 23,789      $  19,882      $  10,805
                                                                                --------      ---------      ---------



       The accompanying notes are an integral part of these consolidated financial statements.

               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                            (IN THOUSANDS OF DOLLARS)



1.       ORGANIZATION


         The Manufacturers Life Insurance Company of America (the "Company") is a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA"), which is in turn an indirectly wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian-based mutual life insurance company. The Company markets variable annuity and variable life products in the United States and traditional insurance products in Taiwan. On December 31, 1996, ManUSA transferred to the Company all of the common and preferred shares of Manulife Holding Corporation("Holdco"), an investment holding company. The Company then transferred all the common and preferred shares of Manufacturers Adviser Corporation ("MAC") to Holdco for two shares of $1 common stock of Holdco. Holdco has primarily three wholly-owned subsidiaries, ManEquity Inc., a registered broker/dealer, MAC, an investment fund management company, and Manulife Capital Corporation ("MCC"), an investment holding company.



         In October 1997, the Manufacturers Life Mortgage Securities Corporation ("MLMSC"), a subsidiary of Holdco, was absorbed into Holdco subsequent to the maturity and repayment of the mortgage-backed US dollar bonds. All assets and liabilities of MLMSC were transferred to Holdco at their respective book values.



         These transfers have been accounted for using the pooling-of-interests method of accounting. Under this method, the assets, liabilities, capital and surplus, revenues and expenses of each separate entity are combined retroactively at their historical carrying values to form the financial statements of the Company for all periods presented to give effect to the reorganization as if the structure in place at December 31, 1996 had been in place as of the earliest period presented in these consolidated financial statements. The accounts of all subsidiary companies are therefore combined and all significant intercompany balances and transactions are eliminated on combination. In addition, the capital and surplus of the Company has been restated retroactively to reflect the capital structure in place at December 31, 1996.

         The revenues and net income reported by the separate entities and the combined amounts presented in the accompanying consolidated financial statements are as follows:


         FOR THE YEAR ENDED DECEMBER 31
         ($ thousands)                                             1996
                                                                 --------
         Revenue:
           ManAmerica ..................................         $ 54,404
           Holdco ......................................           15,543
           MAC .........................................            3,585
                                                                 --------
         TOTAL REVENUE .................................         $ 73,532
                                                                 --------
         Net Income (loss):
           ManAmerica ..................................         $ (8,676)
           Holdco ......................................             (670)
           MAC .........................................              939
                                                                 --------
         TOTAL NET LOSS ................................         $ (8,407)
                                                                 --------



   2.   SIGNIFICANT ACCOUNTING POLICIES



      A) BASIS OF PRESENTATION



         The accompanying consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles ("GAAP").



         The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.



           Certain reclassifications have been made to 1997 and 1996 financial information to conform to the 1998 presentation.



      B) RECENT ACCOUNTING STANDARDS
      i) During 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose annual financial statements. Comprehensive income includes all changes in shareholder's equity during a period except those resulting from investments by and distributions to shareholders. The adoption of SFAS No. 130 resulted in revised and additional disclosures but had no effect on the financial position, results of operations, or liquidity of the Company.

       Total comprehensive income was as follows:



           FOR THE YEARS ENDED DECEMBER 31
            ($ thousands)                                                      1998          1997         1996
                                                                             -------       -------       -------
         NET INCOME (LOSS) ............................................      $  (754)      $(3,636)      $(8,407)
                                                                             -------       -------       -------
         OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
           Unrealized holding gains (losses) arising during the period         2,435        (1,030)         (560)
           Foreign currency translation ...............................           86        (5,272)         --
            Reclassification  adjustment  for realized  gains (losses)
         included in net income .......................................         (134)           77           (77)
                                                                             -------       -------       -------
         Other comprehensive income (loss) ............................        2,655        (6,225)         (483)
                                                                             -------       -------       -------
         COMPREHENSIVE INCOME (LOSS) ..................................      $ 1,901       $(9,861)      $(8,890)
                                                                             -------       -------       -------



         Other comprehensive income (loss) is reported net of tax expense (benefit) of $1,430, $(513), and $260 for 1998, 1997, and 1996,
         respectively.



    Accumulated other comprehensive income is comprised of the following:



          AS AT DECEMBER 31
           ($ thousands)                                                                 1998          1997
                                                                                       -------       -------
         UNREALIZED GAINS (LOSSES):
              Beginning balance .................................................      $   380       $ 1,333
              Current period change .............................................        2,569          (953)
                                                                                       -------       -------
              Ending balance ....................................................      $ 2,949       $   380
                                                                                       -------       -------
         FOREIGN CURRENCY:
              Beginning balance .................................................      $(5,272)      $  --
              Current period change .............................................           86        (5,272)
                                                                                       -------       -------
              Ending balance ....................................................      $(5,186)      $(5,272)
                                                                                       -------       -------
         ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) ..........................      $(2,237)      $(4,892)
                                                                                       -------       -------


      ii) During 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the disclosure of information about the Company's operating segments, including disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position, nor did it affect the manner in which the Company defines its operating segments. The Company reports two business segments:
          Traditional Life Insurance sold in Taiwan and Variable Life and Annuities sold in the U.S. Refer to Note 12 for additional segment information.

     C)  INVESTMENTS



         The Company classifies all of its fixed maturity and equity securities as available-for-sale and records these securities at fair value. Realized gains and losses on sales of securities classified as available-for-sale are recognized in net income using the specific identification method. Changes in the fair value of securities available-for-sale are reflected directly in accumulated other comprehensive income after adjustments for deferred taxes and deferred acquisition costs. Discounts and premiums on investments are amortized using the effective interest method.


         Policy loans are reported at aggregate unpaid balances which approximate fair value.



         Short-term investments include investments with maturities of less than one year at the date of acquisition.



     D)  CASH EQUIVALENTS



         The Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.



     E)  DEFERRED ACQUISITION COSTS (DAC)



         Commissions and other expenses which vary with and are primarily related to the production of new business are deferred to the extent recoverable and included as an asset. DAC associated with variable annuity and variable life insurance contracts is charged to expense in relation to the estimated gross profits of those contracts. The amortization is adjusted retrospectively when estimates of current or future gross profits are revised. DAC associated with traditional life insurance policies is charged to expense over the premium paying period of the related policies. DAC is adjusted for the impact on estimated future gross profits assuming the unrealized gains or losses on securities had been realized at year-end. The impact of any such adjustments is included in net unrealized gains (losses) in accumulated other comprehensive income. DAC is reviewed annually to determine recoverability from future income and, if not recoverable, it is immediately expensed.



     F)  POLICYHOLDER LIABILITIES


         For variable annuity and variable life contracts, reserves equal the policyholder account value. Account values are increased for deposits received and interest credited and are reduced by withdrawals, mortality charges and administrative expenses charged to the policyholders. Policy charges which compensate the Company for future services are deferred and recognized in income over the period earned, using the same assumptions used to amortize DAC.

         Policyholder liabilities for traditional life insurance policies sold in Taiwan are computed using the net level premium method and are based upon estimates as to future mortality, persistency, maintenance expense and interest rate yields that were established in the year of issue.


     G)  SEPARATE ACCOUNTS



         Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity and variable life contracts, and for which the contract holder, rather than the Company, bears the investment risk Separate account assets are recorded at market value. Operations of the separate accounts are not included in the accompanying financial statements.



     H)  REVENUE RECOGNITION


         Fee income from variable annuity and variable life insurance policies consists of policy charges for the cost of insurance, expenses and surrender charges that have been assessed against the policy account balances. Policy charges that are designed to compensate the company for future services are deferred and recognized in income over the period benefited, using the same assumptions used to amortize DAC. Premiums on long-duration life insurance contracts are recognized as revenue when due. Investment income is recorded when due.


     I)  EXPENSES


         Expenses for variable annuity and variable life insurance policies include interest credited to policy account balances and benefit claims incurred during the period in excess of policy account balances.


     J)  REINSURANCE



         The Company is routinely involved in reinsurance transactions in order to minimize exposure to large risks. Life reinsurance is accomplished through various plans including yearly renewable term, co-insurance and modified co-insurance. Reinsurance premiums, policy charges for cost of insurance and claims are accounted for on a basis consistent with that used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums, fees and claims are reported net of reinsured amounts. Amounts paid with respect to ceded reinsurance contracts are reported as reinsurance receivables in other assets.



     K)  FOREIGN EXCHANGE



         The Company's Taiwanese branch balance sheet and statement of income are translated at the current exchange and average exchange rates for the year respectively. The resultant translation adjustments are included in accumulated other comprehensive income.



     L)  INCOME TAX



         Income taxes have been provided for in accordance with SFAS No. 109

         "Accounting for Income Taxes." The Company joins ManUSA, Manulife Reinsurance Corporation ("MRC") and Manulife Reinsurance Limited ("MRL") in filing a U.S. consolidated income tax return as a life insurance group under provisions of the Internal Revenue Code. In accordance with an income tax sharing agreement, the Company's income tax provision (or benefit) is computed as if the Company filed a separate income tax return. Tax benefits from operating losses are provided at the U.S. statutory rate plus any tax credits attributable to the Company, provided the consolidated group utilizes such benefits currently. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their recorded amounts for financial reporting purposes. Income taxes recoverable represents amounts due from ManUSA in connection with the consolidated return.




3.       INVESTMENTS AND INVESTMENT INCOME



     A)  FIXED MATURITY AND EQUITY SECURITIES



         At December 31, 1998, all fixed maturity and equity securities have been classified as available-for-sale and reported at fair value. The amortized cost and fair value is summarized as follows:



                                                                 GROSS               GROSS
                                          AMORTIZED COST    UNREALIZED GAINS   UNREALIZED LOSSES       FAIR VALUE
           AS AT DECEMBER 31,           -----------------   ----------------  ------------------    -----------------
          ($ thousands)                   1998      1997     1998     1997      1998      1997       1998      1997
                                        -------   -------   ------   ------   -------    -------    -------   -------
         FIXED MATURITY SECURITIES:
         U.S. government ............   $27,349   $51,694   $2,578   $  937   $  --      $  (135)   $29,927   $52,496
         Foreign governments ........     9,353     6,922      709      203      --          (14)    10,062     7,111
         Corporate ..................     8,546     7,949      719      415      --          (78)     9,265     8,286
                                        -------   -------   ------   ------   -------    -------    -------   -------
         Total fixed maturity
         securities..................   $45,248   $66,565   $4,006   $1,555   $  --      $  (227)   $49,254   $67,893

         Equity securities ..........   $19,219   $20,153   $3,217   $1,496   $(1,912)   $(2,189)   $20,524   $19,460
                                        -------   -------   ------   ------   -------    -------    -------   -------



         Proceeds from sales of fixed maturity securities during 1998 were $27,852 (1997 $73,772; 1996 $120,234). Gross gains of $362 and gross losses of $107 were realized on those sales (1997 $955 and $837; 1996 $1,858 and $1,837 respectively).



         Proceeds from sale of equity securities during 1998 were $8,555 (1997 $10,586; 1996 $25,505). Gross gains of $16 and gross losses of $477 were realized on those sales (1997 $NIL and $NIL; 1996 $NIL and $140 respectively).

         The contractual maturities of fixed maturity securities at December 31, 1998 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Corporate requirements and investment strategies may result in the sale of investments before maturity.



           ($ thousands)                                                     AMORTIZED COST    FAIR VALUE
                                                                             --------------    ----------
         Fixed maturity securities
              One year or less .........................................         $ 1,174         $ 1,179
              Greater than 1; up to 5 years ............................           7,792           8,081
              Greater than 5; up to 10 years...........................           28,289          30,632
              Due after 10 years .......................................           7,993           9,362
                                                                                 -------         -------
         TOTAL FIXED MATURITY SECURITIES ...............................         $45,248         $49,254
                                                                                 =======         =======

     B)  INVESTMENT INCOME


         Income by type of investment was as follows:


         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                                               1998        1997       1996
                                                                                    ------      ------     -------
         Fixed maturity securities .....................................            $4,675      $4,545     $ 4,447
         Equity securities .............................................               227         331         671
         Guaranteed annuity contracts ..................................              --         2,796      13,196
         Other investments .............................................             1,485         772       1,697
                                                                                    ------      ------     -------
         Gross investment income .......................................             6,387       8,444      20,011
                                                                                    ------      ------     -------
         Investment expenses ...........................................               259         169         360
                                                                                    ------      ------     -------
         NET INVESTMENT INCOME .........................................            $6,128      $8,275     $19,651
                                                                                    ======      ======     =======



4.       GUARANTEED ANNUITY CONTRACTS AND BONDS PAYABLE


         The Company's wholly-owned subsidiary, Manufacturers Life Mortgage Securities Corporation, has historically invested amounts received as repayments of mortgage loans in annuities issued by ManUSA. These annuities were collateral for the 8 1/4 % mortgage-backed bonds payable. On March 1, 1997 the annuities matured and the proceeds were used to repay the bonds payable.

         In October 1997, MLMSC was absorbed into Manulife Holding Corporation.


5.      DEFERRED ACQUISITION COSTS


         The components of the change in DAC were as follows:


         FOR THE YEARS ENDED DECEMBER 31
           ($ thousands)                                                           1998               1997               1996
                                                                                 ---------          ---------          ---------
         Balance at January 1, .........................................         $ 130,355          $ 102,610          $  78,829
         Capitalization ................................................            43,065             33,544             36,024
         Accretion of interest .........................................            11,417              9,357              6,344
         Amortization ..................................................           (20,683)           (14,217)           (19,583)
         Effect of net unrealized gains (losses)
              on securities available for sale .........................              (784)             1,268                996
         Currency ......................................................               136             (2,207)                --
                                                                                 ---------          ---------          ---------
         BALANCE AT DECEMBER 31 ........................................         $ 163,506          $ 130,355          $ 102,610
                                                                                 =========          =========          =========

6.    INCOME TAXES



      Components of income tax expense (benefit) were as follows:



         FOR THE YEARS ENDED DECEMBER 31
           ($ thousands)                                                            1998          1997         1996
                                                                                   -------       -------      -------
         Current expense (benefit) .....................................           $ 1,404       $(3,207)     $(4,686)
         Deferred expense (benefit) ....................................            (1,796)        2,730          777
                                                                                   -------       -------      -------
         TOTAL EXPENSE (BENEFIT) .......................................           $  (392)      $  (477)     $(3,909)
                                                                                   =======       =======      =======


         The Company's deferred income tax liability, which results from tax effecting the differences between financial statement values and tax values of assets and liabilities at each balance sheet date, relates to the following:



         AS AT DECEMBER 31
         ($ thousands)                                                                      1998              1997
                                                                                          --------          --------
         DEFERRED TAX ASSETS:
              Differences in computing policy reserves ..........................         $ 38,888          $ 34,291
              Policyholder dividends payable ....................................               --               240
              Investments .......................................................              708               793
              Other deferred tax assets .........................................              333                --
                                                                                          --------          --------
         Deferred tax assets ....................................................         $ 39,929          $ 35,324
                                                                                          --------          --------
         DEFERRED TAX LIABILITIES:
              Deferred acquisition costs ........................................         $ 38,778          $ 30,682
              Investments .......................................................            1,859               166
              Policyholder dividends payable ....................................               55                --
              Other deferred tax liabilities ....................................               --             5,650
                                                                                          --------          --------
         Deferred tax liabilities ...............................................         $ 40,692          $ 36,498
                                                                                          --------          --------
         NET DEFERRED TAX LIABILITIES ...........................................         $   (763)         $ (1,174)
                                                                                          ========          ========




         At December 31, 1998, the consolidated group has utilized all available operating loss carryforwards and net capital loss carryforwards. The losses of the Company, MRC and ManUSA may be used to offset the ordinary and capital gain income of MRL. However, losses of MRL may not be used to offset the income of the other members of the consolidated group.

7.       NOTES PAYABLE



         a) On June 15, 1998, the outstanding promissory note in the amount of $33,000 plus interest at 6.95% issued on December 5, 1997 payable to ManUSA was discharged and the amount due of $34,318 ($33,000 plus interest of $1,318) was recorded as a capital contribution.



         b) On December 31, 1998, the surplus debenture in the amount of $8,500 plus interest at 6.7% issued on December 31, 1995 to ManUSA was discharged and the amount due of $8,500 was recorded as a capital contribution.



8.       CAPITAL AND SURPLUS


         The Company has two classes of capital stock, as follows:


         AS AT DECEMBER 31:
         ($ thousands, except per share amounts)                     1998            1997
                                                                    -------         -------
         AUTHORIZED:
             5,000,000 Common shares, Par value $1
             5,000,000 Preferred shares, Par value $100
         ISSUED AND OUTSTANDING:
             4,501,861 Common shares ......................         $ 4,502         $ 4,502
             105,000 Preferred shares .....................          10,500          10,500
                                                                    -------         -------
         TOTAL ............................................         $15,002         $15,002
                                                                    =======         =======


         During 1996, the Company issued two common shares to its Parent Company in return for a capital contribution of $15,000.


         In 1998, the outstanding promissory note payable referred to in note 7(a) above, totaling $34,318, was discharged and recorded as a capital contribution.



         On December 31, 1998, the Company issued one common share to ManUSA in exchange for a capital contribution of $60,209. Included in this capital contribution was the discharge of the surplus debenture in the amount of $8,500 referred to in note 7(b) above.


         The Company is subject to statutory limitations on the payment of dividends to its Parent. Under Michigan Insurance Law, the payment of dividends to shareholders is restricted to the surplus earnings of the Company, unless prior approval is obtained from the Michigan Insurance Bureau.


         The aggregate statutory capital and surplus of the Company at December 31, 1998 was $121,799 (1997 $56,598). The aggregate statutory net loss of the Company for the year ended 1998 was $23,491 (1997 $2,550; 1996 $5,961). State regulatory authorities prescribe statutory accounting practices that differ in certain respects from generally accepted accounting principles followed by stock life insurance companies. The significant differences relate to investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions.



9.       FAIR VALUE OF FINANCIAL INSTRUMENTS



         The carrying values and the estimated fair values of certain of the Company's financial instruments at December 31, 1998 were as follows:



                                                                                ESTIMATED
         ($ thousands)                                        CARRYING VALUE   FAIR VALUE
                                                              --------------   ----------
         ASSETS:
             Fixed maturity and equity securities ......         $69,778         $69,778
             Short-term investments ....................             459             459
             Policy loans ..............................          19,320          19,320
             Cash and cash equivalents .................          23,789          23,789
                                                                 -------         -------


         The following methods and assumptions were used to estimate the fair values of the above financial instruments:

         FIXED MATURITY AND EQUITY SECURITIES: Fair values of fixed maturity and equity securities were based on quoted market prices, where available. Fair values were estimated using values obtained from independent pricing services.


         SHORT-TERM INVESTMENTS AND CASH AND CASH EQUIVALENTS: Carrying values approximate fair values.


         POLICY LOANS:   Carrying values approximate fair values.



10.      RELATED  PARTY TRANSACTIONS



         The Company has formal service agreements with Manulife Financial and ManUSA which can be terminated by any party upon two months' notice. Under the agreements, the Company will pay direct operating expenses incurred each year by Manulife Financial and ManUSA on its behalf. Services provided under the agreement include legal, actuarial, investment, data processing and certain other administrative services. Costs incurred under these agreements were $34,070,$32,733 and $29,384 in 1998, 1997 and 1996 respectively. In addition, there were $12,817, $11,249 and $6,934 of agents bonuses allocated to the Company during 1998, 1997 and 1996, respectively, which are included in deferred acquisition costs.

         The Company has several reinsurance agreements with affiliated companies which may be terminated upon the specified notice by either party. These agreements are summarized as follows:


         (a) On December 31, 1998, the coinsurance treaties under which the Company had assumed two blocks of insurance from ManUSA were terminated. The Company's risk under these treaties was limited to $100,000 of initial face amount per claim plus a pro-rata share of any increase in face amount. Upon the termination of the treaties, the Company paid consideration in the amount of approximately $41.0 million to ManUSA and policyholder reserves totaling $41.0 million were recaptured by ManUSA. No gain or loss resulted from the termination of these treaties.



         (b) The Company cedes the risk in excess of $25,000 per life to MRC under the terms of an automatic reinsurance agreement.


         (c) The Company cedes a substantial portion of its risk on its Flexible Premium Variable Life policies to MRC under the terms of a stop loss reinsurance agreement.

         Selected amounts relating to the above treaties reflected in the financial statements are as follows:



         For the years ended December 31
         ($ thousands)                                                          1998           1997            1996
         ----------------------------------------------------------------  -------------  ---------------  ------------
         Life and annuity premiums assumed                                    $    48        $    509        $    724
         Life and annuity premiums ceded                                           76              69              99
         Policy reserves assumed                                                    -          40,975          44,497
         Policy reserves ceded                                                    145             130             304
         ----------------------------------------------------------------  -------------  ---------------  ------------




         Reinsurance recoveries on ceded reinsurance contracts to affiliates were $NIL, $3,972 and $NIL during 1998, 1997 and 1996 respectively.



          The Company and Manulife Financial have entered into an agreement whereby Manulife Financial provides a claims paying guarantee to the Company's U.S. policyholders. This claims paying guarantee does not apply to the Company's separate account contract holders.

11.      REINSURANCE


         In the normal course of business, the Company assumes and cedes reinsurance as a party to several reinsurance treaties with major unrelated insurance companies. The Company remains liable for amounts ceded in the event that reinsurers do not meet their obligations.

         The effects of reinsurance on premiums were as follows:


         For the years ended December 31
         ($ thousands)                                                      1998           1997            1996
         ------------------------------------------------------------  --------------  -------------  -------------
         Direct premiums                                                   $9,723         $8,607         $12,949
         Reinsurance ceded                                                    405            440             676
         ------------------------------------------------------------  --------------  -------------  -------------
         TOTAL PREMIUMS                                                    $9,318         $8,167         $12,273
         ------------------------------------------------------------  --------------  -------------  -------------



         Reinsurance recoveries on ceded reinsurance contracts with unrelated insurance companies were $1,362, $909 and $357 during 1998, 1997 and 1996 respectively.



12.      SEGMENT DISCLOSURES



         The Company reports two business segments: Traditional Life Insurance sold in Taiwan and Variable Life and Annuities sold in the U.S. The Company's reportable segments have been determined based on geography, differences in product features, and distribution; the segments are also consistent with the Company's management structure. Segmented information for the Company is as follows:



         As at December 31,
         ($ thousands)                                                          Taiwan           U.S.            Total
         -----------------------------------------------------------------  --------------  --------------  --------------
         1998
         Premiums and fee income                                               $  9,243        $ 54,594         $ 63,837
         Interest expense                                                             -           1,722            1,722
         Income taxes (benefit)                                                  (1,219)            827             (392)
         Net income (loss)                                                       (2,265)          1,511             (754)
         Total assets excluding separate account assets                        $ 30,268        $258,311         $288,579
         -----------------------------------------------------------------  --------------  --------------  --------------
         1997
         Premiums and fee income                                               $  8,099        $ 39,190         $ 47,289
         Interest expense                                                             -           2,750            2,750
         Income taxes (benefit)                                                  (1,526)          1,049             (477)
         Net income (loss)                                                       (2,835)           (801)          (3,636)
         Total assets excluding separate account assets                        $ 25,401        $244,166         $269,567
         -----------------------------------------------------------------  --------------  --------------  --------------
         1996
         Premiums and fee income                                               $ 12,200        $ 41,132         $ 53,332
         Interest expense                                                             -          12,251           12,251
         Income taxes (benefit)                                                  (6,125)          2,216           (3,909)
         Net income (loss)                                                      (17,500)          9,093           (8,407)
         Total assets excluding separate account assets                        $ 15,268        $379,241         $394,509
         -----------------------------------------------------------------  --------------  --------------  --------------

         The accounting policies for each segment above are the same as those described in the summary of significant accounting policies. The Company has no intersegment revenues and no significant major customers.



13.      CONTINGENCIES


         The Company is subject to various lawsuits that have arisen in the course of its business. Contingent liabilities arising from litigation, income taxes and other matters are not considered material in relation to the financial position of the Company.



14.      UNCERTAINTY DUE TO THE YEAR 2000 RISK (UNAUDITED)



         The Year 2000 risk is the result of computer programs being written using two digits, rather than four, to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The effects of the Year 2000 risk may be experienced before, on, or after January 1, 2000 and, if not addressed, could result in systems failures or miscalculations causing disruptions of normal business operations. It is not possible to be certain that the Company's Year 2000 program will fully resolve all aspects of the Year 2000 risk, including those related to third parties.



         A full discussion of the Company's Year 2000 program and Year 2000 review will be contained in the Company's Management Discussion and Analysis.

                                  [BLANK PAGE]

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fees                             $ 15,625
Printing and engraving (through 12/31/98)                                          32,500*
Legal fees and expenses (through 12/31/98)                                         20,000*
Miscellaneous (Edgar)                                                              15,000*
                                                                                 --------
                                                                                 $ 83,125

* estimated


Item 14. Indemnification of Directors and Officers

Article XV of the By-Laws of The Manufacturers Life Insurance Company of America provides for indemnification of directors and officers as follows:

         "Article XV."

1. The Company may indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Company), by reason of the fact that he;

         (a)      is or was a director, officer or employee of the Company, or

         (b) is or was serving at the request of the Company as a director, officer, employee, or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including solicitors' and attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted honestly and in good faith and with a view to the best interests of the Company, and, in the case of any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in good faith with a view to the best interest of the Company and, with respect to any criminal action or proceeding, that he did not have reasonable grounds for believing that his conduct was lawful.

2. The Company shall in any event indemnify a person referred to in paragraph 1 hereof who has been substantially successful in the defense of any such action, suit or proceeding against all expenses (including solicitors' and attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding.

3. The indemnification provided by this By-Law shall be continuing and enure to the benefit of the heirs, executors, and administrators of any person referred to in paragraph 1 hereof.

4. Expenses (including solicitors' and attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in paragraph 1 hereof to repay the amount if it shall be ultimately determined that he is not entitled to indemnified by the Company as authorized by this By-Law.

5. The indemnification provided by this By-Law shall not be deemed exclusive of any other rights to which those entitled to be indemnified hereunder may be entitled as a matter of law or under any by-law, agreement, vote of members, or otherwise.

         Administrative Resolution Number 600.01 of The Manufacturers Life Insurance Company provides for indemnification of certain directors and officers of subsidiary companies as follows:

         "Resolution 600.01"

1.1 The Manufacturers Life Insurance Company (the "Company") shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (other than by or in the right of the Company except as provided in 1.2 of this Article) by reason of the fact that the person

         (a)      is or was a Director, officer or employee of the Company, or

         (b) is or was serving at the specific request of the Company, as a Director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, or

         (c) is or was engaged at the same time as an agent in the sale of the Company's products while at the same time employed by the Company in the United States in a branch management capacity,

against all expenses (including but not limited to solicitors' and attorneys' fees) judgments, fines and amounts in settlement, actually and reasonably incurred by the person in connection with such action, suit or proceeding, (other than those specifically excluded below) if the person acted honestly, in good faith, with a view to the best interests of the Company or the enterprise the person is serving at the request of the Company, and within the scope of his or her authority and normal activities, and, in the case of any criminal or administrative action or proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

         The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not of itself create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal action or proceeding, that the person did not have reasonable grounds for believing that his or her conduct was lawful.

1.2 The Company shall also, with the approval of the Board, indemnify a person referred to in Section 1.1 of this Article in respect of any action by any person by or on behalf of the Company to procure a judgment in its favor to which the person is made a party by reason of being or having been a Director, officer or employee of the Company, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in Section 1.1 of this Article.

1.3 The Company shall have no obligation to indemnify any person for:

         (a) any act, error, or omission committed with actual dishonest, fraudulent, criminal or malicious purpose or intent, or

         (b)      any act of gross negligence or willful neglect, or

         (c) any liability of others assumed by any person otherwise entitled to indemnification hereunder, or

         (d) any claims by or against any enterprise which is owned, operated, managed, or controlled by any person otherwise entitled to indemnification hereunder or any claims by such person against an enterprise, or

         (e) any claim arising out of, or based on, any pension plan sponsored by any person otherwise entitled to indemnification hereunder as employer, or

         (f) bodily injury, sickness, disease or death of any person, or injury to or destruction of any tangible property including loss of use thereof, or

         (g) any amount covered by any other indemnification provision or by any valid and collectible insurance which the person entitled to indemnity hereunder may have, or

         (h) any liability in respect of which the person would otherwise be entitled to indemnification if in the course of that person's actions, he or she is found by the Board of Directors to have been in breach of compliance with the Company's Code of Business Conduct or Conflict of Interest guidelines, or

         (i) any liability incurred by that person for any sales activities unless the person qualifies under Section 1.1(c) of this Article.

1.4 In the event of any indemnity payment by the Company and as a condition of it, the Company shall be subrogated to all the rights of recovery of the person indemnified, and such person shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights.

1.5 As a condition of indemnification, the person to be indemnified shall not demand or agree to arbitration of any claim, make any payment, admit any liability, settle any claims, assume any obligation or incur any expense without the written consent of the Company.

1.6 Any claim to indemnification shall not be assignable. In the event of death or incompetency, the legal representative of a person eligible for indemnification shall be entitled to indemnification for those acts and omissions of the indemnified person incurred prior to his death or incompetency.

1.7 The Company shall have the right as a condition of pending indemnification to appoint counsel satisfactory to the person to be indemnified to defend the person for any claim against him or her which may be covered by this indemnity.

1.8 The indemnification shall be continuing and enure to the benefit of the heirs, executors and administrators of any person referred to in Section 1.1. of this Article.

1.9 Expenses (including but not limited to solicitors' and attorneys' fees), incurred in defending a civil, criminal, or administrative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person referred to in Section 1.1 of this Article to repay the amount if it shall be ultimately determined that the person is not eligible to be indemnified by the Company.

1.10 The Indemnification provided hereunder shall not be deemed exclusive of any other rights to which those eligible to be indemnified hereunder may be entitled as a matter of law under any By-Law, Resolution, agreement, vote of members or otherwise.

         Liability Insurance

         At a meeting of the Executive Committee of the Board of Directors of The Manufacturers Life Insurance Company held October 21, 1993, the purchase of Directors and Officers (D&O) liability insurance was approved. It became effective December 1, 1993. It provides global coverage for all Directors and Officers of The Manufacturers Life Insurance Company and its subsidiaries.

         The coverage provided:

1. Insures Directors and Officers against loss arising from claims against them for certain acts in cases where they are not indemnified by The Manufacturers Life Insurance Company or a subsidiary.

2. Insures The Manufacturers Life Insurance Company against loss arising from claims against Directors and Officers for certain wrongful acts, but only where the corporation indemnifies the Directors or Officers as required or permitted under applicable statutory or by-law provisions.

In general, the D&O coverage encompasses:

- past, present and future Directors and Officers of The Manufacturers Life Insurance Company and subsidiaries

- defense costs and settlements (if legally obligated to be paid) resulting from third party claims in connection with 'wrongful acts' committed by a Director or Officer within the scope of their duties

- claims made basis (i.e. policy responds to claims filed/reported during the policy term, including claims arising from events transpiring before the policy was in force as long as no Director/Officer was aware of the events prior to coverage placement).

* * *

         Insofar as Indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

         The Manufacturers Life Insurance Company of America has not offered or sold any unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules

         Those exhibits identified as having been filed previously are hereby incorporated by reference into this registration statement.

A.       Exhibits


   Exhibit No.               Description                      Page in Sequential Numbering System
                                                                     Where Exhibit Located
(1)(a)              Distribution Agreement         Filed as Exhibit (3)(a)(i) to post-effective amendment
                    between Manufacturers Life     no. 11 to the registration statement on Form N-4 March
                    of America and ManEquity       1, 1999 (File No. 33-57018).
                    dated August 31, 1987

(1)(b)              Supplemental Agreement to      Filed as Exhibit (3)(a)(ii) to post-effective amendment
                    Distribution Agreement.        no. 11 to the registration statement on Form N-4 March
                    dated October 1, 1992          1, 1999 (File No. 33-57018).

(2)                 None

   Exhibit No.               Description                      Page in Sequential Numbering System
                                                                     Where Exhibit Located
(3)(a)(i)           Restated Articles of           Filed as Exhibit (3)(a)(i) to Post-Effective Amendment
                    Redomestication of             No. 6 on Form S-1 Filed by The Manufacturers Life
                    Manufacturers Life of America  Insurance Company of America on December 9, 1996 (File
                                                   No. 33-57020)

(3)(b)(i)           By-Laws of Manufacturers       Filed as Exhibit (3)(b)(i) to Post-Effective Amendment
                    Life of America                No. 6 on Form S-1 filed by The Manufacturers Life
                                                   Insurance Company of America on December 9, 1996 File
                                                   No. 33-57020)

(4)(a)              Form of Multi-Account          Filed as Exhibit (4)(a) to post-effective amendment no.
                    Flexible Variable Annuity      11 to the registration statement on Form N-4 March 1,
                    Policy                         1999 (File No. 33-57018).

(4)(b)(i)           Individual Retirement          Filed as Exhibit (4)(b)(iii) to post-effective amendment
                    Annuity Rider                  no. 11 to the registration statement on Form N-4 March
                                                   1, 1999 (File No. 33-57018).

(4)(b)(ii)          Trustee-Owned Policies Rider   Filed as Exhibit (4)(b)(ii) to post-effective amendment
                                                   no. 11 to the registration statement on Form N-4 March
                                                   1, 1999 (File No. 33-57018).

(4)(b)(iii)         Endorsement-0646               Incorporated by reference to Exhibit (4)(b)(iii) to Form
                                                   10-Q by The Manufacturers Life Insurance Company of
                                                   America on August 14, 1997 (File No. 33-57018)

(5)                 Opinion and consent of James   Filed as Exhibit (5) to Post- Effective Amendment No. 6
                    D. Gallagher General Counsel   on Form S-1 filed by The Manufacturers Life Insurance
                    of Manufacturers Life of       Company of America on December 9, 1996 (File No.
                    America                        33-57020).

(6)                 None

(7)                 None

(8)                 None

(9)                 None

(10)(a)             Reinsurance Agreement          Filed as Exhibit (7) to post-effective amendment no. 11
                    between Manufacturers Life     to the registration statement on Form N-4 March 1, 1999
                    of America and The             (File No. 33-57018).
                    Manufacturers Life Insurance
                    Company

   Exhibit No.               Description                          Page in Sequential Numbering System
                                                                         Where Exhibit Located
(10)(b)(i)          Service Agreement between      Filed as Exhibit A(8)(a)(i) to pre-effective amendment no. 1 to
                    Manufacturers Life of          the registration statement on Form S-6 filed August 28, 1998
                    America and The                (File No. 333-51293).
                    Manufacturers Life Insurance
                    Company dated June 1, 1988

(10)(b)(ii)         Amendment to Service           Filed as Exhibit A(8)(a)(ii) to pre-effective amendment
                    Agreement dated December 31,   no. 1 to the registration statement on Form S-6 filed
                    1992.                          August 28, 1998 (File No. 333-51293).

(10)(b)(iii)        Amendment to Service           Filed as Exhibit A(8)(a)(iii) to pre-effective amendment
                    Agreement dated May 31, 1993.  no. 1 to the registration statement on Form S-6 filed
                                                   August 28, 1998 (File No. 333-51293).

(10)(b)(iv)         Amendment to Service           Filed as Exhibit A(8)(a)(iv) to pre-effective amendment
                    Agreement dated June 30,       no. 1 to the registration statement on Form S-6 filed
                    1993.                          August 28, 1998 (File No. 333-51293).

(10)(b)(v)          Amendment to Service           Filed as Exhibit A(8)(a)(v) to pre-effective amendment
                    Agreement dated December 31,   no. 1 to the registration statement on Form S-6 filed
                    1996.                          August 28, 1998 (File No. 333-51293).

(10)(b)(vi)         Amendment to Service           Filed as Exhibit A(8)(a)(vi) to pre-effective amendment
                    Agreement dated May 31,        no. 1 to the registration statement on Form S-6 filed
                    1998.                          August 28, 1998 (File No. 333-51293).

(10)(b)(vii)        Amendment to Service           Filed as Exhibit A(8)(a)(vii) to post-effective
                    Agreement dated December 31,   amendment no. 11 to the registration statement on Form
                    1998.                          N-4 filed March 1, 1999 (File No. 33-57018).

(11)                 None

(12)                 None

(13)                 None

(14)                 None

(15)                 None

(16)                 None

(17)                 None

(18)                 None

(19)                 None

Exhibit No.          Description                   Page in Sequential Numbering System
                                                          Where Exhibit Located
(20)                 None

(21)                 None

(22)                 None

(23) (a)             Consent of Ernst & Young LLP

(23)(b)              Consent of James D.           Filed as Exhibit (5) of this Registration Statement
                     Gallagher, General Counsel

(24)                 Power of Attorney             Filed as Exhibit (12) to Post-Effective Amendment No. 10
                                                   on Form S-6 filed by The Manufacturers Life Insurance
                                                   Company of America on February 28, 1997 (File No.
                                                   33-52310)

(25)                 None

(26)                 None

(27)                 Financial Data  Schedule

(28)                 None

B. Financial Statement Schedules

Schedule I - Summary of Investments
Schedule III - Supplementary Insurance Information
Schedule IV - Reinsurance

                         REPORT OF INDEPENDENT AUDITORS
                        ON FINANCIAL STATEMENT SCHEDULES


The Board Of Directors
The Manufacturers Life Insurance Company Of America




We have audited the financial statements of The Manufacturers Life Insurance Company of America as of December 31, 1998 and 1997 and 1996 and for each of the three years in the period ended December 31, 1998 and have issued our report thereon dated March 15, 1999 (included elsewhere in this Registration Statement on Form S-1). Our audits also included the financial statement schedules listed in this Registration Statement Form S-1. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Philadelphia, Pennsylvania                                   Ernst & Young LLP
March 15, 1999

                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA

                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 1998
                                  ($THOUSANDS)


                                                  Amount
                                     Market       Shown in the
Type of Investment                     Cost       Value          Balance Sheet
------------------------------------------------------------------------------
Fixed maturities:
    United States Government       $ 27,349       $ 29,927       $ 29,927
    Foreign Governments               9,353         10,062         10,062
    Corporate                         8,546          9,265          9,265

------------------------------------------------------------------------------
TOTAL FIXED MATURITIES             $ 45,248       $ 49,254       $ 49,254
------------------------------------------------------------------------------

Equity Securities:
    Common stocks - other            19,219         20,524         20,524
Policy loans                         19,320         19,320         19,320
Short Term Investments                  459            459            459
Cash on Hand and on Deposit          23,789         23,789         23,789

==============================================================================
TOTAL INVESTMENTS                  $108,035       $113,346       $113,346
==============================================================================

              +THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
               SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION
                                  ($ THOUSANDS)


                                               Future
                                               Policy                        Other
                                               Benefits                      Policy
                                Deferred       Losses,                       Claims         Premium
                                Acquisition    Claims and     Unearned       and            Revenue
Segment                         Costs          Loss Expenses  Premiums       Benefits       Payable
----------------------------------------------------------------------------------------------------
1998:
    Life Insurance and          $163,506       $ 57,353       $  1,994       $  1,483       $  9,290
annuities
    Other (incl. non-life             --             --             --             --             --
subsidiaries)
====================================================================================================
Total                           $163,506       $ 57,353       $  1,994       $  1,483       $  9,290
====================================================================================================

1997:
    Life Insurance and          $130,355       $ 91,994       $    674       $  1,809       $  8,607
annuities
    Other (incl. non-life             --             --             --             --             --
subsidiaries)
====================================================================================================
Total                           $130,355       $ 91,994       $    674       $  1,809       $  8,607
====================================================================================================

1996:
    Life Insurance and          $102,610       $ 91,915       $    635       $    379       $ 12,898
annuities
    Other (incl. non-life             --             --             --             --             --
subsidiaries)
====================================================================================================
Total                           $102,610       $ 91,915       $    635       $    379       $ 12,898
====================================================================================================

                                              Benefits,
                                              Claims
                                Net           Losses and    Other
                                Investment    Settlement    Operating
Segment                         Income        Expenses      Expenses
-------------------------------------------------------------------
1998:
    Life Insurance and          $ 5,442       $16,541       $49,257
annuities
    Other (incl. non-life           686            --         4,246
subsidiaries)
===================================================================
Total                           $ 6,128       $16,541       $53,503
===================================================================

1997:
    Life Insurance and          $ 5,103       $ 6,733       $46,968
annuities
    Other (incl. non-life         3,172            --         2,472
subsidiaries)
===================================================================
Total                           $ 8,275       $ 6,733       $49,440
===================================================================

1996:
    Life Insurance and          $ 6,141       $14,473       $52,067
annuities
    Other (incl. non-life        13,510            --         6,185
subsidiaries)
===================================================================
Total                           $19,651       $14,473       $58,252
===================================================================

               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                           SCHEDULE IV -- REINSURANCE
                                  ($ THOUSANDS)

Col. A                              Col. B            Col. C            Col. D            Col. E       Col. F
                                    ===============================================================================
                                    Gross             Ceded to          Assumed                        Percentage of
                                    Amount            Other             from Other        Net          Amount
                                                      Companies         Companies         Amount       Assumed to Net
                                    ===============================================================================
Year ended December 31, 1998:
    Life insurance in force         $12,728,348       $ 2,797,498       $         0       $ 9,930,850             0%
===================================================================================================================
Insurance Premiums:
    Life                            $     9,723       $       481       $        48       $     9,290           .52%
===================================================================================================================
Year ended December 31, 1997:
    Life insurance in force         $ 9,834,590       $ 2,083,344       $    84,172       $ 7,835,418          1.07%
===================================================================================================================
Insurance Premiums:
    Life                            $     8,607       $       509       $       509       $     8,607          5.91%
===================================================================================================================
Year ended December 31, 1996:
    Life insurance in force         $ 7,700,816       $   552,986       $    98,741       $ 7,246,571          1.36%
===================================================================================================================
Insurance Premiums:
    Life                            $    12,949       $       775       $       724       $    12,898          5.61%
===================================================================================================================

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this amendment to the registration statement to be signed on its behalf in the City of Toronto, Province of Ontario, on this 19th day of April, 1999.



         Registrant:                        THE MANUFACTURERS LIFE
                                            INSURANCE COMPANY OF AMERICA


                                   By:      /s/ Donald A. Guloien
                                            __________________________________
                                            Name:    DONALD A. GULOIEN
                                            Title:   President

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on this 19th day of April, 1999.


Signature                                   Title

*___________________                        Chairman and Director
JOHN D. RICHARDSON

*___________________                        President and Director
DONALD A. GULOIEN                           (Principal Executive Officer)

*__________________                         Director
SANDRA M. COTTER

_____________________                       Director
JAMES D. GALLAGHER

_______________                             Director
JAMES O'MALLEY

*__________________                         Director
JOSEPH J. PIETROSKI

*________________________                   Director
THEODORE KILKUSKIE, JR.

*__________________                         Vice President, Finance
DOUGLAS H. MYERS                            (Principal Financial and
                                            Accounting Officer)


* /s/ James D. Gallagher
-----------------------------
JAMES D. GALLAGHER
Pursuant to Power of Attorney

                                  EXHIBIT INDEX

   Exhibit No.               Description                      Page in Sequential Numbering System
                                                                     Where Exhibit Located
     99.23(a)       Consent of Ernst & Young
                    L.L.P.

     99 B           Financial Data Schedule